As filed with the Securities and Exchange Commission on May 4, 2010

Registration No. 333-150467

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 12

to

Form S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Madison Square Capital, Inc.

(Exact name of registrant as specified in its governing instruments)

331 West 57th Street, # 363

New York, NY 10019

(212) 400-9095

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul A. Ullman

Chairman and Chief Executive Officer

331 West 57th Street, # 363

New York, NY 10019

(212) 400-9095

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David C. Wright, Esq. Ronald J. Lieberman, Esq. Hunton & Williams LLP Riverfront Plaza, East Tower 951 East Byrd Street Richmond, Virginia 23219-4074 (804) 788-8200 (804) 788-8218 (Facsimile)	Howard B. Adler, Esq. Anne L. Benedict, Esq. Gibson, Dunn & Crutcher LLP 1050 Connecticut Ave., N.W. Washington, D.C. 20036-5306 (202) 955-8500 (202) 467-0539 (Facsimile)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12-b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (do not check if smaller reporting company)	Smaller reporting company ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement we have filed with the Securities and Exchange Commission to cover the securities has become effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED MAY 4, 2010

PRELIMINARY PROSPECTUS

10,000,000 Units

Madison Square Capital, Inc. is an externally-managed Maryland corporation that intends to invest, on a leveraged basis, principally in adjustable-rate, hybrid adjustable-rate and fixed-rate single-family residential mortgage pass-through securities guaranteed by U.S. government agencies or issued by U.S. government-sponsored enterprises, as well as collateralized mortgage obligations guaranteed or issued by a U.S. government agency or U.S. government-sponsored enterprise. We may also invest in debentures issued directly by U.S. government-sponsored enterprises or the U.S. Treasury and other debt instruments that are guaranteed by the U.S. government or U.S. government-sponsored enterprises.

This is our initial public offering. We are offering to the public through the underwriters units at an initial public offering price of $15.00 per unit. Each unit consists of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $14.00 per share. The warrants will become exercisable on the date that the common stock and warrants comprising the units trade separately; provided that we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants. The warrants will expire five years from the date of this prospectus, unless redeemed earlier. The underwriters have reserved approximately 2% of the units for sale, at the initial public offering price without payment of any underwriting discounts and commissions, directly to employees of our manager, business associates and related persons pursuant to a directed unit program.

Prior to this offering, there has been no public market for our units, common stock or warrants. We have applied to have our common stock, units and warrants listed on the New York Stock Exchange under the symbols “MDQ,” “MDQ.U” and “MDQ.WS,” respectively. We intend to have our common stock and warrants begin separate trading on the 35th day after the date of this prospectus unless Lazard Capital Markets LLC, or Lazard Capital Markets, and Stifel, Nicolaus & Company, Incorporated, or Stifel Nicolaus, inform us of the underwriters’ decision that an earlier date is acceptable. We cannot assure you, however, that our securities will continue to be listed on the New York Stock Exchange.

We are organized and intend to conduct our operations to qualify as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, commencing with our taxable year ending December 31, 2010, and generally will not be subject to federal income tax to the extent that we currently distribute our income to stockholders and qualify as a REIT. To assist us in qualifying as a REIT, ownership of our stock by any person is generally limited to 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of our stock or any class or series of our warrants to acquire our stock. In addition, our charter and the warrant agreement contain various other restrictions on the ownership and transfer of our common stock and our warrants. See “Description of Securities—Restrictions on Ownership and Transfer.”

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 16 of this prospectus for a discussion of those risks.

	Per Unit	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us(2)	$	$

(1)	The underwriters will be entitled to receive a discount of $0.60 per unit from us at closing for the units sold in this offering. In addition, the underwriters will forego the receipt of payment of $0.45 per unit, subject to the following. We will agree to pay the $0.45 per unit to the underwriters if during any full consecutive four calendar quarter period during the 24 full calendar quarters after the consummation of this offering our Core Earnings (as described herein) for any such four-quarter period exceeds an 8% performance hurdle rate (as described herein). If this requirement is satisfied, the aggregate underwriting discount paid by us, based on $15.00 per unit, will be $1.05 per unit (or 7% of the initial public offering price). See “Underwriting.”

(2)	Assumes purchase by employees of our manager, business associates and related persons of 200,000 units without payment of any underwriting discounts or commissions.

We have granted the underwriters an option to purchase up to an additional 1,500,000 units at the initial public offering price, less underwriting discounts and commissions, within 30 days after the date of this prospectus solely to cover over-allotments, if any.

Delivery of the units is expected to be made on or about             , 2010.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

LAZARD CAPITAL MARKETS	STIFEL NICOLAUS

MACQUARIE CAPITAL	LADENBURG THALMANN & CO. INC.

STERNE AGEE	WUNDERLICH SECURITIES

The date of this prospectus is                     , 2010.

You should rely only on information contained in this prospectus, any free writing prospectus prepared by us or information to which we have referred you. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to sell these securities, and this prospectus is not an offer to sell or a solicitation of an offer to buy the securities in any state or jurisdiction where an offer or sale of the securities would be unlawful. The information in this prospectus and any free writing prospectus prepared by us may be accurate only as of their respective dates. You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations, cash flows and/or prospects may have changed since that date. Information contained on, or accessible through, our website is not part of this prospectus.

SUMMARY

This summary highlights information contained elsewhere in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in the units. You should read carefully the entire prospectus, including the information set forth under “Risk Factors” beginning on page 16, before deciding to invest in the units. Unless the context otherwise requires or indicates, in this prospectus we refer to Madison Square Capital, Inc. as “we,” “our company,” “our,” and “us.” The term “we” sometimes also refers to us operating through our external manager, MDQ Advisors, LLC, as the context may provide. We refer to the Government National Mortgage Association as “Ginnie Mae,” to the Federal National Mortgage Association as “Fannie Mae,” to the Federal Home Loan Mortgage Corporation as “Freddie Mac” and to residential mortgage-backed securities as “RMBS.”

Unless indicated otherwise, the information included in this prospectus assumes (i) the sale of units in this offering at a price of $15.00 per unit and (ii) no exercise by the underwriters of their option to purchase up to an additional 1,500,000 units to cover over-allotments, if any.

Our Company

We are an externally-managed Maryland corporation organized to qualify and be taxed as a real estate investment trust, or REIT, for federal income tax purposes. We intend to invest, on a leveraged basis, in adjustable-rate, hybrid adjustable-rate and fixed-rate single-family residential mortgage pass-through securities guaranteed by a U.S. government agency such as Ginnie Mae or issued by a U.S. government-sponsored enterprise such as Fannie Mae or Freddie Mac, and collateralized mortgage obligations, or CMOs, issued or guaranteed by a U.S. government agency or U.S. government-sponsored enterprise. We refer to these securities collectively as Agency RMBS. We may also invest in debentures issued directly by Fannie Mae, Freddie Mac or the U.S. Treasury and other debt instruments that are guaranteed by the U.S. government or entities sponsored by the U.S. government, such as the Federal Home Loan Banks. We refer to these securities as Agency debentures and, together with Agency RMBS, as Agency securities. Under our current investment guidelines, we intend that our entire investment portfolio, on a leveraged basis, will consist of Agency securities. We believe that Agency securities are attractive investments due to their: (i) relative credit quality, (ii) attractive yields, (iii) liquidity and (iv) low volatility relative to non-Agency securities. Please see the discussion under the heading “Recent Market Developments” for a description of recent events affecting these government-sponsored enterprises and the Agency securities in which we intend to invest.

Our objective is to generate attractive risk-adjusted returns and make regular cash distributions to our stockholders from the net cash flows from our investments while preserving our capital base. Our net cash flows will be derived primarily from the difference between (i) the interest income we earn on our investment portfolio and (ii) our borrowing and hedging costs. We refer to this difference as our net interest income. Consistent with satisfying the requirements for qualification as a REIT, we plan to seek to actively and cost-effectively manage our assets and liabilities by, among other activities, hedging our liabilities against interest rate movements using a variety of techniques.

We will be externally managed by MDQ Advisors, LLC, our manager, which is a recently-formed company that will commence operations upon completion of this offering. The management team of our manager has extensive experience analyzing, investing in, hedging, and financing the acquisition of, Agency securities. Effective upon the closing of this offering, we will enter into a management agreement with our manager and our manager will enter into a services agreement with Highland Financial Holdings Group, LLC, or HFH. HFH was an alternative asset management firm that specialized in mortgage and asset-backed securities from its founding in 1998 until 2009. Paul A. Ullman, our chairman of the board, chief executive officer and chief investment officer, co-founded HFH in 1998. HFH ceased investment operations in 2009, other than to effect the orderly return of capital to its investors. Despite having ceased its investment operations, HFH is fully expected to comply with its obligations under the services agreement with our manager during the term of such agreement. Although HFH is not expected to continue to invest in its intellectual property and systems, we believe the services agreement will provide our manager with immediate and cost effective access to proprietary securities and portfolio analytics systems and software, as well as services based on proprietary and third party-licensed trading and liability management tools, that would otherwise take years to replicate, at significant expense. During the term of the services agreement, our manager intends to explore cost effective alternatives to HFH’s proprietary securities and portfolio analytics systems and software, as well as its services based on proprietary and third party-licensed trading and liability management tools. Such alternatives may include our manager continuing with HFH as its servicer, migrating to a different servicer or developing such capabilities internally. See “Risk Factors—Risks Related to Our Company and Business—HFH may not fulfill its obligations under the services agreement with our manager, which could impair our operations and financial results.”

Our Targeted Investments

Agency RMBS consist of single-family residential mortgage pass-through certificates and CMOs for which the principal and interest payments are guaranteed by a U.S. government agency or a U.S. government-sponsored enterprise. Agency RMBS principally consist of pass-through certificates and CMOs that are backed by (i) fixed rate mortgage loans (generally with 15, 30 and 40 year maturities), or FRMs, (ii) adjustable rate mortgage loans, or ARMs, which have interest rates that reset monthly, quarterly or annually, based on the 12-month moving average of the one-year constant maturity U.S. Treasury rate or the London Interbank Offered Rate, or LIBOR, and (iii) hybrid ARMs, which have interest rates that are fixed for a longer initial period (typically three, five, seven or ten years) and thereafter generally adjust annually to an increment over a pre-determined interest rate index. We intend initially to invest primarily in single-family residential mortgage pass-through certificates backed by ARMs, hybrid ARMs and FRMs. We may also invest in Agency debentures, which include bonds issued directly by a U.S. government-sponsored enterprise. Agency securities guaranteed by Ginnie Mae are backed by the full faith and credit of the United States, while those issued or guaranteed by Fannie Mae or Freddie Mac are not backed by the full faith and credit of the United States.

Recent Market Developments

Developments at Fannie Mae and Freddie Mac

As a result of adverse conditions in the mortgage market, each of Fannie Mae and Freddie Mac has experienced significant financial difficulties. Since 2007, Fannie Mae and Freddie Mac have reported substantial losses and a need for significant amounts of additional capital. In response to the deteriorating financial condition of Fannie Mae and Freddie Mac and the credit market disruption, the U.S. Congress and Treasury undertook a series of actions to stabilize these government-sponsored enterprises and the financial markets, generally. The Housing and Economic Recovery Act, or HERA, was signed into law on July 30, 2008, and established the Federal Housing Finance Agency, or the FHFA, with enhanced regulatory authority over, among other things, the business activities of Fannie Mae and Freddie Mac and the size of their portfolio holdings. In September 2008, in response to the deterioration in the financial condition of Fannie Mae and Freddie Mac, the FHFA placed Fannie Mae and Freddie Mac into conservatorship in an effort to stabilize the entities, and together with the U.S. Treasury and the U.S. Federal Reserve, has undertaken actions designed to boost investor confidence in Fannie Mae’s and Freddie Mac’s Agency securities. As the conservator of Fannie Mae and Freddie Mac, FHFA controls and directs the operations of Fannie Mae and Freddie Mac and may: (i) take over the assets of and operate Fannie Mae and Freddie Mac with all the powers of the stockholders, the directors and the officers of Fannie Mae and Freddie Mac and conduct all business of Fannie Mae and Freddie Mac; (ii) collect all obligations and money due to Fannie Mae and Freddie Mac; (iii) perform all functions of Fannie Mae and Freddie Mac that are consistent with the conservator’s appointment; (iv) preserve and conserve the assets and property of Fannie Mae and Freddie Mac; and (v) contract for assistance in fulfilling any function, activity, action or duty of the conservator. FHFA also announced that Fannie Mae and Freddie Mac would currently be permitted to guarantee their Agency securities and that, during the conservatorship period, FHFA would work to enact new regulations for Fannie Mae and Freddie Mac, including those relating to minimum capital standards and portfolio limits.

In addition to FHFA becoming the conservator of Fannie Mae and Freddie Mac, the U.S. Treasury has taken steps to capitalize and provide financing to Fannie Mae and Freddie Mac and agreed to purchase, through the first quarter of 2010, direct obligations and Agency RMBS issued or guaranteed by Fannie Mae or Freddie Mac.

In February 2010, U.S. Treasury Secretary Timothy Geithner, appearing before the House Budget Committee, said that the U.S. Treasury plans to introduce a series of “principles and broad objectives” regarding Fannie Mae and Freddie Mac sometime in 2010, which will be open for public comment. The U.S. Treasury intends to consider comments received from the public in response to the principles and broad objectives when it prepares the legislative proposals about Fannie Mae and Freddie Mac, which the U.S. Treasury now plans to provide to Congress in 2011.

These events raise significant uncertainty about the future of Fannie Mae and Freddie Mac and the availability of, and trading markets for, their Agency securities, and it remains unclear how our business will be impacted by these events. See “Risk Factors—Risks Related to Our Company and Business—The conservatorship of Fannie Mae and Freddie Mac and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae and Freddie Mac and the federal government, may adversely affect our business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—U.S. Government’s Assistance to Mortgage Markets.”

Credit Market Disruption and Government Responses

In response to the financial issues affecting the banking system and financial markets and going concern threats to investment banks and other financial institutions, the Emergency Economic Stabilization Act of 2008, or EESA, was passed by the U.S. Congress and enacted by President Bush on October 3, 2008. EESA provided the Secretary of the U.S. Treasury with the authority to establish a Troubled Asset Relief Program, or TARP, to purchase from financial institutions up to $700 billion of residential or commercial mortgages and any securities, obligations, or other instruments that are based on or related to such mortgages, that in each case was originated or issued on or before March 14, 2008. EESA also permitted the U.S. Treasury, after consultation with the Chairman of the Board of Governors of the U.S. Federal Reserve, to purchase any other financial instrument deemed necessary to promote financial market stability. TARP funds were not used to purchase RMBS but instead were used primarily to infuse capital into financial institutions and the automobile industry. EESA also provides for a program that would allow companies to insure their troubled assets, but this program has not been made widely available.

On November 25, 2008, the U.S. Federal Reserve announced that it was initiating a program to purchase $100.0 billion in direct obligations of Fannie Mae, Freddie Mac and the Federal Home Loan Banks and $500.0 billion in mortgage-backed securities issued or guaranteed by Fannie Mae, Freddie Mac and Ginnie Mae. The U.S. Federal Reserve stated that its actions were intended to reduce the cost and increase the availability of credit for the purchase of houses, which in turn was expected to support housing markets and foster improved conditions in financial markets more generally. The purchases of direct obligations began during the first week of December 2008 and the purchases of mortgage-backed securities began on January 5, 2009. In March 2009, the U.S. Federal Reserve announced an expansion of this program to purchase up to $200.0 billion in direct obligations of Fannie Mae, Freddie Mac and the Federal Home Loan Banks, and $1.25 trillion in mortgage-backed securities. This program expired in March 2010. The impact of these events remains uncertain. Moreover, the U.S. Federal Reserve could decide to enter the market for the purchase of these securities again in the future.

Our Competitive Strengths

New Portfolio in Agency Securities with an Attractive Credit Profile

Our investment strategy is designed to optimize our risk-adjusted returns. Because we intend to invest exclusively in Agency securities, we believe that our investment portfolio will have limited credit risk due to the guarantee of principal and interest payments in respect of the Agency securities by a U.S. government agency or a U.S. government-sponsored enterprise. As a recently-organized company with no historical investments, we will build an initial portfolio consisting of currently-priced assets and therefore will have no negative performance impact or adverse credit exposure resulting from previously-purchased assets.

Experienced Management with Extensive Industry Contacts

Paul A. Ullman, our chief executive officer, has extensive experience analyzing, investing in, financing the acquisition of, and hedging a leveraged portfolio of Agency securities and fixed income and specialty finance investments. Since co-founding HFH in 1998, Mr. Ullman has pursued a highly analytical approach to security selection, hedging and duration alignment, credit and prepayment risk management and cost-effective utilization of leverage. The senior management team of our manager also has extensive contacts in the Agency securities market, which we believe will assist us in sourcing, financing and hedging our portfolio. In particular, we expect to benefit from our manager’s contacts at a substantial number of financial institutions. In addition, we believe our manager’s contacts with numerous investment grade hedge counterparties will assist us in implementing our own financing and hedging strategies.

Access to Established Support

We believe that our external management structure combined with the support of HFH’s intellectual property resources will allow us to cost-effectively grow our operations. Effective upon the closing of this offering, our manager will enter into a services agreement with HFH which will provide our manager with immediate and, we believe, cost effective access to established proprietary securities and portfolio analytics systems and software, as well as services based on proprietary and third party-licensed trading and liability management tools, that we believe would otherwise take years to replicate, at significant expense. In response to difficult market conditions, poor non-Agency credit fund performance and the fulfillment of one large fund’s strategic objectives, during 2009 HFH ceased its investment operations other than as necessary to wind down its funds under management and return capital to its investors in an orderly fashion. HFH currently has two employees, including Mr. Ullman.

Sophisticated Analytical Tools

Our manager will utilize the sophisticated proprietary mortgage security analytical tools made available to it under the services agreement to seek to generate an attractive net interest margin from our investments. Our manager intends to focus on in-depth analysis of the numerous factors that influence our target asset classes including: (i) fundamental market and sector review; (ii) rigorous cash flow analysis; (iii) disciplined security selection; (iv) controlled risk exposure; and (v) prudent balance sheet management. Our manager will utilize these tools to guide its hedging strategies to the extent consistent with satisfying the requirements for our qualification as a REIT.

Summary Risk Factors

You should carefully consider the matters discussed in the “Risk Factors” section beginning on page 16 prior to deciding to invest in our securities. These risks include, without limitation:

•

We and our manager have no operating history and no investment portfolio and may not be able to implement our business plan or generate sufficient net interest income to make or sustain distributions to our stockholders.

•

Each of Fannie Mae and Freddie Mac has suffered substantial losses and has been placed into a separate conservatorship by FHFA. The securities guaranteed and issued by Fannie Mae and Freddie Mac are not backed by the full faith and credit of the United States government. Placing Fannie Mae and Freddie Mac into conservatorship raises uncertainties about the future of Fannie Mae and Freddie Mac and may adversely affect the pricing, supply, liquidity and value of our target assets and otherwise adversely affect our business and operations. The U.S. Department of Treasury plans to introduce a series of “principles and broad objectives” regarding Fannie Mae and Freddie Mac sometime in 2010, which will be open for public comment. The U.S. Treasury intends to consider comments received from the public in response to the principles and broad objectives when it prepares the legislative proposals about Fannie Mae and Freddie Mac, which the U.S. Treasury now plans to provide to Congress in 2011. If Fannie Mae or Freddie Mac were eliminated, we would not be able, or if their structures were to change radically, we might not be able, to acquire Agency securities from these companies, which would eliminate the major component of our business model.

•	Neither our executive officers nor our manager have experience operating a REIT or managing a public company.

•

We will depend on key personnel of our manager, in particular, Mr. Ullman, Kevin Rodman, our executive vice president, chief financial officer and treasurer, and Kenneth A. Saverin, who will become our president, chief operating officer, general counsel and secretary upon the closing of this offering, and the loss of these key personnel or their failure to devote sufficient time to our business could severely and detrimentally affect our operations.

•

We will be dependent upon our manager to provide management services pursuant to the management agreement and our manager will be dependent on HFH to provide services to it pursuant to the services agreement, and we may not find a suitable replacement if either the management agreement or the services agreement is terminated for any reason, including non-performance.

•	Our executive officers are also owners and officers of our manager, which could create conflicts of interest.

•

HFH ceased its investment operations during 2009 other than to effect an orderly return of capital to its investors as a result of difficult market conditions, poor non-Agency credit fund performance and the fulfillment of one large fund’s strategic objectives. HFH is not expected to continue to invest in its intellectual property and systems and may not fulfill its obligations under the services agreement with our manager, all of which could impair our operations and financial results.

•

Continued adverse developments in the residential mortgage market may adversely affect the value of the Agency securities in which we intend to invest, as well as our ability to finance or sell the Agency securities we acquire.

•

Our results of operations will be highly dependent on market interest rates and the prepayment rates on the mortgage loans underlying our investments. Such changes may adversely affect our profitability.

•	We may experience periods of illiquidity for our assets, which could adversely affect our ability to finance our business, make distributions or operate profitably.

•

Our business plan depends on financings through repurchase agreements. Although we have entered into several master repurchase agreements, the lenders’ obligations are subject to a number of conditions and we have no contractually-binding right to obtain financing and may be unsuccessful in obtaining adequate financing on favorable terms, or at all.

•	We may be subject to margin calls on any indebtedness we incur.

•	Our company will be highly leveraged and we may borrow at levels above our target leverage ratio.

•	Our hedging strategies may require substantial expense to implement and may not be effective.

•	An active market for our securities may never develop and the market price and trading activity of our securities may be volatile.

•	Our warrants will not be exercisable without an effective and current registration statement in place.

•	Changes in various laws and regulations may adversely affect our business.

•	Our cash available for distribution may be less than the amount required to meet the distribution requirements for REITs under the Internal Revenue Code of 1986, as amended, or the Code.

•

Unless waived by our board of directors, effective upon the closing of this offering, our charter will prohibit any investor from beneficially or constructively owning more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our stock. For purposes of this calculation, warrants treated as held by a person will be deemed to have been exercised. However, unless our board of directors decides to apply a different interpretation of our charter, warrants held by other unrelated persons will not be deemed to have been exercised. Accordingly, a person generally will not be able to acquire more than 5.1% of the units, directly or indirectly, unless our board of directors grants a waiver from this ownership limit. Our board of directors will consider requests for waivers from any persons that seek to own more than 5.1% of our units. For a description of how this 5.1% threshold with respect to the units was calculated, see “Description of Securities—Restrictions on Ownership and Transfer.”

•	Unless waived by our board of directors, the warrant agreement will prohibit any person from beneficially or constructively owning more than 9.8% of our warrants.

•

If we fail to satisfy the requirements for qualification as a REIT for federal income tax purposes, we will not be able to deduct our dividends and our income will be subject to taxation at federal, state and local income tax rates.

•	We may fail to maintain an exemption from the Investment Company Act of 1940, or the Investment Company Act, which would adversely affect our business.

Market Opportunity

We believe that the recent market disruptions in the U.S. housing industry, residential mortgage sector and overall credit markets have created an exceptional opportunity for us to implement our business plan as a new company based, in part, upon the following factors:

•

Attractive Credit Profile. Although we can provide no assurance, we believe that the recent FHFA, U.S. Treasury and U.S. Federal Reserve actions relating to Fannie Mae and Freddie Mac, including placing these entities into conservatorship and purchasing Fannie Mae and Freddie Mac Agency securities, will support near-term balance sheet growth and capital ratios, provide greater credit stability and therefore increase liquidity to the secondary mortgage-backed securities market and lower systemic risk to the overall U.S. financial markets.

•	Favorable Yield Curve and Spread Environment. Given the recent weakness in the U.S. economic environment, the difference between the yields on Agency RMBS and rates on market financing has increased as the U.S. Federal Reserve has lowered the target for the Federal Funds Rate ten times since September 2007 to a current targeted range of 0% to 0.25%. In addition, we believe that the yields that are currently available for Agency securities create an opportunity to realize attractive net interest income as compared to the opportunities available in recent years.

•

Attractive Supply of Target Assets. We believe that the supply of Agency RMBS is more attractive now than in the recent past because of the decline in securitizations of non-Agency RMBS. Further, we believe that ongoing constraints in non-Agency mortgage lending will sustain a ready supply of Agency RMBS into the near future.

•

Ample Liquidity for Financing Targeted Assets. Despite the contractions in market liquidity, we believe that we will be able to obtain financing for Agency securities due to the high credit quality of our targeted assets and our many industry contacts in spite of the fact that the credit markets have tightened significantly for many other asset classes.

•

Current Market Trends. Macro housing trends in today’s market including, among other factors, declining home prices and tightening lending standards, are inhibiting borrowers’ ability to refinance their mortgage loans. We believe that declining home prices and tightening lending standards reduce the volatility of prepayment risk and will allow us to hedge our interest rate exposure more effectively.

We will regularly monitor domestic and international economic data and market conditions that can impact our investment, financing and hedging activities, and our assets and liabilities.

Our Strategies and Processes

Capital Allocation and Portfolio Management

We intend that our investment portfolio will consist of Agency securities, principally whole-pool pass-through certificates. We will pursue a goal of generating attractive risk-adjusted returns so as to permit stable distributions to our stockholders while preserving capital. We believe that a principal focus on Agency securities with moderate effective durations will help us manage our liabilities in relation to the interest rate risks of our investments, which we believe is the best approach to generating attractive net interest income while seeking to preserve capital. In addition to our manager’s analytical research, we intend to be in regular contact with lenders to discuss appropriate levels of leverage and with industry participants as we seek to identify securities that will meet our objectives for coupon, coupon stability and moderate interest rate exposure. Through active portfolio management, our manager will regularly review our portfolio and seek opportunities to enhance returns, including through the use of the financing and hedging strategies described in this prospectus.

Financing Strategy

We intend to use borrowings to finance our assets in an effort to increase returns. While we do not have any restrictions on the minimum or maximum amount of leverage we may employ, our manager will actively manage our portfolio and we intend to target a range of debt-to-equity ratios between approximately 5:1 and 12:1, with an initial target range of approximately 7:1 to 8:1. We will adjust our leverage from time to time based upon market conditions and other factors that our manager deems relevant. We expect our principal borrowings will be structured as “repurchase agreements” with our lenders. We expect that our repurchase agreements will have staggered maturities and will be with multiple counterparties that have investment grade credit ratings. Despite recent credit market disruptions, we believe that financing for Agency securities will continue to be available on market terms. To date, eleven financial institutions have signed master repurchase agreements with us. While lender commitments under repurchase agreements are subject to a number of conditions and there can be no assurance that any of these lenders will enter into financing arrangements with us, we expect that these repurchase facilities will provide us with sufficient financing to support our leverage targets.

Risk Management Strategies

Hedging

We will enter into hedging transactions to manage interest rate risk, volatility risk and the risk of adverse changes to the shape of the yield curve, through a program of liability hedging. Our hedging strategies will be implemented to reduce the adverse impact on our stockholders’ equity from changes in market interest rates, while permitting us to earn attractive risk-adjusted net interest income and satisfying the requirements for qualification as a REIT.

Prepayment Analysis

Because the mortgage loans underlying Agency RMBS typically can be prepaid by the borrower at any time, Agency RMBS are subject to the risk that the underlying mortgage loans will be prepaid later or sooner than expected, which consequently may alter the overall return on the security. As part of our prepayment risk management strategy, our manager will regularly monitor actual prepayment rates as well as prepayment rate expectations for our Agency RMBS. We believe that our manager’s extensive analytical experience and approach to security selection, including examining loan level and security level characteristics, will allow us to minimize our exposure to prepayment rate volatility.

Credit Analysis

To limit our exposure to credit risk, we intend to invest exclusively in Agency securities. As part of our investment process, our manager also intends to collect and evaluate information provided by the originators with respect to original borrower credit quality and collateral value. The credit analysis may also focus on servicer effectiveness, borrower payment history, credit, leverage and employment status and collateral characteristics such as current loan-to-value, loan size, geographic location, collateral type and lien type. Our manager may also use credit analysis to determine the structural effects on a security from changing prepayment, delinquency and default rates and sensitivity tests to determine the effect of credit shocks due to various changes in general economic conditions.

Cost-Efficiency

We will seek to operate as cost-efficiently as possible. We will seek to leverage the scalable resources of our manager to improve our financial results by maintaining low operating costs for our capital base. We believe that our management agreement, described below, will give our company significant operating efficiencies.

Management Agreement

Effective upon the closing of this offering, we will enter into a management agreement with our manager. The management agreement requires our manager to manage our business affairs in conformity with policies and investment guidelines that are monitored by our board of directors. Any modifications to our policies and investment guidelines must be approved by our board of directors, including a majority of our independent directors. Our manager is subject to the direction and oversight of our board of directors. Our manager is responsible for (i) the identification, selection, purchase and sale of our portfolio investments, (ii) our financing and risk management activities, and (iii) providing us with investment advisory services. In addition, our manager is responsible for our day-to-day operations.

The initial term of the management agreement expires on the second anniversary of the date of the agreement and will be automatically renewed for a one-year term on such date and on each anniversary date thereafter unless terminated under certain circumstances. Our manager will be entitled to receive a management fee and will also be reimbursed for its expenses incurred on our behalf, and, in certain circumstances, will receive a termination fee, each as described in the management agreement. See “Our Manager and the Management Agreement.”

Pursuant to our management agreement, we will pay our manager a management fee monthly in arrears. The management fee is calculated by reference to our equity at the end of each applicable month during the term of our management agreement. We define equity for purposes of the management fee as our stockholders equity determined in accordance with accounting principles generally accepted in the United States, or GAAP, adjusted to exclude the effects of unrealized gains or losses, one-time events pursuant to changes in GAAP, and certain non-cash items after discussions between our manager and our independent directors and approved by a majority of our independent directors. The monthly management fee is equal to 1/12th of 1.25% (per annum) of equity.

Our manager’s management fee will be calculated by our manager within 15 business days after the end of each month and such calculation will be promptly delivered to our board of directors for review. We are obligated to pay the management fee within five business days after receipt of the manager’s written statement setting forth the computation of the fee. We will not pay our manager an incentive management fee.

Our manager will use the proceeds from its management fee in part to pay compensation to its officers and employees. We have agreed, however, to reimburse our manager for a significant amount of the expenses it incurs in performing its services on our behalf, including the compensation of Kevin Rodman. We expect Mr. Rodman to dedicate all of his business time to acting as our executive vice president, chief financial officer and treasurer. If Mr. Rodman does not dedicate all of his business time to acting as our executive vice president, chief financial officer and treasurer, we will only be responsible for our allocable share of his compensation based on the amount of time he works on our behalf.

Our Formation and Structure

We were incorporated in Maryland on March 13, 2008. We were taxed as a C corporation for our taxable years ended December 31, 2008 and December 31, 2009. We will elect to be taxed as a REIT for federal income tax purposes commencing with our taxable year ending December 31, 2010. Our qualification as a REIT will depend on our ability to meet, on a continuing basis, various complex requirements under the Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the concentration of ownership of our capital stock. We believe that we were organized in conformity with the requirements for qualification as a REIT under the Code, and that our intended manner of operation will enable us to meet the requirements for taxation as a REIT for federal income tax purposes commencing with our taxable year ending December 31, 2010.

Conflicts of Interest

Neither our management agreement nor the services agreement that our manager will enter into with HFH was negotiated at arm’s-length. While our manager will agree to dedicate sufficient resources to fulfill its obligations under the management agreement, our manager will not be required to dedicate specific personnel to our business or operations. Each of Messrs. Ullman and Rodman, our chief executive and chief investment officer and chief financial officer, respectively, is an officer and employee of our manager and will continue to serve as an officer and employee of our manager following completion of this offering. Furthermore, Mr. Ullman will continue to be an officer of HFH following completion of this offering. Upon the closing of this offering, we anticipate that Messrs. Ullman, Saverin and Rodman, collectively, will own approximately 77% of the equity interests of our manager. Mr. Ullman owns approximately 40% of the equity interests of HFH. Our manager does not currently have any clients other than us. Furthermore, HFH has ceased its investment operations other than to effect the orderly return of capital to its investors and we do not anticipate that it will manage any funds in the near term that would compete with us for investment opportunities.

Distribution Policy

Federal income tax law requires that a REIT distribute annually at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain. In connection with the REIT requirements and to avoid paying income or excise taxes with respect to our net income, we generally intend to make regular quarterly distributions of all or substantially all of our net income to our stockholders. Any income or gain that we do not distribute will generally be subject to tax. Any future distributions we make will be at the discretion of our board of directors and will depend on, among many other things, our actual results of operations and financial condition. Although we do not intend to use any of the net proceeds from this offering to fund distributions to our stockholders, to the extent we use these net proceeds to fund distributions, these payments may be treated for federal income tax purposes as a return of capital to our stockholders as described below. Our actual results of operations and financial condition and ability to pay distributions will be affected by a number of factors, including the net interest and other income from our investment portfolio, our operating expenses, liquidity requirements and any other expenditures. Our cash available for distribution may be less than the amount required to meet the distribution requirements for REITs under the Code, and we may be required to obtain a loan or sell assets to pay out enough cash to satisfy the distribution requirements. We may also satisfy the requirement to distribute 90% of our REIT taxable income with taxable distributions of our stock or debt securities. However, we currently intend to meet the distribution requirements for REITs under the Code through cash distributions.

Distributions to our stockholders generally will be taxable to our stockholders as ordinary income. A portion of our distributions in excess of our current and accumulated earnings and profits is expected to constitute a return of capital rather than taxable dividends, which will reduce your tax basis in your shares of our common stock but will not be subject to tax unless it exceeds such basis.

Our Tax Status

We intend to elect to be taxed as a REIT for federal income tax purposes commencing with our taxable year ending December 31, 2010. Our qualification as a REIT will depend upon our ability to meet, on a continuing basis, various complex requirements under the Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our stock. We believe that we were organized in conformity with the requirements for qualification as a REIT under the Code, and that our intended manner of operation will enable us to meet the requirements for taxation as a REIT for federal income tax purposes commencing with our taxable year ending December 31, 2010.

As a REIT, we generally will not be subject to federal income tax on the REIT taxable income that we currently distribute to our stockholders, but taxable income generated by any taxable REIT subsidiary, or TRS, will be subject to federal, state and local income tax. Under the Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute annually at least 90% of their REIT taxable income to their shareholders. If we fail to qualify as a REIT in any calendar year and we do not qualify for certain statutory relief provisions, our income would be subject to federal income tax, and we might be precluded from qualifying for treatment as a REIT until the fifth calendar year following the year in which we failed to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to some federal, state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Investment Company Act Exemption

We intend to operate our business so we are excluded from the definition of “investment company” under the Investment Company Act and accordingly not required to register under the Investment Company Act. We will rely on the exclusion provided by Section 3(c)(5)(C) of the Investment Company Act. We will monitor our investment portfolio periodically and prior to each investment to confirm that we continue to qualify for the exclusion. To qualify for the exclusion, we must make investments so that at least 55% of the assets we own on an unconsolidated basis consist of qualifying mortgage loans and other liens on and interests in real estate (collectively, “qualifying real estate assets”) and so that at least 80% of the assets we own on an unconsolidated basis consist of real estate-related assets (including our qualifying real estate assets).

Consistent with guidance provided by the staff of the Securities and Exchange Commission, or the SEC, we will treat Agency certificates issued with respect to an underlying pool of mortgage loans in which we hold all of the certificates issued by the pool as qualifying real estate assets. On the other hand, our investments in Agency debentures will be considered neither qualifying real estate assets nor real estate-related assets under Section 3(c)(5)(C) of the Investment Company Act. Our need to maintain qualification for this exemption may limit our ability to make certain investments, including investments in CMOs. This exemption will also prohibit us from issuing redeemable securities.

Our Offices

Our current mailing address is 331 West 57th Street, #363, New York, New York 10019. We are not currently leasing any space for operations but will do so upon completion of this offering. Our telephone number is (212) 400-9095 and our website is www.madisonsquarecapital.com. The information contained on our website does not constitute a part of this prospectus.

THE OFFERING

Securities offered by us	10,000,000 units, with each unit consisting of one share of our common stock and one warrant. (1)

Securities to be outstanding after completion of this offering	10,000,000 units, 10,016,000 shares of common stock and 10,000,000 warrants. (1)(2)

Use of proceeds	Based on the initial public offering price of $15.00 per share, we estimate that the net proceeds we will receive from the sale of units in this offering will be approximately $137.8 million, after deducting the underwriting discounts and commissions (including additional deferred underwriting discounts and commissions payable by us as described in “Underwriting”) and other estimated organization and offering expenses. If the underwriters fully exercise their over-allotment option, we estimate that our net proceeds will be approximately $158.8 million.

We expect to use the net proceeds of this offering to acquire Agency securities, including Agency securities backed by ARMs, hybrid ARMs and FRMs, CMOs and Agency debentures. Currently, we expect to invest the proceeds of this offering in a targeted mix of Agency securities, approximately 20% to 80% of which are backed by hybrid ARMs (comprised of approximately 10% to 50% in three-year hybrid ARMs, 25% to 60% in five-year hybrid ARMs, 10% to 30% in seven-year hybrid ARMs and 10% to 30% in ten-year hybrid ARMs), up to 30% of which are backed by ARMs, up to 80% of which are backed by FRMs, up to 20% of which are CMOs and up to 10% of which are Agency debentures. We reserve the right to change our targeted allocation at any time and from time to time, which will depend on prevailing market conditions. We will use the remaining portion (if any) of the net proceeds of this offering for general corporate purposes. See “Use of Proceeds.”

Proposed New York Stock Exchange Symbols	“MDQ.U” for units

“MDQ” for common stock

“MDQ.WS” for warrants

(1)	Assumes no exercise by the underwriters of their option to purchase up to an additional 1,500,000 units solely to cover over-allotments, if any.

(2)	Includes (i) 6,000 shares of restricted stock which will be granted by us pursuant to our 2008 equity incentive plan upon completion of the offering to our independent directors and will vest in equal annual installments of 2,000 shares per year over a three-year period following completion of the offering, and (ii) 10,000 shares of common stock issued to our management team and others in connection with our incorporation and initial capitalization. Does not include an additional 533,000 shares of our common stock reserved for issuance under our 2008 equity incentive plan.

Trading commencement and separation of common stock and warrants:	The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will trade separately on the 35th day after the date of this prospectus unless Lazard Capital Markets and Stifel Nicolaus inform us of the underwriters’ decision that an earlier date is acceptable.

Warrant Terms:

Exercisability:	Each warrant is exercisable to purchase one share of our common stock. No warrant may be exercised if it would cause the holder to beneficially or constructively own more than 9.8% of the outstanding shares of any class or series of our stock.

Exercise price:	$14.00 per share.

The exercise price and number of shares of our common stock that are issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a change in our common stock, including a stock dividend, stock split or stock reclassification.

Exercise period:	The warrants will become exercisable on the date that the common stock and warrants comprising the units trade separately, which will be the 35th day after the date of this prospectus unless Lazard Capital Markets and Stifel Nicolaus inform us of the underwriters’ decision that the trading of such securities on an earlier date is acceptable; provided that we have an effective and current registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares is available.

We have agreed to use our best efforts to have an effective registration statement covering the shares of our common stock that are issuable upon exercise of the warrants as of the date the warrants become exercisable and to maintain a current prospectus relating to those shares of common stock until the warrants expire or are redeemed. In no event (whether in the case of a registration statement not being effective or otherwise) will we be required to net cash settle a warrant exercise, nor will a holder be permitted to satisfy the payment of the exercise price by tendering to us his or her shares of our common stock.

The warrants will expire at 5:00 p.m., New York time, five years from the date of this prospectus or earlier upon redemption.

Redemption:	At any time while the warrants are exercisable and so long as an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is current and a prospectus relating to the shares is available throughout the redemption period, we may redeem the outstanding warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “redemption period”) to each warrant holder; and

•

if, and only if, the reported last sale price of our common stock equals or exceeds 120% of the warrant exercise price per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

If we call the warrants for redemption, we may, in our sole discretion, require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of our common stock equal to the quotient obtained by dividing (x) the product of the number of shares of our common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. This would have the effect of reducing the number of shares of our common stock received by holders of the warrants.

We may, in our sole discretion, require all warrant holders that wish to exercise the warrants to exercise the warrants for cash (or on a cashless basis as described above) at any time after notice of redemption is given and prior to the date and time fixed for redemption. The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for the holder’s warrant upon surrender of such warrant. We will not redeem the warrants unless an effective registration statement covering the shares of our common stock that are issuable upon exercise of the warrants is effective and current and a prospectus relating to the shares is available throughout the redemption period.

Ownership and transfer restrictions

Due to limitations on the concentration of ownership of REIT shares imposed by the Code, no more than 50% of the value of the outstanding shares of beneficial ownership of a REIT may be owned, directly or indirectly, by five or fewer individuals (as defined by the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). Effective upon the closing of this offering and subject to certain exceptions, our charter will provide that no person may beneficially or constructively own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our stock. For purposes of this calculation, warrants treated as held by a person will be deemed to have been exercised. However, unless our board of directors decides to apply a different interpretation of our charter, warrants held by other unrelated persons will not be deemed to have been exercised. Accordingly, a person generally will not be able to acquire more than 5.1% of the units, directly or indirectly, unless our board of directors grants a waiver from this ownership limit. Our board of directors will consider requests for waivers from any persons that seek to own more than 5.1% of our units. For a description of how this 5.1% threshold with respect to the units was calculated, see “Description of Securities—Restrictions on Ownership and Transfer.”

Our board of directors may, in its sole discretion, waive the 9.8% ownership limit with respect to a particular stockholder if it is presented with evidence satisfactory to it that such ownership will not cause us to lose our status as a REIT.

Our charter will, effective upon the closing of this offering, also prohibit any person from, among other matters, (i) beneficially or constructively owning or transferring shares of our capital stock if such ownership or transfer would result in our being “closely held” within the meaning of Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT, (ii) transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons, and (iii) beneficially or constructively owning shares of our stock if such ownership would cause us to fail to qualify as a REIT. See “Description of Securities—Restrictions on Ownership and Transfer.”

Our charter will also provide that any ownership or purported transfer of our stock in violation of the foregoing restrictions will result in the shares owned or transferred in such violation being automatically transferred to a charitable trust for the benefit of a charitable beneficiary, and the purported owner or transferee acquiring no rights in such shares. If the transfer to the trust is ineffective for any reason to prevent a violation of the restriction, the transfer that would have resulted in such violation will be void ab initio.

The warrant agreement also contains restrictions on the number of our warrants that a person may own. The warrant agreement provides that no person may beneficially or constructively own more than 9.8% of our outstanding warrants. Violations of this restriction are subject to provisions similar to those in our charter applicable to violations of our stock ownership limit as described above.

Risk factors	Investing in our securities involves significant risks. See “Risk Factors” beginning on page 16 and other information in this prospectus for a discussion of factors you should consider carefully before investing in our securities.

RISK FACTORS

Investment in our securities involves significant risks. Before making an investment decision, you should carefully consider the following risks in addition to the other information contained in this prospectus. The risks discussed in this prospectus can materially adversely affect our business, financial condition, liquidity and results of operations. This could cause the price of our securities to decline significantly, and you could lose part or all of your investment. The risks set forth below are not the only risks that may affect us, but do represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to Our Company and Business

Neither we nor our manager have any operating history and we have no investment portfolio and may not be able to implement our business plan or generate sufficient net interest income to make or sustain distributions to our stockholders.

We were organized in March 2008, have no assets other than those listed in our financial statements and no operating history and will commence operations only when the units offered in this offering are sold. Our manager was organized in January 2009 and also has no operating history. The results of our operations will depend on many factors, including, without limitation, the success of our manager, the availability of opportunities for the acquisition of attractively-priced Agency securities, the level and volatility of interest rates, readily accessible short- and long-term funding alternatives in the financial markets, our ability to cost-effectively implement our hedging strategies and economic conditions. Moreover, delays in investing the net proceeds of this offering may reduce our income. Our net interest income will depend, in large part, on our ability to acquire Agency securities at favorable spreads over our borrowing costs. If we are unable to acquire assets that generate favorable spreads, our results of operations will be adversely affected, which would affect our ability to make or sustain distributions to our stockholders. We may not be able to finalize any agreements with prospective lenders or enter into hedge agreements with suitable counterparties on favorable terms or at all. Furthermore, our manager may not be able to operate our business successfully or implement our operating policies and strategies as described in this prospectus, which could result in the loss of some or all of your investment.

We have not yet identified the specific Agency securities in which we will invest the net proceeds of this offering.

While we have identified our target asset classes, including the range of our expected investment within each class of our targeted investments, we have not yet identified any specific Agency securities for our investment portfolio. Therefore, you will not be able to evaluate any proposed investments before purchasing units in this offering. We will invest exclusively in Agency securities; however, we have flexibility in selecting those Agency securities in which to invest the net proceeds of this offering and, as a result, we may use the net proceeds from this offering to make investments with which you may not agree. Furthermore, we may not be able to use the proceeds we raise to acquire investments at favorable prices and we may not achieve our initial targeted allocation as discussed in “Use of Proceeds” and elsewhere in this prospectus. The failure of our manager to apply these proceeds effectively or find investments that meet our investment criteria in sufficient time or on acceptable terms could result in unfavorable returns, cause a material adverse effect on our business, financial condition, liquidity, results of operations and ability to make distributions to our stockholders, and could cause the value of our securities to decline.

Until attractive Agency securities can be identified, we may invest the net proceeds of this offering in short-term, interest-bearing investments, including money market accounts that are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we hope to achieve from investments in the Agency securities in which we intend to invest over the long term.

Continued adverse developments in the residential mortgage market may adversely affect our ability to acquire Agency securities and the value of the Agency securities in which we intend to invest as well as our ability to finance or sell the Agency securities that we acquire.

In recent years, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions, including declining home values, heightened defaults, credit losses and liquidity concerns. News of potential and actual security liquidations occurring as a result of those economic difficulties has increased the volatility of many financial assets, including Agency securities and other high-quality RMBS assets. These recent disruptions have materially adversely affected the performance and market value of the types of mortgage securities in which we intend to invest. Securities backed by residential mortgage loans originated in 2006 and 2007 have had higher and earlier than expected rates of delinquencies. In addition, housing prices continue to fall in many areas around the country while unemployment rates continue to rise, further increasing the risk for higher delinquency rates. Many RMBS have been downgraded by rating agencies during the past year, and rating agencies may further downgrade these securities in the future. Lenders have imposed additional and more stringent equity requirements necessary to finance these assets and frequent impairments based on mark to market valuations have generated substantial collateral calls in the industry. As a result of these difficulties and changed economic conditions, many companies operating in the mortgage sector have failed and others, including Fannie Mae and Freddie Mac, are facing serious operating and financial challenges. While the U.S. Federal Reserve has taken certain actions in an effort to ameliorate the current market conditions, and the U.S. Treasury and FHFA are also taking actions, despite reported stabilization in some sectors, these efforts may ultimately be ineffective. As a result of these factors, among others, the market for these securities may be adversely affected for a significant period of time.

As a result of difficult market conditions, housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans, the aggregate loan amounts of which (including any subordinate liens) are close to or greater than the related property values.

We intend to invest the proceeds of this offering exclusively in Agency securities. Fannie Mae, Freddie Mac or Ginnie Mae guarantee the payments of principal and interest on the Agency securities we intend to purchase even if the borrowers of the underlying mortgage loans default on their payments. However, rising delinquencies and market perception can still negatively affect the value of our Agency securities or create market uncertainty about their true value. While the market disruptions have been most pronounced in the non-Agency RMBS market, the impact has extended to Agency RMBS. The value of Agency RMBS has become unstable and these assets have experienced relative illiquidity compared to prior periods.

Agency RMBS guaranteed by Fannie Mae and Freddie Mac are not supported by the full faith and credit of the United States. Fannie Mae and Freddie Mac have suffered significant losses and in September 2008, FHFA placed Fannie Mae and Freddie Mac into conservatorship. Despite these steps, Fannie Mae and Freddie Mac could default on their guarantee obligations which would materially and adversely affect the value of any Agency RMBS or other Agency indebtedness in which we may invest.

We will rely on our Agency securities as collateral for our financings. Any decline in their value, or perceived market uncertainty about their value, would make it more difficult for us to obtain financing on favorable terms or at all, or to maintain our compliance with the terms of any financing arrangements if and when we have any in place. The value of Agency securities may decline for several reasons, including, for example, rising delinquencies and defaults, increases in interest rates, falling home prices and credit uncertainty at Fannie Mae or Freddie Mac. In addition, repurchase lenders have recently been requiring higher levels of collateral to support loans collateralized by Agency securities than they have in the past, making borrowings more difficult and expensive. At the same time, market uncertainty about residential mortgage loans in general could continue to depress the market for Agency securities, which means that it may be more difficult for us to sell Agency securities on favorable terms or at all. Further, a decline in the value of Agency securities could subject us to margin calls, which we may have insufficient liquidity to support, resulting in forced sales of our assets at inopportune times. If market conditions result in a decline in available purchasers of Agency securities or the value of our Agency securities, our financial position and results of operations could be adversely affected.

The conservatorship of Fannie Mae and Freddie Mac and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae and Freddie Mac and the U.S. government, may adversely affect our business.

The payments we expect to receive on the Agency securities in which we invest depend upon a steady stream of payments on the mortgages underlying the securities, and payments on the securities are guaranteed by Ginnie Mae, Fannie Mae and Freddie Mac. Ginnie Mae is part of a U.S. government agency and its guarantees are backed by the full faith and credit of the United States. Fannie Mae and Freddie Mac are U.S. government-sponsored enterprises, but their guarantees are not backed by the full faith and credit of the United States.

Since 2007, Fannie Mae and Freddie Mac have reported substantial losses and a need for significant amounts of additional capital. In response to the deteriorating financial condition of Fannie Mae and Freddie Mac and the recent credit market disruption, the U.S. Congress and Treasury undertook a series of actions to stabilize these government-sponsored enterprises and the financial markets, generally. HERA was signed into law on July 30, 2008, and established the FHFA, with enhanced regulatory authority over, among other things, the business activities of Fannie Mae and Freddie Mac and the size of their portfolio holdings. In September 2008, in response to the deterioration in the financial condition of Fannie Mae and Freddie Mac, the FHFA placed Fannie Mae and Freddie Mac into conservatorship in an effort to stabilize the entities, and together with the U.S. Treasury and the U.S. Federal Reserve, has undertaken actions designed to boost investor confidence in Fannie Mae and Freddie Mac, support the availability of mortgage financing and protect taxpayers. The U.S. government program includes contracts between the U.S. Treasury and each government-sponsored enterprise to seek to ensure that each enterprise maintains a positive net worth. Each contract had a capacity of $200.0 billion, but now has no cap. Each contract provides for the provision of cash by the U.S. Treasury to the government-sponsored enterprise if FHFA determines that its liabilities exceed its assets. Freddie Mac has drawn $60 billion under such contract and Fannie Mae has drawn $75.2 billion. Both Fannie Mae and Freddie Mac have indicated that they believe they will need to request additional draws this year and it is possible that the draw requests will not be granted. Although the U.S. government has described some specific steps that it intends to take as part of the conservatorship process, efforts to stabilize these entities may not be successful and the outcome and impact of these events remain highly uncertain.

Although the U.S. government has committed capital to Fannie Mae and Freddie Mac, there can be no assurance that the capital infusions will be adequate for their needs. If the financial support is inadequate, these companies could continue to suffer losses and could fail to honor their guarantees and other obligations. In June 2009, as part of the Obama administration’s far-reaching financial industry recovery proposal, the U.S. Treasury announced that it and the Department of Housing and Urban Development, in consultation with other government agencies, plans to engage in a wide-ranging initiative to develop recommendations on the future of Fannie Mae and Freddie Mac, and the Federal Home Loan Bank system. The future roles of Fannie Mae and Freddie Mac could be significantly reduced and the nature of their guarantees could be considerably limited relative to historical measurements. Although a preliminary report on these future roles was expected to be released by the U.S. Treasury in February 2010, at the end of February 2010, U.S. Treasury Secretary Geithner, appearing before the House Budget Committee, indicated that the Obama administration’s plans for the future of Fannie Mae and Freddie Mac will not be revealed until later. The U.S. Treasury plans to introduce a series of “principles and broad objectives” regarding Fannie Mae and Freddie Mac sometime in 2010, which will be open for public comment. The U.S. Treasury intends to consider comments received from the public in response to the principles and broad objectives when it prepares the legislative proposals about Fannie Mae and Freddie Mac, which the U.S. Treasury now plans to provide to Congress in 2011. Any changes to the nature of the guarantees provided by Fannie Mae and Freddie Mac could redefine what constitutes an Agency security and could have broad adverse implications for the market and for our business.

The U.S. Treasury’s RMBS purchase program ended on December 31, 2009. The U.S. Treasury purchased $220 billion in RMBS under this program. The U.S. Treasury can hold its portfolio of RMBS to maturity, and, based on mortgage market conditions, may make adjustments to the portfolio. This flexibility may adversely affect the pricing and availability for our target assets. It is also possible that the U.S. Treasury could decide to purchase Agency securities in the future, which could create additional demand that would negatively affect the pricing of Agency securities that we seek to acquire.

The U.S. Treasury could also stop providing credit support to Fannie Mae and Freddie Mac in the future. The problems faced by Fannie Mae and Freddie Mac resulting in their being placed into conservatorship have stirred debate among some federal policy makers regarding the continued role of the U.S. government in providing liquidity for mortgage loans. Each of Fannie Mae and Freddie Mac could be dissolved and the U.S. government could determine to stop providing liquidity support of any kind to the mortgage market. If Fannie Mae or Freddie Mac were eliminated, we would not be able, or if their structures were to change radically, we might not be able, to acquire Agency securities from these companies, which would eliminate the major component of our business model.

Our income also could be negatively affected in a number of ways depending on the manner in which related events unfold. For example, the current credit support provided by the U.S. Treasury to Fannie Mae and Freddie Mac, and any additional credit support it may provide in the future, could have the effect of lowering the interest rates we expect to receive from Agency securities that we seek to acquire, thereby tightening the spread between the interest we earn on our portfolio of targeted assets and our cost of financing that portfolio. A reduction in the supply of Agency securities could also negatively affect the pricing of Agency securities we seek to acquire by reducing the spread between the interest we earn on our portfolio of targeted assets and our cost of financing that portfolio.

As indicated above, the placement of Fannie Mae and Freddie Mac into conservatorship has changed the relationship between Fannie Mae and Freddie Mac and the U.S. government. As a result of their agreements with the U.S. Treasury, Fannie Mae and Freddie Mac were allowed to increase their respective retained portfolios of mortgages and RMBS to $900 billion as of December 31, 2009, but then must reduce their respective portfolios by at least 10% annually from the prior year’s maximum until each reaches $250 billion. Future legislation could further change the relationship between Fannie Mae and Freddie Mac and the U.S. government, and could also nationalize or eliminate such entities entirely. In January 2010, House Financial Services Committee Chairman Barney Frank, was reported to have indicated that his Committee would recommend abolishing Fannie Mae and Freddie Mac in their current form in favor of a whole new system of housing finance. On April 14, 2010, the Obama administration released for public comment a number of questions about reforming the housing finance system, including Fannie Mae and Freddie Mac. The administration is soliciting input from market participants, industry groups, academic experts and consumer and community organizations. In the release, Treasury Secretary Timothy Geithner noted that hearing from a wide variety of perspectives as the administration embarks on this process is an important part of establishing a more stable and sound housing finance system for the American people. The public survey results may have an influence on legislation affecting Fannie Mae and Freddie Mac. Any law affecting these government-sponsored enterprises may create market uncertainty and have the effect of reducing the actual or perceived credit quality of securities issued or guaranteed by Fannie Mae or Freddie Mac. As a result, such laws could increase the risk of loss on investments in Fannie Mae and Freddie Mac Agency securities. It also is possible that such laws could adversely impact the market for such securities and spreads at which they trade. All of the foregoing could materially adversely affect our business, operations and financial condition.

There can be no assurance that the actions taken by the U.S. and foreign governments, central banks and other governmental and regulatory bodies for the purpose of seeking to stabilize the financial markets will achieve the intended effect or benefit our business, and further government or market developments could adversely affect us.

In response to the financial issues affecting the banking system and financial markets and going concern threats to investment banks and other financial institutions, EESA was enacted by the U.S. Congress. EESA provides the Secretary of the U.S. Treasury with the authority to establish TARP to purchase from financial institutions up to $700 billion of residential or commercial mortgages and any securities, obligations, or other instruments that are based on or related to such mortgages, that in each case was originated or issued on or before March 14, 2008. In addition, under TARP, the U.S. Treasury, after consultation with the Chairman of the Board of Governors of the U.S. Federal Reserve, may purchase any other financial instrument deemed necessary to promote financial market stability, upon transmittal of such determination, in writing, to the appropriate committees of the U.S. Congress. EESA also provides for a program that would allow companies to insure their troubled assets.

TARP funds have not been used to purchase RMBS. In November 2008, after using a significant portion of the funds available under TARP to make preferred equity investments in certain financial institutions, Secretary Paulson announced that following enactment of EESA, the U.S. Treasury had continued to examine the relative benefits of purchasing illiquid mortgage-related assets and had determined that its assessment at that time was that such purchases were not the most effective way to use limited TARP funds. However, the U.S. Treasury will continue to examine whether targeted forms of asset purchase can play a useful role, relative to other potential uses of TARP resources.

On November 25, 2008, the U.S. Federal Reserve announced that it would initiate a program to purchase $100.0 billion in direct obligations of Fannie Mae, Freddie Mac and the Federal Home Loan Banks and $500.0 billion in RMBS backed by Fannie Mae, Freddie Mac and Ginnie Mae. The U.S. Federal Reserve stated that its actions are intended to reduce the cost and increase the availability of credit for the purchase of houses, which in turn should support mortgage and housing markets and foster improved conditions in financial markets more generally. In March 2009, the U.S. Federal Reserve announced an expansion of this program to purchase up to a total of $200 billion in direct obligations and $1.25 trillion in RMBS by the end of the year. This program expired in March 2010.

The effects of these and other actions taken by the U.S. government, including the U.S. Federal Reserve and Treasury, and other governmental entities and regulatory bodies, remain uncertain. Furthermore, the scope and nature of these and other actions are unknown and will continue to evolve. There can be no assurance that these initiatives will have a beneficial impact on the financial markets. To the extent the markets do not respond favorably to these initiatives, our business may not receive the anticipated positive impact from the legislation and such result may have broad adverse market implications. In addition, U.S. and foreign governments, central banks and other governmental and regulatory bodies have taken or are considering taking other actions to address the financial crisis. We cannot predict whether or when such actions may occur or what effect, if any, such actions could have on our business, results of operations and financial condition.

Difficult conditions in the financial markets, and the economy generally, have caused many originators and lenders, including our potential lenders, to suffer substantial losses and may cause us losses related to our Agency securities, and there is no assurance that these conditions will improve in the near future. As a result, there may not be an adequate supply of Agency securities or we may not be able to obtain cost-effective financing.

Our results of operations will be materially affected by conditions in the financial markets and the economy generally. Recently, concerns over inflation, energy costs, geopolitical issues, unemployment, the availability and cost of credit, the mortgage market and a declining real estate market have contributed to increased volatility and diminished expectations for the economy and markets.

Dramatic declines in the housing market, with decreasing home prices and increasing foreclosures and unemployment, have resulted in significant asset write-downs by financial institutions, which have caused many financial institutions to seek additional capital, to merge with other institutions and, in some cases, to fail. We intend to rely on the availability of cost-effective financing to acquire Agency securities on a leveraged basis and operate our business. Institutions from which we may seek to obtain financing may have owned or financed residential mortgage loans, real estate-related securities and real estate loans which have declined in value and caused losses as a result of the recent downturn in the markets. Many lenders and institutional investors have reduced and, in some cases, ceased to provide funding to borrowers, including other financial institutions. If these conditions persist, these institutions may become insolvent or tighten their lending standards, which could make it more difficult for us to obtain financing on favorable terms or at all. Our financial condition and results of operations would be adversely affected if we are unable to obtain cost-effective financing for our investments. Also, many other originators of, and investors in, mortgage loans have experienced serious financial difficulties, and in some cases, have entered bankruptcy proceedings, which could adversely affect the supply of Agency securities for investment.

Mortgage loan modification programs and future legislative action may adversely affect the value of, and the returns, on the Agency securities in which we invest.

In late 2008, the U.S. government, through the Federal Housing Authority and the Federal Deposit Insurance Corporation, or FDIC, commenced implementation of programs designed to provide homeowners with assistance in avoiding residential mortgage loan foreclosures. The programs involve, among other things, modifications of mortgage loans to reduce the principal amount of the loans or the rate of interest payable on the loans, or to extend the payment terms of the loans. In addition, members of the U.S. Congress have indicated support for additional legislative relief for homeowners, including an amendment of the bankruptcy laws to permit the modification of mortgage loans in bankruptcy proceedings. These loan modification programs, as well as future legislative or regulatory actions, including amendments to the bankruptcy laws, that result in the modification of outstanding mortgage loans may adversely affect the value of those Agency securities, including prepayments on the mortgage loans underlying the Agency securities in which we invest.

We may experience periods of illiquidity for our assets which could adversely affect our ability to finance our business or operate profitably.

We bear the risk of being unable to dispose of our mortgage-related assets at advantageous times or in a timely manner because mortgage-related assets generally experience periods of illiquidity. The lack of liquidity may result from the absence of a willing buyer or an established market for these assets, as well as legal or contractual restrictions on resale. This illiquidity may adversely affect our profitability and our ability to finance our business and could cause us to incur substantial losses.

Increases or decreases in prepayment rates may adversely affect our profitability.

Pools of mortgage loans underlie the RMBS that we intend to acquire. We will generally receive payments on the RMBS from the payments that are made on these underlying mortgage loans. When we acquire the RMBS, we anticipate that prepayments on the underlying mortgage loans will occur at a projected rate, generating an expected yield. When borrowers prepay their mortgage loans faster than expected, the related prepayments on the corresponding RMBS will be faster than expected. Unexpected prepayments can also occur when borrowers default on their mortgage loans and the mortgage loans are prepaid from the proceeds of a foreclosure sale of the property, or when borrowers sell the property and use the sale proceeds to prepay the mortgage loans as part of a physical relocation. Faster-than-expected prepayments could adversely affect our financial position and results of operations in various ways, including the following:

•

We may seek to purchase some RMBS that have a higher interest rate than the market interest rate at the time. In exchange for this higher interest rate, we would be required to pay a premium to acquire the security. Applicable accounting rules would require us to amortize this premium cost over a reduced term in the event of faster-than-expected prepayments.

•

If we acquire RMBS at a premium because they have an interest rate higher than the current market interest rates, and the mortgage loans underlying those RMBS are prepaid at a faster-than-expected rate, we may not receive the same financial benefit we would have received if the underlying mortgage loans had not been prepaid at the faster rate.

•

With respect to Agency RMBS, we anticipate that we will often purchase securities that have a higher coupon rate than the prevailing market interest rates. If the mortgage loans securing these securities are prepaid at a more rapid rate than anticipated, we will have to amortize our premiums on an accelerated basis, which may adversely affect our profitability. Defaults on Agency RMBS typically have the same effect as prepayments because of the underlying Agency guarantee. On February 10, 2010, Fannie Mae and Freddie Mac announced their intention to increase significantly their purchases of delinquent loans from the pools of mortgages collateralizing their Agency RMBS beginning in March 2010, which could materially impact the rate of principal prepayments on our Agency RMBS guaranteed by these two entities.

•

We anticipate that a portion of any adjustable-rate RMBS we acquire may bear interest at rates that are lower than their fully-indexed rates, which are equivalent to the applicable index rate plus a margin. If an adjustable-rate RMBS is prepaid prior to or soon after the time of adjustment to a fully-indexed rate, we will have held that RMBS while it was less profitable and lost the opportunity to receive interest at the fully indexed rate over the remainder of its expected life.

•	If we are unable to acquire new RMBS on similar terms to replace the prepaid RMBS, our financial condition, results of operations and cash flow may suffer and we could incur losses.

Conversely, when borrowers prepay their mortgage loans at slower than expected rates, prepayments on the Agency securities in which we intend to invest may be slower than expected. These slower-than-expected payments may also adversely affect our profitability. We may purchase Agency securities that have a lower interest rate than the then-prevailing market interest rate. In exchange for this lower interest rate, we may pay a discount to par value to acquire the security. In accordance with accounting rules, we will accrete this discount over the expected term of the Agency security based on our prepayment assumptions. If the Agency security is prepaid at a slower-than-expected rate, however, we must accrete the remaining portion of the discount at a slower than expected rate. This will extend the expected life of the portfolio and result in a lower than expected yield on securities purchased at a discount to par. We may have to carry and hold lower interest assets for a longer period of time than we expect, which would reduce our profitability and could result in losses.

Prepayment rates generally increase when interest rates fall and decrease when interest rates rise, but changes in prepayment rates are difficult to predict. Prepayment rates also may be affected by other factors, including, without limitation, conditions in the housing and financial markets, including the current ongoing disruptions in the residential mortgage market and softening of the real estate market, current and forward yield curve shapes, collateral type, loan amount, borrower pay rate reset index and frequency, geographic location, loan age, foreclosure rate, loan originator, servicer, prepayment history, borrower credit profile and current and original loan-to-value ratio, general economic conditions, unemployment rates and the relative interest rates on adjustable-rate and fixed-rate mortgage loans. While we will seek to manage prepayment risk, in selecting investments we must balance prepayment risk against other risks, the potential returns of each investment and the cost of hedging our risks. No strategy can completely insulate us from prepayment or other such risks, and we may deliberately retain exposure to prepayment or other risks, which could subject us to losses.

An increase in interest rates may cause a decrease in the volume of newly-issued, or investor demand for, Agency securities, which could harm our financial condition and adversely affect our operations.

Increases in interest rates may negatively affect the fair market value of our Agency securities. When interest rates rise, the value of RMBS generally declines. Typically, as interest rates rise, prepayments on the underlying mortgage loans tend to slow. The combination of rising interest rates and declining prepayments may negatively affect the price of RMBS, and the effect can be particularly pronounced with fixed-rate RMBS. In accordance with GAAP, we will be required to reduce the carrying value of our RMBS by the amount of any decrease in the fair value of our RMBS compared to amortized cost. If unrealized losses in fair value occur, we will either have to reduce current earnings or reduce stockholders’ equity without immediately affecting current earnings, depending on how we classify our assets under GAAP. In either case, our net stockholders’ equity will decrease to the extent of any realized or unrealized losses in fair value and our financial position will be negatively impacted.

Furthermore, rising interest rates generally reduce the demand for consumer credit, including mortgage loans, due to the higher cost of borrowing. A reduction in the volume of mortgage loans originated may affect the volume of Agency securities available to us, which could adversely affect our ability to acquire assets that satisfy our investment objectives. Rising interest rates may also cause Agency securities that were issued prior to an interest rate increase to provide yields that are below prevailing market interest rates. If rising interest rates cause us to be unable to acquire a sufficient volume of Agency securities with a yield that is above our borrowing cost, our ability to satisfy our investment objectives and to generate income and pay dividends, may be materially and adversely affected.

Market conditions may upset the historical relationship between interest rate changes and prepayment trends, which would make it more difficult for us to analyze our investment portfolio.

Our success depends on our manager’s ability to analyze the relationship of changing interest rates on prepayments of the mortgage loans that underlie our Agency securities. Changes in interest rates and prepayments affect the market price of the Agency securities that we intend to purchase and any Agency securities that we hold at a given time. As part of our overall portfolio risk management, our manager will analyze interest rate changes and prepayment trends separately and collectively to assess their effects on our investment portfolio. In conducting this analysis, our manager will depend on certain assumptions based upon historical trends with respect to the relationship between interest rates and prepayments under normal market conditions. If the dislocations in the residential mortgage market over the last few years or other developments change the way that prepayment trends have historically responded to interest rate changes, our manager’s ability to (i) assess the market value of our investment portfolio, (ii) implement our hedging strategies and (iii) implement techniques to reduce our prepayment rate volatility would be significantly affected, which could materially adversely affect our financial position and results of operations.

If the entities that guarantee the payments on our Agency securities cannot honor those guarantees, our results of operations would be adversely affected.

The payments we expect to receive on the Agency securities in which we intend to invest will be guaranteed by Fannie Mae, Freddie Mac and Ginnie Mae. Ginnie Mae is part of a U.S. government agency and its guarantees are backed by the full faith and credit of the United States. Fannie Mae and Freddie Mac are U.S. government-sponsored enterprises but their guarantees are not backed by the full faith and credit of the United States. The RMBS in which we intend to invest depend on a steady stream of payments on the mortgage loans underlying the Agency securities as well as the financial condition of Fannie Mae and Freddie Mac.

The disruptions in the residential mortgage market over the last few years have affected the financial results of Fannie Mae and Freddie Mac. For fiscal years 2007, 2008, and 2009, Fannie Mae and Freddie Mac reported substantial losses and continue to experience significant difficulties stemming from current market disruptions. Fannie Mae and Freddie Mac were each placed into conservatorship by FHFA in September 2008. Fannie Mae and Freddie Mac have stated that they expect significant losses in 2010, including losses on guarantees of Agency securities and significant increases in credit-related expenses and credit losses. If Fannie Mae and Freddie Mac continue to suffer significant losses, investors may perceive these entities as financially unstable, which may decrease the liquidity of Agency securities issued or guaranteed by them, further exacerbate declines in value of such Agency securities, threaten such entities’ financial stability and adversely affect their ability to honor their obligations under their respective Agency securities.

In June 2009, as part of the Obama administration’s far-reaching financial industry recovery proposal, the U.S. Treasury announced that it and the Department of Housing and Urban Development, in consultation with other government agencies, plan to engage in a wide-ranging initiative to develop recommendations on the future of Fannie Mae and Freddie Mac, and the Federal Home Loan Bank system. The U.S. Treasury noted that there are a number of options for the reform of Fannie Mae and Freddie Mac, including: (i) returning them to their previous status as government-sponsored enterprises with the paired interests of maximizing returns for private shareholders and pursuing public policy home ownership goals; (ii) gradual wind-down of their operations and liquidation of their assets; (iii) incorporating Fannie Mae’s and Freddie Mac’s function into a federal agency; (iv) a public utility model where the government regulates Fannie Mae’s and Freddie Mac’s profit margin, sets guarantee fees, and provides explicit backing for guarantee commitments; (v) a conversion to providing insurance for covered bonds; (vi) and the dissolution of Fannie Mae and Freddie Mac into many smaller companies. The U.S. Treasury plans to introduce a series of “principles and broad objectives” regarding Fannie Mae and Freddie Mac sometime in 2010, which will be open for public comment. The U.S. Treasury intends to consider comments received from the public in response to the principles and broad objectives when it prepares the legislative proposals about Fannie Mae and Freddie Mac, which the U.S. Treasury now plans to provide to Congress in 2011. The outcome of this report and the impact of any response are uncertain.

Any failure to honor guarantees on Agency securities by Fannie Mae or Freddie Mac and further downgrades of securities issued by Fannie Mae or Freddie Mac by the rating agencies could cause a significant decline in the cash flow and value of Agency securities we own and the market for these securities may be adversely affected for a significant period of time. As a result, we may be unable to sell or finance Agency securities on favorable terms, or at all, and our financial position and results of operations could be adversely affected. This situation could result in severe market turmoil and pricing uncertainty that would materially adversely affect our financial condition.

Interest rate mismatches between our Agency securities and our borrowings used to fund our purchases of those assets may reduce our net income or result in a loss during periods of changing interest rates.

Certain of our investments will have a fixed coupon rate, generally for a significant period, and in some cases, for the average maturity of the asset. At the same time, our repurchase agreements and other financings will typically have a payment reset period of less than a year. In addition, the average maturity of our financings generally will be shorter than the average maturity of the assets in which we invest. While we intend to have swap agreements in place to effectively fix the cost of certain of our liabilities over a period of time, these agreements will generally not be sufficient to match the cost of all our liabilities against all of our fixed-rate assets. In the event we experience unexpectedly high or low prepayment rates on our assets, our strategy for matching our assets with our liabilities is more likely to be unsuccessful.

Interest rate fluctuations will also cause variances in the yield curve, which may reduce our net income. The relationship between short-term and longer-term interest rates is often referred to as the “yield curve.” If short- term interest rates rise disproportionately relative to longer-term interest rates (a flattening of the yield curve), our borrowing costs may increase more rapidly than the interest income earned on our assets. Because our assets may bear interest based on longer-term rates while our borrowings may bear interest based on short-term rates, a flattening of the yield curve would tend to decrease our net income and the market value of our assets. Additionally, to the extent cash flows from investments that return scheduled and unscheduled principal are reinvested, the spread between the yields of the new investments and available borrowing rates may decline, which would likely decrease our net income. It is also possible that short-term interest rates may exceed longer-term interest rates (a yield curve inversion), in which event our borrowing costs may exceed our interest income and we could incur significant operating losses. A flat or inverted yield curve may also result in an adverse environment for adjustable-rate mortgage pass-through securities volume, as there may be little incentive for borrowers to choose the underlying mortgage loans over a longer-term fixed-rate loan. If the supply of adjustable-rate mortgage pass-through securities decreases, yields may decline due to market forces.

Changes in yields may cause our financial results and the value of our securities to decline.

Our earnings will be derived primarily from the positive spread between the yield on our assets and the cost of our borrowings, hedging activities and operating expenses. There may not be a positive spread in either high interest rate environments or low interest rate environments and the spread could be negative, resulting in losses. In addition, during periods of high interest rates, our net income, and therefore the dividend yield on our common stock, may be less attractive compared to alternative investments of equal or lower risk. Each of these factors could cause the value of our securities to decline.

Interest rate caps on our hybrid adjustable-rate and adjustable-rate RMBS may reduce our income or cause us to suffer a loss during periods of rising interest rates.

Adjustable-rate RMBS will typically be subject to periodic and lifetime interest rate caps. Periodic interest rate caps limit the amount an interest rate can increase during any given period. Lifetime interest rate caps limit the amount an interest rate can increase through the maturity of a residential mortgage-backed security. Our borrowings typically will not be subject to similar restrictions. Accordingly, in a period of rapidly increasing interest rates or in a sustained period of rising interest rates, the interest rates paid on our borrowings could increase without limitation while caps could limit the interest rates on our adjustable-rate RMBS. This problem is magnified when the interest rates that we earn on hybrid adjustable-rate and adjustable-rate RMBS are not fully indexed. When hybrid adjustable-rate and adjustable-rate RMBS are not fully indexed, the interest rates we earn on the RMBS do not adjust on a one-for-one basis with each basis point change in prevailing market rates. A fully indexed instrument adjusts its interest rate to then-prevailing interest rates without restriction. Consequently, during periods of rapidly rising interest rates, the interest rates we earn on hybrid adjustable-rate and adjustable-rate RMBS that are not fully indexed may continue to fall further and further below then-prevailing interest rates. Further, some hybrid adjustable-rate and adjustable-rate RMBS may be subject to periodic payment caps that result in a portion of the interest being deferred and added to the principal outstanding. As a result, we may receive less cash income on hybrid adjustable-rate and adjustable-rate RMBS than we need to pay interest on our related borrowings. These factors could reduce our net interest income, cause us to suffer a loss and make it more difficult to finance our investments.

Hedging against interest rate exposure may adversely affect our earnings, and our hedges may fail to protect us from the losses that the hedges were designed to offset.

Subject to satisfying the requirements for qualification as a REIT, we intend to employ techniques designed to limit, or “hedge,” the adverse effects of rising interest rates upon our short-term repurchase agreements. In general, our hedging strategy depends on our view of our entire investment portfolio, consisting of assets, liabilities and derivative instruments, in light of prevailing market conditions. Our manager could misjudge the condition of our investment portfolio or the market. Our hedging activity will vary in scope based on the level and volatility of interest rates and principal repayments, the type of securities held and other changing market conditions. Our manager’s actual hedging decisions will be determined in light of the facts and circumstances existing at the time and may differ from our currently anticipated hedging strategy. We expect that our hedging techniques will primarily consist of entering into interest rate swap agreements and may also include entering into interest rate cap or floor agreements, purchasing or selling futures contracts, purchasing put and call options on securities or securities underlying futures contracts, and entering into forward rate agreements. Our manager may be unable to enter into derivative instruments on favorable terms or at all, which could harm our ability to implement our hedging strategies and otherwise harm our results of operation.

There are no perfect hedging strategies, and interest rate hedging may fail to protect us from loss. Alternatively, our manager may fail to properly assess a risk to our investment portfolio or may fail to recognize a risk entirely leaving us exposed to losses without the benefit of any offsetting hedging activities. The derivative financial instruments our manager selects may not have the effect of reducing our interest rate risk. The nature and timing of hedging transactions may influence the effectiveness of these strategies. Poorly designed strategies or improperly executed transactions could actually increase our risk and losses. In addition, hedging activities could result in losses if the event against which we hedge does not occur. For example, interest rate hedging could fail to protect us or adversely affect us because, among other things:

•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability;

•	as explained in further detail in the risk factor “Our use of derivatives may expose us to counterparty risk,” the party owing money in the hedging transaction may default on its obligation to pay;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

•

the value of derivatives used for hedging may be adjusted from time to time in accordance with accounting rules to reflect changes in fair value. Downward adjustments, or “mark-to-market losses,” would reduce our stockholders’ equity.

Whether the derivatives we acquire achieve hedge accounting treatment under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, or SFAS 133, or not, hedging generally involves costs and risks. Our hedging strategies may adversely affect us because hedging activities involve costs that we will incur regardless of the effectiveness of the hedging activity. Those costs may be higher in periods of market volatility, both because the counterparties to our derivative agreements may demand a higher payment for taking risks, and because repeated adjustments of our hedges during periods of interest rate changes also may increase costs. Especially if our hedging strategies are not effective, we could incur significant hedging-related costs without any corresponding economic benefits. SFAS 133 has been incorporated into Accounting Standards Codification (“ASC”) Topic 815 Derivatives and Hedging.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks and costs.

The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates. Our manager may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased. In addition, hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction most likely will result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then current market price. In addition, we may not always be able to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract to cover our risk. A liquid secondary market may not exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

Our use of derivatives may expose us to counterparty risk and we may be unable to realize any benefit from our derivative instruments.

We expect to enter into transactions to hedge risks associated with our business with counterparties that have strong credit ratings, although we may not be successful in this regard. If a counterparty cannot perform under the terms of an interest rate swap, for example, we would not receive payments due under that agreement, we may lose any unrealized gain associated with the interest rate swap, and the hedged liability would cease to be hedged by the interest rate swap. Swap agreements may be individually negotiated and structured to include exposure to a variety of different types of investments or market factors. Depending on their structure, swap agreements may increase or decrease exposure to long-term or short-term interest rates (in the United States or abroad), foreign currency values, mortgage securities, corporate borrowing rates, or other factors such as security prices, baskets of equity securities, or inflation rates. Swap agreements take many different forms and are known by a variety of names. We will not be precluded from any particular form of swap or option agreement if our manager determines it is consistent with our investment objectives and policies. In addition, we also are subject to the risk of the failure of any of the exchanges or clearing houses on which we trade. We may also be at risk for any collateral we have pledged to secure our obligations under the interest rate swap if the counterparty became insolvent or filed for bankruptcy. Similarly, if a cap counterparty fails to perform under the terms of the cap agreement, in addition to not receiving payments due under that agreement that would offset our interest expense, we would also incur a loss for all remaining unamortized premium paid for that agreement.

Our manager will rely on HFH’s proprietary securities and portfolio analytics systems and software, other middle- and back-office proprietary systems and software, and services that are based, in part, upon its proprietary third party-licensed trading and liability management tools, to manage our portfolio and our use of these systems, software and services could be interrupted or fail to produce the intended results.

Our manager intends to utilize HFH’s proprietary securities and portfolio analytics systems and software, as well as other middle- and back-office proprietary systems and software. Pursuant to the services agreement, HFH will also provide our manager with services that are based, in part, upon its proprietary third party-licensed trading and liability management tools in analyzing investments in the Agency securities market. Our manager’s use of HFH’s proprietary systems, software and services may not generate expected returns and, in fact, could generate losses. Our manager may improperly analyze the various factors that affect our portfolio, including regional housing markets, job turnover, consumer debt levels, residential equity valuations, yield curve shape and direction, interest rate volatility, U.S. Federal Reserve target rates, inflationary pressures, recession indicators, foreclosure rates, prepayment rate indicators and other factors. If our manager improperly analyzes these factors, or even if our manager properly analyzes the factors but misjudges the implications of the analysis, we could suffer losses and damage our business. The services that HFH will provide our manager will be based, in part, on third-party software that HFH licenses. In the event HFH’s licenses to utilize third-party software are not renewed or are otherwise interrupted, HFH may not be able to provide our manager with the services our manager anticipates receiving and our business operations could be materially impeded. Furthermore, in the event we, our manager or HFH were to infringe upon the intellectual property rights of third parties, whether in the provision or receipt of the services that HFH is providing to our manager or otherwise, we could be subject to significant liability and our brand, reputation, goodwill, operations and financial condition could be materially damaged.

HFH ceased its investment operations during 2009 other than to effect an orderly return of capital to its investors and we could recognize significant losses utilizing HFH’s systems and services through our manager.

We will be dependent on our manager to manage our day-to-day operations and our manager will be dependent upon HFH to provide it with intellectual property and other resources. Recently, as was the case with many other alternative asset management firms, HFH suffered significant losses within some of the funds it managed, experienced large withdrawals of capital and ceased its investment operations. The various funds at HFH that incurred losses were under the management of, among others, Mr. Ullman, who was utilizing the intellectual property and resources that our manager will be relying upon when managing our operations. While the funds that suffered losses at HFH had different principal strategies than the strategy we are pursuing, we may not be successful in generating attractive risk-adjusted returns based upon HFH’s intellectual property and services.

HFH may not fulfill its obligations under the services agreement with our manager, which could impair our operations and financial results.

HFH has only two employees. It has ceased its investment operations, has suffered financial impairments and is not expected to continue to invest in its intellectual property and systems. Pursuant to a services agreement, our manager will be utilizing proprietary software and portfolio analytics systems of HFH, as well as services based on proprietary and third party-licensed trading and liability management tools. There is no assurance that HFH will continue to operate in the future and HFH may be unable or unwilling to provide services to our manager, which could substantially impair our operations and financial results. Even if HFH is effective in providing our manager with the requisite systems and services under the services agreement, we could sustain substantial losses.

Our infrastructure and platform may be insufficient to support our anticipated growth.

While we believe that our investment infrastructure, analytics systems and support infrastructure, including the resources available to our manager under the services agreement with HFH, are highly scalable, we may be wrong and these elements of our business could be insufficient to support our anticipated growth. In addition to the strain that our initial capitalization will place on our available resources, we will seek to raise additional capital from time to time in order to increase the size of our investment portfolio. Our existing resources, including those that will be made available to our manager pursuant to the services agreement with HFH, may be insufficient for our manager to efficiently manage our anticipated portfolio and future growth, which could harm our business and results of operations. Furthermore, we may be unable to find alternatives to our anticipated infrastructure at reasonable costs or at all, which could substantially impair our operations and financial condition.

We have a focused investment strategy for Agency securities, which could subject us to risks associated with a lack of diversification.

Our investment strategy seeks to create an investment portfolio consisting exclusively of Agency securities and our investment portfolio will not be diversified outside of this target asset class. Consequently, any negative events that impact our target asset class could be magnified in our portfolio relative to a portfolio that has a diversified investment strategy. Furthermore, we are not required to diversify our Agency securities. We may therefore choose to concentrate investments in a limited number of geographic areas or by other criteria. To the extent that our portfolio is concentrated in any one, or a limited number of, geographic region(s) or type(s) of securities, or by other characteristics, our risk of loss may be increased.

Our board of directors may change our operating policies and strategies without prior notice to security holders and without security holder approval, and such changes could adversely affect our business and results of operations and the value of our securities.

Our board of directors is responsible for our management and strategic business direction. Although our board of directors has no current plans to do so, it has the authority to modify or waive our current operating policies and our strategies (including our intention to qualify as a REIT and invest exclusively in Agency securities) without prior notice and without security holder approval. We cannot predict the effect that any changes to our current operating policies and strategies may have on our business, operating results and value of our securities. However, the effects could be adverse.

Competition may prevent us from acquiring our target assets at favorable yields, which would adversely affect our results of operations.

Our net income largely depends on our ability to acquire our target assets at favorable spreads over our financing costs. A number of entities will compete with us to make the types of investments that we plan to make. In acquiring our target assets, we will compete with other REITs, investment banking firms, savings and loan associations, banks, insurance companies, hedge funds, mutual funds, other lenders and other entities that purchase Agency securities, many of which have greater financial resources than we have. Additionally, many of our potential competitors are not subject to REIT tax compliance or required to maintain an exemption from the Investment Company Act. As a result, we may not be able to acquire sufficient assets at favorable spreads over our borrowing costs, which would adversely affect our results of operations.

Changes in laws and regulations other than those affecting Fannie Mae and Freddie Mac could adversely affect our business and ability to operate.

Our business may be adversely affected by changes to laws and regulations affecting us other than laws and regulations affecting Fannie Mae and Freddie Mac, including changes to securities laws and changes to the Code applicable to the taxation of REITs. In addition, proposed changes to laws and regulations that could hinder a loan servicer’s ability to adjust loan interest rates upward or to foreclose promptly on defaulted mortgage loans could adversely affect the performance of the loans and the yield on and value of the RMBS. Sweeping legislation has also been proposed and enacted that would grant the U.S. Federal Reserve greater oversight over many new aspects of the financial markets and their participants and the impact of these events remains highly uncertain. New legislation may be enacted into law or new interpretations, rulings or regulations could be adopted, potentially with retroactive effect, any of which could adversely affect our business.

Declines in the market values of assets in our investment portfolio may adversely affect periodic reported results and credit availability, which may reduce earnings and, in turn, cash available for distribution to our stockholders.

A substantial portion of the assets within our investment portfolio will be classified for accounting purposes either as “trading securities” or as “available-for-sale.” Changes in the market values of trading securities will be reflected in earnings and changes in the market values of available-for-sale securities will be reflected in stockholders’ equity. As a result, a decline in values may reduce the book value of our assets. Moreover, if the decline in value of an available-for-sale security is other than temporary, such decline will reduce earnings. A decline in the market value of the assets within our investment portfolio may adversely affect us, particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan, which would reduce our liquidity and limit our ability to leverage our assets. If we were unable to post the additional collateral, we would have to sell the assets at a time when we might not otherwise choose to do so. In the event that we do not have sufficient liquidity to meet such requirements, lending institutions may accelerate indebtedness, increase interest rates and terminate our ability to borrow, any of which could result in a rapid deterioration of our financial condition and cash available for distribution to our stockholders.

The assets within our investment portfolio will be recorded at fair value as determined in good faith by our management based on market quotations from brokers and dealers. We may not be able to obtain quotations from brokers and dealers for certain of the assets within our investment portfolio in the future, in which case our management may need to determine in good faith the fair value of these assets.

Substantially all of the assets held within our investment portfolio will be in the form of securities that are not publicly traded on a national securities exchange or quotation system. The fair value of securities and other assets that are not publicly traded in this manner may not be readily determinable. We will value these assets at fair value as determined in good faith by our management based on market quotations from brokers and dealers. We may not be able to obtain quotations from brokers and dealers for certain assets within our investment portfolio, in which case, our manager may need to determine in good faith the fair value of these assets. Because such quotations and valuations are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a public market for these securities existed. The value of our securities could be adversely affected if our determinations regarding the fair value of these assets are materially higher than the values that we ultimately realize upon their disposal. Misjudgments regarding the fair value of our assets that we subsequently recognize may also result in impairments that we must recognize.

A prolonged economic slowdown, a recession or declining real estate values could impair our investments and adversely affect our business and operating results.

The assets within our investment portfolio may be susceptible to economic slowdowns or recessions or declining real estate values, such as those currently being experienced in the United States, which could lead to financial losses and a decrease in revenues, net income and asset values. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us, any of which would adversely affect our business and operating results.

We may fail to qualify for hedge accounting treatment, which could adversely affect our operating results.

We intend to record our investment in and exposure to derivatives in accordance with GAAP. Under the accounting standards set forth in SFAS 133, the derivatives we use may fail to qualify for hedge accounting treatment for a number of reasons, including if we use instruments that do not meet the SFAS 133 definition of a derivative (such as short sales) or if we fail to satisfy SFAS 133 hedge documentation and hedge effectiveness assessment requirements or our instruments are not highly effective. Additionally, we may choose to designate some derivatives as hedges based on their strategic purpose and relationship to other derivatives not designated as hedges. If we fail to qualify for hedge accounting treatment, our reported operating results would reflect losses on the derivatives we enter into which may not be offset by a change in the fair value of the related asset, liability, commitment or hedged transaction. SFAS 133 has been incorporated into ASC 815 Derivatives and Hedging.

Changes in accounting treatment may adversely affect our profitability.

In February 2008, the Financial Accounting Standards Board, or FASB, issued final guidance regarding the accounting and financial statement presentation for transactions which involve the acquisition of Agency securities from a counterparty and the subsequent financing of these Agency securities through repurchase agreements with the same counterparty. To date, we have not entered into any such transactions. We will evaluate our position based on the final guidance issued by FASB. Our accounting treatment would not affect the economics of these transactions, but would affect how these transactions are reported on our financial statements. If we are not able to comply with the criteria under this final guidance for same-party transactions, we would be precluded from presenting Agency securities and the related financings, as well as the related interest income and interest expense, on a gross basis on our financial statements. Instead, we would be required to account for the purchase commitment and related repurchase agreement on a net basis and record a forward commitment to purchase Agency securities as a derivative instrument. Such forward commitments would be recorded at fair value with subsequent changes in fair value recognized in earnings. Additionally, we would record the cash portion of our investment in Agency securities as a mortgage-related receivable from the counterparty on our balance sheet. Although we would not expect this change in presentation to have a material impact on our net income, it could have an adverse impact on our operations. It could have an impact on our ability to include certain Agency securities purchased and simultaneously financed from the same counterparty as qualifying real estate interests or real estate-related assets used to qualify under the exemption from registration as an investment company under the Investment Company Act. It could also limit our purchases of Agency securities that are simultaneously financed with the same counterparty.

Our financial statements may be materially affected if our critical accounting estimates are inaccurate.

We have limited experience in making critical accounting estimates for our financial statements, which will be prepared in accordance with GAAP. Areas of accounting that may entail judgments include assessing the adequacy of allowances for loan losses and determining the fair value of investment securities. Different estimates, judgments and assumptions may reasonably be used in preparing our financial statements but may have materially different effects on our financials over time. Further, we may make changes to these estimates, judgments and assumptions from time to time. These estimates, judgments and assumptions are inherently uncertain, and, if they prove to be wrong, charges to our income may be required. Due to our limited operating history, and, consequently, our limited experience in making these estimates, judgments and assumptions, the risk of future charges to income may be greater than if we had more experience. Any such charges could materially and adversely affect our business, financial condition, and results of operations and the price of our securities.

We are highly dependent on information and communications systems and any system failures could significantly disrupt our business.

Our business is highly dependent on communications and information systems. Any failure or interruption of our systems or the systems of our manager or HFH could cause delays or other problems in our trading activities and other operations, which could have a material adverse effect on our operating results and the market price of our securities, as well as our ability to pay dividends to our stockholders.

Terrorist attacks and other acts of violence or war may adversely affect any market for our securities, the industry in which we conduct our operations, and our profitability.

Terrorists may attack the United States or U.S. businesses in the future. These attacks or armed conflicts may directly adversely impact properties underlying our RMBS or the securities markets in general. Losses resulting from these types of events may not be insurable on a cost-effective basis or at all.

More generally, any of these events could cause consumer confidence, spending and economic activity to decrease or result in increased volatility in the United States and worldwide financial markets, including by adversely affecting the value of the property underlying our RMBS or the securities markets and economy in general. They also could result in a continuation of the current economic uncertainty in the United States or abroad, any of which could adversely affect our business and financial condition.

Risks Related to Debt Financing

We do not have any contractually-binding financing arrangements in place and we may be unable to obtain financing on favorable terms, or at all.

We will depend on borrowings to fund a substantial portion of our investments in Agency securities. Accordingly, our ability to achieve our investment and leverage objectives depends on our ability to borrow money in sufficient amounts and on favorable terms. Currently, we have no contractually-binding financing agreements or commitments in place. The terms and conditions of each repurchase agreement with our lenders will be negotiated on a transaction-by-transaction basis and lenders’ obligations are subject to a number of conditions. Key terms and conditions of each transaction will include interest rates, maturity dates, asset pricing procedures and margin requirements. We may not be able to negotiate favorable terms and conditions on our repurchase agreements. If we fail to enter into financing arrangements on favorable terms or at all, we will be unable to implement our business strategy and the operation of our business will be significantly impaired.

We will depend on repurchase agreement financing to purchase our target assets and reach our target leverage ratio. If we fail to obtain adequate funding or to renew or replace existing funding upon maturity, we will be limited in our ability to acquire or finance target assets, which will adversely affect our results of operations and may, in turn, negatively affect the market value of our securities and our ability to make distributions to our stockholders.

We will depend on repurchase agreement financing to fund our investment in our target assets and reach our target leverage ratio. However, we may not achieve our desired debt-to-equity ratio for a number of reasons, including the following:

•	our lenders may not make repurchase agreement financing available to us at acceptable rates;

•	our lenders may require that we pledge additional collateral to cover our borrowings, which we may be unable to do; or

•	we may determine that the leverage would expose us to excessive risk.

We cannot assure you that any, or sufficient, repurchase agreement financing will be available to us in the future on terms that are acceptable to us. Investors and financial institutions that lend in the securities repurchase market have tightened lending standards and some have stopped lending entirely in the repurchase market in response to the difficulties and changed economic conditions that have materially adversely affected the RMBS market. While the market disruptions have been most pronounced in the non-Agency RMBS market, the impact has extended to Agency RMBS and the value of these assets has become unstable and relatively illiquid compared to prior periods. Any decline in Agency RMBS value, or perceived market uncertainty about their value, would make it more difficult for us to obtain financing on favorable terms or at all, or maintain our compliance with the terms of any financing arrangements already in place. Additionally, lenders from which we will seek to obtain repurchase financing may have owned or financed RMBS that have declined in value and caused the lenders to suffer losses as a result of the recent downturn in the residential mortgage market. If these conditions persist, more of these institutions may be forced to exit the repurchase market, become insolvent and these institutions may further tighten lending standards or increase the amount of equity capital or lending margin (i.e., the amount of equity we are required to post as collateral under our repurchase agreements) required to obtain financing. In such events, it could become more difficult for us to obtain financing on favorable terms or at all. In the event that we cannot obtain sufficient funding on acceptable terms, there may be a negative impact on the value of our securities and our ability to make distributions, and you may lose part or all of your investment.

We will be subject to margin calls as a result of our borrowings under repurchase agreements. Repurchase lenders can issue margin calls to us when the collateral that is securing the debt falls below a pre-determined threshold. Collateral can fall below the margin threshold primarily as a result of two factors, prepayment of principal and a decrease in market valuation. In determining whether the collateral securing the loan has decreased in value, the repurchase lender will generally follow mark-to-market valuation guidelines established in the applicable master repurchase agreement, which can provide that prices are verified by a generally accepted pricing source. If the lender were to make a determination that warrants a margin call, we would typically have only one to three business days to dispute that determination. Even if we dispute a lender’s determination, we may not be successful in that dispute and could be subject to a margin call with which we disagree or which we are unable to satisfy.

Furthermore, because we will rely primarily on short-term borrowings, our ability to achieve our investment and leverage objectives will depend not only on our ability to borrow money in sufficient amounts and on favorable terms, but also on our ability to renew or replace on a continuous basis our maturing short-term borrowings. We expect that we will depend on many lenders to provide the primary financing sources for our purchases of our target assets; however, that may not be the case and we may be dependent on one or a few lenders for all of our financing. If we are not able to renew or replace maturing borrowings on favorable terms or at all, we will have to sell some or all of our assets, possibly under adverse market conditions.

Borrowing costs under our repurchase agreements may increase, which would adversely affect our results of operations.

Our borrowing costs under repurchase agreements that we expect to arrange generally will be adjustable and will correspond to short-term interest rates, such as LIBOR, or a short-term U.S. Treasury index, plus or minus a margin. The margins on these borrowings over or under short-term interest rates may vary depending upon a number of factors, including, without limitation:

•	the movement of interest rates;

•	the availability of financing in the market, including the financial stability of lenders; and

•	the value and liquidity of our RMBS.

We expect that most of our borrowings will be collateralized borrowings in the form of repurchase agreements. Currently, lenders are requiring higher levels of collateral than they have required in the past to support repurchase agreements collateralized by Agency securities and if this continues it will make our borrowings and use of leverage less attractive and more expensive. Many financial institutions from which we may obtain repurchase agreement financing have increased lending margins for Agency securities relative to prior periods to approximately 5.0% on average, which means that we will have to pledge Agency securities having a value of 105% of the amount of our borrowings. These increased lending margins may require us to post additional cash collateral for our Agency securities. The lending margins under master repurchase agreements we are in the process of negotiating will not be set until we engage in specific repurchase transactions. If the interest rates, lending margins or collateral requirements under these repurchase agreements increase, or if lenders impose other onerous terms to obtain this type of financing, our results of operations will be adversely affected.

The repurchase agreements that we use to finance our investments may require us to provide additional collateral, which could reduce our liquidity and harm our financial condition.

We intend to use repurchase agreements to finance our investments. If the market value of the loans or securities pledged or sold by us to a funding source decline in value, we may be required by the lending institution to provide additional collateral or pay down a portion of the funds advanced, but we may not have the funds available to do so. Posting additional collateral to support our repurchase agreements will reduce our liquidity and limit our ability to leverage our assets. In the event we do not have sufficient liquidity to meet such requirements, lending institutions can accelerate our indebtedness, increase our borrowing rates, liquidate our collateral at inopportune times and terminate our ability to borrow. This could result in a rapid deterioration of our financial condition and possibly require us to file for protection under the U.S. Bankruptcy Code, or the Bankruptcy Code.

If the counterparty to one or more of our repurchase agreements defaults on its obligation to resell the underlying security back to us at the end of the agreement term, or if the value of the underlying securities has declined as of the end of that term or if we default on our obligations under the repurchase agreement, we will lose money on our repurchase transactions.

When we engage in a repurchase transaction, we will generally initially sell securities to the transaction counterparty under a master repurchase agreement in exchange for cash from the counterparty. The counterparty will be obligated to resell the same securities back to us at the end of the term of the repurchase agreement, which typically will be 30 to 90 days, but which may be up to one year. The cash we will receive from the counterparty when we initially sell the securities to the counterparty will be less than the value of those securities, which difference is referred to as the lending margin. If the counterparty in a repurchase transaction defaults on its obligation to resell the securities back to us we will incur a loss on the transaction equal to the amount of the lending margin (assuming no change in the value of the securities). We will also lose money on a repurchase transaction if the value of the underlying securities has declined as of the end of the transaction term, as we will be obligated to repurchase the securities for their initial price, regardless of their current value. Losses incurred on our repurchase transactions would adversely affect our earnings and our cash available for distribution to our stockholders.

If we default on one of our obligations under a repurchase agreement, the counterparty may terminate the agreement and cease entering into any other repurchase agreements with us. In that case, we would likely need to establish a replacement repurchase facility with another financial institution in order to continue to leverage our investment portfolio and carry out our investment strategy. We may be unable to establish a suitable replacement repurchase facility on acceptable terms or at all.

Our anticipated use of repurchase agreements to borrow funds may give our lenders greater rights in the event that we, or our lenders, file for bankruptcy.

Our anticipated borrowings under repurchase agreements may qualify for special treatment under the Bankruptcy Code, giving our lenders the ability to avoid the automatic stay provisions of the Bankruptcy Code and to take possession of and liquidate our collateral under the repurchase agreements without delay if we file for bankruptcy. Furthermore, the special treatment of repurchase agreements under the Bankruptcy Code may make it difficult for us to recover our pledged assets under a repurchase agreement in the event that a lender party to such an agreement files for bankruptcy. Thus, the use of repurchase agreements exposes our pledged assets to increased risk in the event we, or a lender party to such an agreement, file for bankruptcy.

Our lenders may not be able to obtain financing to fund our borrowings, which may impair our ability to obtain financing.

We will depend indirectly on the ability of our lenders to obtain financing to fund borrowing arrangements we make with them. We will pledge our assets, principally Agency securities, as collateral for the loans we obtain. Some of the institutions from which we will borrow funds may obtain financing from the U.S. Federal Reserve through its open market operations, which provide liquidity to the banking industry. U.S. Federal Reserve lending policies permit financial institutions to secure their financings from the U.S. Federal Reserve with collateral that was pledged to them. If the U.S. Federal Reserve changes its policies to no longer permit institutions to pledge such collateral, including Agency securities, our ability to obtain financing on favorable terms, or at all, may be significantly impaired because the institutions from which we obtain our financing may not have sufficient funds available for us to borrow.

Our leverage strategy increases the risks of our operations, which could reduce our net income and the amount available for distributions or cause us to suffer a loss.

We will seek to borrow so that our debt-to-equity ratio is between approximately 5:1 and 12:1, with an initial target range of approximately 7:1 to 8:1. We expect to incur this leverage by borrowing against a substantial portion of the market value of our Agency securities. The amount of leverage, however, is not expressly limited and will depend on our and our prospective lenders’ estimate of the stability of our investment portfolio’s cash flow and our ability to service and repay additional debt. We may not be able to meet our debt service obligations and, to the extent we cannot, we may be forced to liquidate our assets at disadvantageous prices.

This leverage, which is fundamental to our investment strategy, also creates significant risks. For example:

•

We expect that a majority of our borrowings will be secured by our Agency securities, generally under repurchase agreements. A decline in the market value of the Agency securities could limit our ability to borrow or result in lenders requiring us to pledge additional collateral to secure our borrowings. In that situation, we could be required to sell Agency securities under adverse market conditions. If these sales are made at prices lower than the carrying value of the Agency securities, we would experience losses. The liquidation of a major portion of our portfolio at disadvantageous prices with consequent losses could render us insolvent.

•

Certain lenders may require us to remain in compliance with all provisions of other material contracts, including other financing agreements. If any of our financing agreements contain such a provision, our default under one financing agreement could cause us to be in default under other financing agreements. If that occurs, our access to capital would be significantly impeded, which could materially and adversely affect our ability to operate our business.

•

To the extent we are compelled to liquidate qualified REIT assets to repay debts, our compliance with the REIT rules regarding our assets and our sources of income could be negatively affected, which would jeopardize our qualification as a REIT. Losing our REIT status would cause us to lose tax advantages applicable to REITs and would decrease our overall after-tax profits and distributions to our stockholders.

•

Our use of significant leverage may result in substantial losses if our borrowing costs increase. Our borrowing costs may increase for a number of reasons, including any of the following: (i) short-term interest rates increase; (ii) the market value of our Agency securities decreases; (iii) interest rate volatility increases; or (iv) the availability of financing in the market decreases.

•	If we experience losses as a result of our leverage policy, such losses would reduce the amounts available for distribution to our stockholders.

We may not maintain our target leverage ratio, which may result in substantial losses or inferior returns.

We will seek to borrow so that our debt-to-equity ratio is between approximately 5:1 and 12:1 with an initial target range of approximately 7:1 to 8:1. However, we are not required to stay within this leverage ratio. We may exceed this target ratio at any time and without security holder approval. If we exceed this ratio, the adverse impact on our financial condition and results of operations from the types of risks described in this section would likely be more severe.

We may not achieve our desired leverage for many reasons, including if:

•	we determine that the target leverage ratio would expose us to excessive risk;

•	our lenders do not make funding available to us at acceptable rates; or

•	our lenders require that we provide additional collateral to secure our borrowings.

If we operate below our target ratio, we may be impaired in our ability to generate attractive risk-adjusted returns for our security holders.

Our lenders may require us to enter into restrictive covenants relating to our operations, which could adversely affect the value of our securities and could inhibit our ability to qualify as a REIT.

When we obtain financing, our lenders could impose restrictions on us that would affect our ability to incur additional debt, our capability to make distributions to stockholders and our flexibility to determine our operating policies. Loan documents we execute may contain negative covenants that limit, among other things, our ability to repurchase stock, distribute funds from operations, merge with another entity and employ leverage beyond certain amounts. These restrictions could negatively affect the value of our securities and could inhibit our ability to qualify as a REIT.

Risks Related to Our Relationship with Our Manager and HFH

Each of our management agreement and the services agreement with HFH was negotiated between related parties and did not have the benefit of arm’s-length negotiations, which could cause these agreements to not be as favorable to us as they would be if they were negotiated with an unrelated third party.

Each of our management agreement with our manager and the services agreement between HFH and our manager was negotiated between related parties, and did not have the benefit of arm’s-length negotiations of the type normally conducted with an unaffiliated third party. The terms of these agreements, including fees payable, may not be as favorable to us as agreements negotiated with an unrelated third party. Furthermore, because our executive officers, two of whom are our directors, are or will become owners and employees of our manager and because Mr. Ullman is an employee and owner of HFH, we may choose not to enforce, or may enforce less vigorously, our rights under the management agreement and our manager may choose not to enforce, or enforce less vigorously, its rights under the services agreement.

Termination by us of our management agreement with our manager without cause is difficult and costly.

The initial term of our management agreement expires on the second anniversary of the date of the agreement. The agreement is automatically renewed for a one-year term on each anniversary date thereafter unless terminated. Our independent directors will review our manager’s performance periodically, including any fees payable to HFH pursuant to the services agreement, and, following the initial term, the management agreement may be terminated upon the affirmative vote of at least two-thirds of our independent directors based upon: (i) unsatisfactory performance by our manager that is materially detrimental to us; or (ii) a determination that the management fees payable to our manager are not fair, subject to our manager’s right to prevent such a termination by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors and our manager. We must provide 180 days’ prior notice of any such termination. In addition, following the initial term, we may terminate the management agreement for any reason upon 180 days prior written notice to our manager. Upon any such termination event, our manager will be paid a termination fee equal to three times the average annual management fee earned by our manager during the 24-month period immediately preceding termination. We would also be required to pay the termination fee in several other circumstances. The termination fee may make it more difficult for us to terminate the management agreement. These provisions increase the cost to us of terminating the management agreement, thereby adversely affecting our ability to terminate our manager without cause.

If our manager ceases to be our manager pursuant to the management agreement, financial institutions providing our financing arrangements may not provide future financing to us.

The financial institutions we expect will finance our investments may require that we retain our manager pursuant to the management agreement. If our manager ceases to be our manager, it could constitute an event of default under a financing agreement, in which case each of the financial institutions under these financing arrangements would have the right to terminate their financing arrangements and their obligation to advance funds to us to finance our future investments and require repayment of financed amounts or payment of termination amounts. If our manager ceases to be our manager for any reason and we are unable to obtain financing under these or replacement financing arrangements, our growth, liquidity and results of operations may be adversely affected.

There are potential conflicts of interest in our relationship with our manager that could adversely affect the investment opportunities that are available to us.

We are subject to potential conflicts arising out of our relationship with our manager and its affiliates. We are entirely dependent on our manager for our day-to-day management and have no independent officers. All of our executive officers have substantial ownership interests in our manager. Under certain circumstances, our manager could manage another REIT or other enterprises that invest in Agency securities. If our manager engages in additional management or investment opportunities that have overlapping objectives with us, our executive officers and our manager may face conflicts in the allocation of investment opportunities to these other investments. As a result of our available liquidity, our investment policies, REIT requirements and other legal restrictions applicable to us and other relevant considerations, it is possible that we may not be given the opportunity to participate in certain investments made by existing or future entities affiliated with our manager.

While our manager does not currently have any clients other than us, our manager could have clients that compete with us for investment opportunities in the future. Consequently, in order to address this possibility, we established an investment allocation policy with respect to investment opportunities suitable for our manager and its affiliates and clients, on the one hand, and us, on the other hand. This policy will seek to provide for the fair treatment of us and our manager with respect to investment opportunities but will not eliminate the conflicts of interest that our manager may face in making investment decisions. Although our manager has agreed for a specified period not to directly or indirectly sponsor, manage or provide services to any entity or fund that has a long-term investment strategy that focuses exclusively on Agency securities, our manager may, under other circumstances, sponsor, manage and provide services to parties that invest in Agency securities. Further, we do not have any agreement or understanding with our manager that would give us any priority over other investment vehicles managed by our manager in opportunities to invest in Agency securities. Accordingly, we may compete for access to attractive Agency securities and the benefits that we expect our relationship with our manager to provide. In the event we elect not to renew the management agreement at the end of the initial term and determine not to pay a termination fee, our manager will not be subject to any non-competition restrictions upon such non-renewal. Any such competition could have an adverse affect on our business and operations. For a more detailed description of the conflicts of interest our manager faces, see “Certain Relationships and Related Party Transactions—Conflicts of Interest.”

Our manager and its key employees may face competing demands relating to their time and this may adversely affect our operations.

We rely on our manager and its employees, including Messrs. Ullman, Rodman and Saverin, for the day-to-day operation of our business. Mr. Ullman will remain an employee of HFH following completion of this offering. Furthermore, Messrs. Ullman, Rodman and Saverin may engage in other business activities through or apart from our manager and face conflicts of interest in allocating their time among us, our manager and, in the case of Mr. Ullman, HFH. In addition, our manager and its key personnel will also be permitted to manage and invest in other real estate-related investment entities, engage in charitable work, manage their own personal investments and engage in other for-profit ventures and employment opportunities, all of which could reduce the time and effort they devote to us.

Consequently, we will not have the undivided attention of the management team of our manager and our manager faces conflicts in allocating management time and resources between our company, our manager and HFH. Further, during turbulent market conditions or other times when we need focused support and assistance from our manager, other entities for which our manager or its employees also act as investment manager will likewise require greater focus and attention, placing competing high levels of demand on our manager’s limited resources and personnel. In such situations, we may not receive the necessary support and assistance we require or would otherwise receive if we were internally managed or if our manager did not act as a manager for other entities.

Our directors have approved broad investment guidelines for our manager and do not approve each investment decision made by our manager.

Our manager is authorized to follow broad investment guidelines. Our directors, including our independent directors, periodically review our investment guidelines and our investment policies. However, our board does not review each proposed investment. In addition, in conducting periodic reviews, our directors will rely primarily on information provided to them by our manager. Furthermore, transactions entered into by our manager may be difficult or impossible to unwind by the time they are reviewed by the directors. Our manager has great latitude with the investment guidelines in determining the types of assets it may decide are proper investments for us.

Our manager’s management fee is payable regardless of our performance.

Our manager is entitled to receive a management fee from us that is based on the amount of our equity (as defined in the management agreement), regardless of the performance of our portfolio. For example, we would pay our manager a management fee for a specific period even if we experienced a net loss during the same period. Our manager’s entitlement to substantial nonperformance-based compensation might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. This in turn could adversely affect our ability to make distributions to our stockholders and the market price of our securities.

We will depend on key personnel of our manager, in particular Messrs. Ullman, Rodman and Saverin, and the loss of any of our manager’s key personnel could severely and detrimentally affect our operations.

As an externally-managed company, we will depend on the diligence, experience and skill of the senior management and employees of our manager for the selection, analysis, acquisition, structuring, hedging of our liabilities and selection, acquisition and monitoring of our assets and associated borrowings. We will depend on the efforts and expertise of the senior management of our manager to manage our day-to-day operations and strategic business direction. If any of our manager’s key personnel were to leave or fail to devote sufficient time to our operations, locating individuals with specialized industry knowledge and skills similar to that of our manager’s key personnel may not be possible or could take months and require the retention of an executive search firm, which may be expensive. Because we are a new externally-managed company and are dependent on our manager, the loss of any key personnel of our manager, especially any of Messrs. Ullman, Rodman and Saverin, could adversely affect our business, financial condition, cash flow and results of operations.

Our manager will rely upon HFH to provide services to it through a services agreement and we and our manager may not find suitable replacements for HFH if the services agreement is terminated for any reason.

We will be dependent on our manager to manage our day-to-day operations and our manager will rely upon HFH to provide it with access to certain of HFH’s resources that our manager will utilize to run our day-to-day operations. In particular, our manager will rely on HFH for access to its proprietary securities and portfolio analytics systems and software, as well as services that are based, in part, upon HFH’s proprietary and third party-licensed trading and liability management tools. HFH could cease to exist in the future or otherwise stop providing services under its services agreement. Effective upon the closing of this offering, our manager will enter into a services agreement with HFH and the termination of, or our manager’s inability to enter into, the services agreement with HFH could materially and adversely affect our operations and financial condition and we may be unable to find a suitable replacement on acceptable terms or at all.

We will depend on the employees of our manager, who have no experience operating a REIT or managing a public company, which could hinder our operations or otherwise adversely affect our status as a REIT and our ability to maintain our exemption from registration under the Investment Company Act.

We will depend on the employees of our manager, who have no experience operating a REIT in compliance with the numerous technical restrictions and limitations set forth in the Code applicable to REITs or required to maintain an exemption from the Investment Company Act. Our manager’s lack of experience in managing an investment portfolio under regulatory constraints applicable to REITs may hinder our ability to achieve our investment objectives. In addition, qualifying as a REIT and maintaining our exemption from registration under the Investment Company Act limit the types of investments we are able to make. Further, the employees of our manager have no experience managing a public company. This lack of experience makes it more likely that we will experience challenges that could hinder our operations or otherwise adversely affect our status as a REIT and our ability to maintain our exemption from registration under the Investment Company Act.

Our financial condition and results of operations will depend on the ability of our manager to effectively deploy the proceeds of this offering, operate our business and manage our future growth.

Whether we are able to achieve our investment objectives will depend on our ability to effectively deploy the proceeds of this offering and grow our business, which is dependent on our manager’s ability to identify and invest in securities that meet our investment criteria. Accomplishing this result on a cost-effective and timely basis will, in large part, be a function of our manager’s structuring and implementation of an investment process, its ability to provide competent, attentive and efficient services and other resources to us and our access to financing on acceptable terms. Under the management agreement, employees of our manager have significant responsibilities. In order to effectively deploy the proceeds of this offering and grow, our manager must hire, train, supervise and manage its employees successfully, which may not occur. Furthermore, each of the members of management of our external manager has controlled or been responsible for businesses and business units that have sustained losses in the past, including as a result of the recent economic downturn in the real estate and mortgage industries and other factors. Our management team may be unable to successfully operate our business, particularly in the event of another severe economic downturn. Failure to effectively deploy the proceeds of this offering, operate our business and manage our future growth would result in material adverse effects on our business, financial condition and results of operations.

Our manager’s liability is limited under the management agreement, and we have agreed to indemnify our manager against certain liabilities.

Pursuant to the management agreement, our manager does not assume any responsibility other than to render the services called for thereunder and is not responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our manager, its managers, officers, members and employees are not liable to us or any of our subsidiaries or stockholders for any acts or omissions, errors of judgment or mistakes of law, except those arising from willful misconduct, gross negligence or fraud. We have agreed to reimburse, indemnify and hold our manager, its managers, officers, members and employees harmless for and from any and all expenses, losses, damages and other liabilities of any nature whatsoever arising from any acts or omissions, errors of judgment or mistakes of law of our manager, its managers, officers, members and employees made in the performance of our manager’s duties under the management agreement or pursuant to any underwriting agreement or similar agreement, in the absence of willful misconduct, gross negligence or fraud. We have agreed to further indemnify our manager as an agent to the maximum extent possible under our charter and bylaws.

Risks Related to Our Corporate Structure and this Offering

Failure to maintain an exclusion from the Investment Company Act would adversely affect our business.

We intend to conduct our business so as not to be considered an investment company under the Investment Company Act, thus avoiding registration as an “investment company.” If we fail to qualify for this exclusion, our ability to use leverage would be substantially reduced and we would be unable to conduct our business as described in this prospectus.

To avoid registration as an investment company, we intend to rely on the exclusion provided by Section 3(c)(5)(C) of the Investment Company Act. To qualify for the exclusion, we intend to make investments so that at least 55% of the assets we own consist of qualifying mortgage loans and other liens on and interests in real estate, which are collectively referred to as “qualifying real estate assets,” and so that at least 80% of the assets we own, on an unconsolidated basis, consist of real estate-related assets (including our qualifying real estate assets). We will treat Agency whole pool certificates as qualifying real estate assets based on no-action letters issued by the SEC to other issuers. On the other hand, our investments in Agency debentures will be considered neither qualifying real estate assets nor real estate-related assets under Section 3(c)(5)(C) of the Investment Company Act.

Qualification for the Section 3(c)(5)(C) exclusion will limit our ability to make certain investments, which investments might offer a higher yield than could be obtained through the purchase of qualifying real estate assets. In addition, to maintain our exclusion, we may be required to sell assets that would otherwise be in our best interest to retain or we may be required to purchase additional qualifying real estate assets that we would otherwise not wish to acquire. These restrictions on our asset composition could adversely affect our returns and therefore could adversely impact our operating performance and the value of our securities.

As a REIT, we will be required to distribute substantially all of our taxable income, which could limit our ability to grow our operations and could make us more susceptible to market disruptions.

In order to qualify as a REIT, we must distribute to our stockholders, each calendar year, at least 90% of our REIT taxable income. Consequently, we will be unable to retain significant capital from operations to grow our business. Our distribution requirements could put us at a competitive disadvantage relative to other companies that are not subject to these requirements. For example, our distribution requirements could lower our capital base relative to non-REITs with which we compete. A smaller capital base could also make us more susceptible to the adverse affects of market disruptions and credit constraints. In order to increase our capital base substantially, we generally will be required to raise capital through debt and equity offerings. We may, however, be unable to raise capital through debt or equity offerings on favorable terms or at all, which could materially and adversely affect our ability to implement our business strategy.

There may not be an active market for our securities, which may cause our units, common stock or warrants to trade at a discount and make it difficult to sell the securities you purchase.

Prior to this offering, there has been no public market for our securities. The initial public offering price for the units will be determined by negotiations between the underwriters and us. We cannot assure you that the initial public offering price will correspond to the price at which the units will trade in the public market subsequent to this offering or that the price of the units, shares of our common stock or warrants available in the public market will reflect our actual financial performance.

We have applied to have our common stock, units and warrants listed on the New York Stock Exchange, or NYSE, under the symbols “MDQ”, “MDQ.U” and “MDQ.WS”, respectively. Even if the NYSE accepts our application, listing on the NYSE will not ensure that an actual market will develop for our securities. Accordingly, no assurance can be given as to:

•	the likelihood that an actual market for our securities will develop;

•	the liquidity of any such market;

•	the ability of any holder to sell our securities; or

•	the prices that may be obtained for our securities.

The market price and trading volume of our securities may be volatile following this offering, which could make it difficult to sell at or above the initial public offering price the securities you purchase or result in a loss on your investment.

Even if an active trading market develops for our securities after this offering, the market price of our securities may be highly volatile and be subject to wide fluctuations. In addition, the trading volume in our securities may fluctuate and cause significant price variations to occur. If the market price of our securities declines significantly, you may be unable to resell your securities at or above the initial public offering price. The financial markets have experienced extreme price and volume fluctuations that have affected the market price of securities of many companies in our industry and industries similar or related to ours and that, at times, have been unrelated to these companies’ operating performances. These broad market fluctuations could reduce the market price of our securities. Furthermore, our operating results and prospects may be below the expectations of public market analysts and investors or may be lower than those of companies with comparable market capitalizations and strategies, which could lead to a material decline in the market price of our securities. Some of the factors that could negatively affect the price of our securities or result in fluctuations in the price or trading volume of our securities include:

•	actual or anticipated variations in our quarterly operating results or distributions;

•	changes in our earnings estimates or publication of research reports about us or the real estate or mortgage industry;

•	increases in market interest rates that lead purchasers of our securities to demand a higher yield;

•	changes in market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	additions or departures of key management personnel;

•	actions by institutional stockholders;

•	speculation in the press or investment community; and

•	general market and economic conditions.

Future offerings of debt securities, which would rank senior to our common stock upon our liquidation, and future offerings of equity securities, which would dilute our existing stockholders and may be senior to our common stock for the purposes of dividend and liquidating distributions, may adversely affect the market price of our securities.

In the future, we may raise capital through the issuance of debt or equity securities. Upon liquidation, holders of our debt securities and preferred stock, if any, and lenders with respect to other borrowings will be entitled to our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our securities, or both. Our preferred stock, if issued, could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to pay dividends to the holders of our common stock. Sales of substantial amounts of our equity securities (including shares of our common stock issued pursuant to our 2008 equity incentive plan), or the perception that these sales could occur, could have a material adverse effect on the price of our securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our equity securities will bear the risk of our future offerings reducing the market price of our equity securities and diluting the value of their stock holdings in us.

Future issuances of our common stock and other securities convertible into our common stock, including warrants, could cause the price of our securities to decline.

We may, from time to time, issue additional shares of common stock, or other securities convertible into common stock, including warrants. We may also issue stock options, restricted stock and similar instruments under our 2008 equity incentive plan. If we issue a significant number of shares of common stock or securities convertible into common stock, or if option holders exercise their options in a short period of time, dilution of our outstanding common stock and an accompanying decrease in the market price of our securities could occur.

An increase in market interest rates may have an adverse effect on the market price of our securities.

One of the factors that investors may consider in deciding whether to buy or sell our securities or to exercise our warrants is our dividend rate as a percentage of our common stock price relative to market interest rates. If market interest rates increase, prospective investors may desire a higher dividend or interest rate on our securities or seek securities paying higher dividends or interest. The market price of our securities likely will be based primarily on the earnings and return that we derive from our investments and income with respect to our assets and our related distributions to stockholders, and not from the market value of our assets. As a result, interest rate fluctuations and capital market conditions can affect the market price of our securities. For instance, if interest rates rise without an increase in our dividend rate, the market price of our common stock could decrease because potential investors may require a higher dividend yield on our common stock as market rates on interest-bearing securities, such as bonds, rise. In addition, rising interest rates would result in increased interest expense on our variable rate debt, thereby adversely affecting cash flow and our ability to service our indebtedness and pay dividends.

If you purchase units in this offering, you will experience immediate substantial dilution.

The offering price of our shares of common stock included in the units being offered by this prospectus, assuming no value is attributed to the warrants included in such units, is higher than the net tangible book value per share of our common stock outstanding upon the closing of this offering. Accordingly, if you purchase units in this offering, you will experience immediate substantial dilution of approximately $1.24 in the net tangible book value per share of common stock (assuming payment of the initial underwriting discounts and commissions and the additional deferred underwriting discounts and commissions more fully described in “Use of Proceeds”). This means that investors that receives shares of common stock as part of the units purchased in this offering will pay a price per share that exceeds the per share net tangible book value of our assets immediately after completion of this offering. See “Dilution.”

You will not be able to exercise your warrants if an effective registration statement is not in place when you desire to do so.

No public warrant will be exercisable and we will not be obligated to issue shares of our common stock unless, at the time a holder seeks to exercise such public warrant, a prospectus relating to the shares of our common stock issuable upon exercise of the warrant is current. Under the terms of the warrant agreement, we are required to use our best efforts to meet these conditions and to maintain a current prospectus relating to the shares of our common stock issuable upon exercise of the warrants until the expiration of the warrants. However, there can be no assurance that we will be able to do so, and if we do not maintain a current prospectus related to the shares of our common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants. Additionally, we will have no obligation to settle the warrants for cash or “net cash settle” any warrant exercise. Accordingly, if the prospectus relating to the shares of our common stock that are issuable upon the exercise of the warrants is not current, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

We will not be obligated to settle the exercise of a warrant unless the issuance of our shares of common stock upon such exercise has been registered pursuant to an effective registration statement and a prospectus relating to the shares is current and available or, in the opinion of our counsel, is exempt from the registration requirements of the Securities Act and qualified for sale or exempt from qualification under the securities laws of the state of residence of the holder of the warrants.

We are not obligated to settle the exercise of a warrant or to issue shares of our common stock pursuant to the exercise of a warrant unless the shares of our common stock issuable upon such exercise have been registered pursuant to an effective registration statement and a prospectus relating to the shares is current and available or, in the opinion of our counsel, are exempt from the registration requirements of the Securities Act and qualified for sale or exempt from qualification under the securities laws of the state (or other jurisdiction) of residence of the holder of the warrants. We have applied to have our common stock, units and warrants listed on the NYSE, which provides an exemption from registration in every state. Accordingly, we believe holders in every state will be able to exercise their warrants as long as the prospectus relating to the shares of our common stock that are issuable upon exercise of the warrants is current. However, there can be no assurance of this fact. If a warrant holder is unable to exercise his warrants in a particular state, the warrant holder may be forced to sell his/her warrant and therefore lose the benefit of purchasing our common stock. Furthermore, the price the warrant holder receives for the warrant may not equal the difference between the exercise price and the stock price.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” and (y) the fair market value. The “fair market value” shall mean the average reported last sales price of our common stock for the 10 trading days ending on the third trading day prior to the date on which notice of redemption is sent to the holders of the warrants. If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

Our outstanding warrants may have an adverse effect on the market price of our common stock.

We will be issuing warrants to purchase 10,000,000 shares of common stock (or 11,500,000 shares of common stock if the underwriters’ over-allotment option is exercised) as part of the units offered by this prospectus. These warrants, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares included as part of the units offered by this prospectus. Accordingly, the sale, or even the possibility of a sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience a substantial dilution of your holdings.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sale price of the common stock equals or exceeds 120% of the warrant exercise price per share for any 20 trading days within a 30-trading day period ending on the third business day prior to proper notice of such redemption, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

We have not established a minimum dividend payment level and we may not be able to pay dividends.

We intend to make regular quarterly distributions to holders of our common stock sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. We have not established a minimum dividend payment level and our ability to pay dividends may be adversely affected by many factors, including the risk factors described in this prospectus. Although we do not intend to use any of the net proceeds from this offering to fund distributions to our stockholders, to the extent we use these net proceeds to fund distributions, these payments may be treated for federal income tax purposes as a return of capital to our stockholders. All distributions will be declared and paid at the discretion of our board of directors and will depend on our earnings, our financial condition, the requirements to qualify as a REIT and such other factors as our board of directors may deem relevant from time to time. We may not be able to pay dividends.

Our cash available for distribution may be less than the amount required to meet the distribution requirements for REITs under the Code. Consequently, we may be required to borrow money or sell assets to pay dividends in order to satisfy the REIT distribution requirements of the Code. If our cash available for distribution is less than the amount required to meet the distribution requirements for REITs under the Code, we may not be successful in either borrowing sufficient funds or selling assets to generate sufficient proceeds to pay dividends in the amount required. See “Distribution Policy.”

Our ownership limitations and certain other provisions of applicable law and our charter may restrict business combination opportunities that would otherwise be favorable to our security holders.

Upon the closing of this offering, our charter will prohibit beneficial or constructive ownership by any person of more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our stock. For purposes of this calculation, warrants treated as held by a person will be deemed to have been exercised. However, unless our board of directors decides to apply a different interpretation of our charter, warrants held by other unrelated persons will not be deemed to have been exercised.

Accordingly, a person generally will not be able to acquire more than 5.1% of the units, directly or indirectly, unless our board of directors grants a waiver from this ownership limit. For a description of how this 5.1% threshold with respect to the units was calculated, see “Description of Securities—Restrictions on Ownership and Transfer.” Additionally, our charter prohibits beneficial or constructive ownership of our stock that would otherwise result in our failure to qualify as a REIT. The ownership rules in our charter are complex and may cause the outstanding stock owned by a group of related individuals or entities to be deemed to be owned by one individual or entity. As a result, these ownership rules could cause an individual or entity to unintentionally own shares beneficially or constructively in excess of our ownership limits. Any attempt to own or transfer shares of our common or preferred stock in excess of our ownership limits without the consent of our board of directors will result in such shares being transferred to a charitable trust. These provisions may inhibit market activity and the resulting opportunity for our security holders to receive a premium for their securities that might otherwise exist if any person were to attempt to assemble a block of shares of our stock in excess of the number of shares permitted under our charter and which may be in the best interests of our security holders. We may also issue preferred stock and avail ourselves of rights under Maryland law to restrict business combinations that would otherwise be favorable to our security holders.

Lock-up agreements entered into upon the closing of this offering may not limit the number of our securities sold into the market, which could reduce the market price for our securities.

We, each of our and our manager’s directors and executive officers, certain of our existing stockholders, our manager, HFH and certain of their affiliates, clients and employees, and certain of our manager’s and HFH’s business associates and related persons, will enter into lock-up agreements with the representatives of the underwriters that prohibit us and them, without the prior written consent of the representatives of the underwriters from issuing, selling, pledging, transferring or otherwise disposing of our units, warrants or common stock or securities convertible into our common stock for a period of 180 days after the closing of this offering, subject to certain exceptions and extension in certain circumstances. The representatives of the underwriters, on behalf of the underwriters, may, in their discretion, release all or any portion of the securities subject to the lock-up agreements at any time without notice or stockholder approval. If the restrictions under the lock-up agreements are waived or terminated, a significant number of our securities otherwise subject to the lock-up agreements will be available for sale into the market, subject only to applicable securities rules and regulations, which could reduce the market price for our securities.

There are no present agreements between the representatives of the underwriters, on the one hand, and us or any other individual or entity that will be subject to such lock-up agreements, on the other hand, to release us or any of them from these lock-up agreements. However, we cannot predict the circumstances or timing under which the representatives of the underwriters may waive these restrictions. These sales or a perception that these sales may occur could reduce the market price of our securities.

Provisions of Maryland law and other provisions of our organizational documents may limit the ability of a third party to acquire control of our company.

Certain provisions of the Maryland General Corporation Law, or MGCL, may have the effect of delaying, deferring or preventing a transaction or a change in control of our company that might involve a premium price for holders of our securities or otherwise be in their best interests, including:

•

“business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our shares or an affiliate or associate of ours who, at any time within the two-year period prior to the date in question was the beneficial owner of 10% or more of the voting power of our then-outstanding voting stock) or an affiliate thereof for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter impose special stockholder voting requirements on these combinations; and

•

“control share” provisions that provide that “control shares” of our company (defined as shares which, when aggregated with other shares controlled by the acquiring stockholder, entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of “control shares”) have no voting rights except to the extent approved by our stockholders by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

Pursuant to the statute, effective upon the closing of this offering, our board of directors intends to adopt a resolution exempting us from these “business combination” provisions. Our bylaws also contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. However, these provisions could be amended or eliminated at any time in the future.

Furthermore, if we have a class of equity securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and meet certain other requirements, Title 3, Subtitle 8 of the MGCL permits our board of directors, without stockholder approval and regardless of what is currently provided in our charter or bylaws, to elect on behalf of our company to be subject to statutory provisions that may have the effect of delaying, deferring or preventing a transaction or a change in control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest. Pursuant to Title 3, Subtitle 8 of the MGCL, once we meet the applicable requirements, our charter and bylaws provide that our board of directors will have the exclusive power to fill vacancies on our board. As a result, unless all of the directorships are vacant, our stockholders will not be able to fill vacancies with nominees of their own choosing. Our board of directors may elect to opt in to additional provisions of Title 3, Subtitle 8 of the MGCL without stockholder approval at any time that we have a class of equity securities registered under the Exchange Act and satisfy certain other requirements.

Additionally, our charter and bylaws contain other provisions that may delay or prevent a change of control of our company. For example, our charter and bylaws provide that the number of directors constituting our full board may be fixed only by our directors, that our bylaws may only be amended by our directors and that a special meeting of stockholders may not be called by holders of our stock holding less than a majority of all the votes entitled to be cast at such meeting.

See “Certain Provisions of Maryland Law and of Our Charter and Bylaws.”

Our board of directors may approve the issuance of capital stock with terms that may discourage a third party from acquiring us.

Our charter permits our board of directors to issue shares of preferred stock, issuable in one or more classes or series. We may issue a class of preferred stock to individual investors in order to comply with the various REIT requirements. Our board of directors may also classify or reclassify any unissued shares of preferred or common stock and establish the preferences and rights (including the right to vote, participate in earnings and to convert into shares of our common stock) of any such shares of stock, which rights may be superior to those of shares of our common stock. Any shares of preferred stock we may issue in the future may have liquidation preferences and otherwise rank senior to our common stock and any other junior securities with respect to dividends. Thus, our board of directors could authorize the issuance of shares of preferred or common stock, warrants, or any combination of these securities, with terms and conditions that could have the effect of discouraging a takeover or other transaction in which holders of our securities might receive a premium for their securities over the then current market price of our securities. Furthermore, to the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted and your securities may be subordinated to the new equity interests. In addition, depending on the terms and pricing of any additional offerings, you may also experience dilution in the book value and fair value of your shares.

We will become subject to financial reporting and other requirements for which our accounting, internal audit and other management systems and resources may not be adequately prepared.

Following this offering, we will become subject to reporting and other obligations under the Exchange Act, including the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments. These reporting and other obligations will place significant demands on management, administrative, operational, internal audit and accounting resources and will cause us to incur significant expenses. Our manager may not provide us with the support we need, and in such event, among other things, we may need to:

•	upgrade systems or create new systems;

•	implement additional financial and management controls, reporting systems and procedures;

•	expand the internal audit function; and

•	hire additional accounting, internal audit and finance staff, at substantial cost to us.

If we are unable to accomplish these objectives in a timely and effective fashion, our ability to comply with the financial reporting requirements and other rules that apply to reporting companies could be impaired. Any failure to achieve and maintain effective internal controls could have a material adverse effect on our business, operating results and the price of our securities.

Our rights and the rights of our stockholders to take action against our directors and officers are limited, which could limit your recourse in the event of actions not in our stockholders’ best interests.

Our charter limits the liability of our directors and officers for money damages. Our charter also permits us to indemnify our directors and officers for actions taken by them in those capacities to the extent permitted by Maryland law, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer of our company from and against any claim or liability to which he or she may become subject by reason of his or her service in that capacity, including the defense costs and other expenses incurred by our directors and officers. Finally, we also intend to enter into agreements with our directors and executive officers pursuant to which we will agree to indemnify them to the maximum extent permitted by Maryland law. See “Certain Provisions of Maryland Law and of Our Charter and Bylaws—Limitation of Liability and Indemnification.”

Federal Income Tax Risks

Your investment has various federal income tax risks.

Although the provisions of the Code relevant to your investment are generally described in “Federal Income Tax Consequences of Our Status as a REIT,” we strongly urge you to consult your own tax adviser concerning the effects of federal, state and local income tax law on an investment in our securities and on your individual income tax situation.

Complying with REIT requirements may cause us to forego or liquidate otherwise attractive investments.

To qualify as a REIT for federal income tax purposes, we must continually satisfy various tests regarding the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our stock. In order to meet these tests, we may be required to forego investments we might otherwise make. Thus, compliance with the REIT requirements may hinder our investment performance.

In particular, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and Agency securities. The remainder of our investment in securities (other than government securities, securities of TRSs and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities, securities of TRSs and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total assets can be represented by securities of one or more TRSs. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Failure to qualify as a REIT would subject us to federal income tax, which would reduce the cash available for distribution to our stockholders.

We intend to operate in a manner that is intended to cause us to qualify as a REIT for federal income tax purposes commencing with our taxable year ending on December 31, 2010. However, the federal income tax laws governing REITs are extremely complex, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Qualifying as a REIT requires us to meet various tests regarding the nature of our assets and our income, the ownership of our outstanding stock and the amount of our distributions on an ongoing basis. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances (or in the laws, regulations or administrative interpretations affecting REIT qualification), no assurance can be given that we will so qualify for any particular year.

If we fail to qualify as a REIT in any calendar year and we do not qualify for certain statutory relief provisions, we would be required to pay federal income tax on our taxable income. We might need to borrow money or sell assets in order to pay that tax. Our payment of income tax would decrease the amount of our income available for distribution to our stockholders. Furthermore, if we fail to maintain our qualification as a REIT and we do not qualify for certain statutory relief provisions, we no longer would be required to distribute substantially all of our REIT taxable income to our stockholders. Unless our failure to qualify as a REIT were excused under federal tax laws, we could not re-elect REIT status until the fifth calendar year following the year in which we failed to qualify.

Failure to make required distributions would subject us to tax, which would reduce the cash available for distribution to our stockholders.

In order to qualify as a REIT, we must distribute to our stockholders, each calendar year, at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain. To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed income. In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any calendar year are less than the sum of:

(i)	85% of our REIT ordinary income for that year;

(ii)	95% of our REIT capital gain net income for that year; and

(iii)	100% of any undistributed taxable income from prior periods.

We intend to distribute our REIT taxable income to our stockholders in a manner intended to satisfy the 90% distribution requirement and to avoid both corporate income tax and the 4% nondeductible excise tax. However, there is no requirement that TRSs distribute their after-tax net income to their parent REIT or their stockholders, and, if we form a TRS, such TRS may determine not to make any distributions to us.

Our taxable income may substantially exceed our net income as determined based on GAAP because, for example, realized capital losses will be deducted in determining our GAAP net income, but may not be deductible in computing our taxable income. In addition, we may invest in assets that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets, referred to as phantom income. Although some types of phantom income are excluded to the extent they exceed 5% of our REIT taxable income in determining the 90% distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to any phantom income items if we do not distribute those items on an annual basis. As a result of the foregoing, we may generate less cash flow than taxable income in a particular year. In that event, we may be required to use cash reserves, incur debt, or liquidate non-cash assets at rates or times that we regard as unfavorable in order to satisfy the 90% distribution requirement and to avoid corporate income tax and the 4% nondeductible excise tax in that year. We may satisfy the 90% distribution requirement with taxable distributions of our stock or debt securities.

In addition, our lenders could require us to enter into negative covenants, including restrictions on our ability to distribute funds or to employ leverage, which could inhibit our ability to satisfy the 90% distribution requirement.

Our ownership limitation may restrict change of control or business combination opportunities in which our security holders might receive a premium for their securities.

In order for us to qualify as a REIT for each taxable year after 2010, no more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year, which we refer to as the “closely-held test.” “Individuals” for this purpose include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. In order to qualify as a REIT, our charter generally prohibits any person from beneficially or constructively owning more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our stock. A “person” for this purpose includes individuals, corporations, partnerships, estates, some trusts, associations, private foundations within the meaning of Section 509(a) of the Code, joint stock companies and other entities and also includes a “group” under Section 13(d)(3) of the Exchange Act. For purposes of this calculation, warrants treated as held by a person will be deemed to have been exercised. However, unless our board of directors decides to apply a different interpretation of our charter, warrants held by other unrelated persons will not be deemed to have been exercised. Accordingly, a person generally will not be able to acquire more than 5.1% of the units, directly or indirectly, unless our board of directors grants a waiver from this ownership limit. Our board of directors will consider requests for waivers from any persons that seek to own more than 5.1% of our units. For a description of how this 5.1% threshold with respect to the units was calculated, see “Description of Securities—Restrictions on Ownership and Transfer.”

The ownership limitation could have the effect of discouraging a takeover or other transaction in which holders of our securities might receive a premium for their securities over the then-prevailing market price or which holders might believe to be otherwise in their best interests.

If the transfer restrictions in the warrant agreement are not respected, we may fail to qualify as a REIT.

For purposes of the closely-held test described in the previous risk factor, persons may be treated as owning the shares of our common stock underlying any warrants they own prior to the exercise of such warrants. To assist our satisfaction of the closely-held test, the warrant agreement generally prohibits any person from beneficially or constructively owning more than 9.8% of the outstanding warrants, and further provides that violations of this restriction will be subject to provisions similar to those in our charter applicable to violations of our stock ownership limit. The IRS has ruled privately that restrictions similar to those in our charter will be respected to prevent a REIT from violating the closely-held test. However, the IRS has never ruled that restrictions similar to those in our warrant agreement will prevent a REIT from violating the closely-held test with respect to the ownership of its outstanding warrants. Although we believe the restrictions in the warrant agreement are enforceable, no assurance can be provided that the restrictions in the warrant agreement will be respected by the IRS. If these restrictions were not respected and an individual (including for this purpose certain entities) were to own more than 9.8% of our outstanding warrants, we could violate the closely-held test. If we were unable to qualify for certain relief provisions, such violation could result in our failing to qualify as a REIT.

The failure of Agency securities subject to repurchase agreements to be treated as owned by us for federal income tax purposes could adversely affect our ability to qualify as a REIT.

We intend to enter into financing arrangements that are structured as repurchase agreements pursuant to which we will nominally sell certain of our Agency securities to a counterparty and simultaneously enter into an agreement to repurchase these securities at a later date in exchange for a purchase price. Economically, these agreements are financings that are secured by the Agency securities sold pursuant thereto. Based on positions the Internal Revenue Service, or IRS, has taken in analogous situations, we believe that we would be treated for REIT asset and income test purposes as the owner of the Agency securities that are the subject of any such repurchase agreement notwithstanding that such agreements may transfer record ownership of the Agency securities to the counterparty during the term of the agreement. It is possible, however, that the IRS, could assert that we did not own the Agency securities during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Code substantially limit our ability to hedge Agency securities. Our aggregate gross income from non-qualifying hedges, fees, and certain other non-qualifying sources cannot exceed 5% of our annual gross income. As a result, we might have to limit our use of advantageous hedging techniques or implement those hedges through a TRS. Any hedging income earned by a TRS would be subject to federal, state and local income tax at regular corporate rates. This could increase the cost of our hedging activities or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear.

Our ability to invest in Agency debentures may be limited by the REIT 75% gross income test.

In order to satisfy the requirements for qualification as a REIT, we must derive at least 75% of our gross income each year from certain real estate related sources. Our interest income from Agency debentures will not be qualifying income for purposes of the 75% gross income test. Accordingly, our strategy to invest in such Agency debentures may be limited by our intention to comply with that test.

A decline in the value of the real estate securing the mortgage loans that back Agency RMBS could cause a portion of our income from such securities to be nonqualifying income for purposes of the REIT 75% gross income test, which could cause us to fail to qualify as a REIT.

Pools of mortgage loans back the Agency RMBS that we intend to acquire. In general, the interest income from a mortgage loan is qualifying income for purposes of the 75% gross income test applicable to REITs to the extent that the mortgage loan is secured by real property. If a mortgage loan is secured by real property and other property and has a loan-to-value ratio greater than 100%, however, then only a proportionate part of the interest income is qualifying income for purposes of the 75% gross income test. In addition, if a mortgage loan has a loan-to-value ratio of greater than 100%, then only a proportionate part of the value of the loan is treated as a “real estate asset” for purposes of the 75% asset test applicable to REITs. This loan-to-value ratio is generally measured at the time that the REIT commits to acquire the loan. Although the IRS has ruled generally that the interest income from non-CMO Agency RMBS is qualifying income for purposes of the 75% gross income test, it is not entirely clear how this guidance would apply if we purchase non-CMO Agency RMBS in the secondary market at a time when the loan-to-value ratio of one or more of the mortgage loans backing the non-CMO Agency RMBS is greater than 100%, and, accordingly, a portion of any income from such non-CMO Agency RMBS may be treated as non-qualifying income for purposes of the 75% gross income test. In addition, that guidance does not apply to CMO Agency RMBS. In the case of CMO Agency RMBS, if less than 95% of the assets of the issuer of the CMO Agency RMBS constitute “real estate assets,” then only a proportionate part of our income derived from the CMO Agency RMBS will qualify for purposes of the 75% gross income test. Although the law is not clear, the IRS may take the position that the determination of the loan-to-value ratio for mortgage loans that back CMO Agency RMBS is to be made on a quarterly basis. A decline in the value of the real estate securing the mortgage loans that back our CMO Agency RMBS could cause a portion of the interest income from those Agency RMBS to be treated as non-qualifying income for purposes of the 75% gross income test. If such non-qualifying income caused us to fail the 75% gross income test and we did not qualify for certain statutory relief provisions, we would fail to qualify as a REIT.

Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to income from “qualified dividends” payable to domestic stockholders taxed at individual rates has been reduced by legislation to 15% through the end of 2010. Dividends payable by REITs, however, generally are not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors who are taxed at individual rates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock and our other equity securities.

Our ownership of and relationship with any TRSs that we form will be limited and a failure to comply with the limits would jeopardize our REIT status and may result in the application of a 100% excise tax.

Although we have no immediate plans to form a TRS, a REIT may own up to 100% of the stock of one or more TRSs. A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. A TRS will pay federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s length basis.

Any TRS that we may form will pay federal, state and local income tax on its taxable income, and its after-tax net income is available for distribution to us but is not required to be distributed to us. We anticipate that the aggregate value of any TRS stock and securities owned by us will be less than 25% of the value of our total assets (including the TRS stock and securities). We will scrutinize all of our transactions with any TRSs that we form for the purpose of ensuring that they are entered into on arm’s-length terms in order to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the 25% limitation discussed above or to avoid application of the 100% excise tax discussed above.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our securities.

At any time, the federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new federal income tax law, regulation or administrative interpretation, or any amendment to any existing federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our security holders could be adversely affected by any such change in, or any new, federal income tax law, regulation or administrative interpretation.

Certain financing activities may subject us to U.S. federal income tax and could have negative tax consequences for our stockholders.

We have not and currently do not intend to enter into any transactions that could result in our, or a portion of our assets, being treated as a taxable mortgage pool for federal income tax purposes. If we enter into such a transaction at the REIT level, the IRS has taken the position that we would be taxable at the highest corporate income tax rate on a portion of the income arising from a taxable mortgage pool, referred to as “excess inclusion income,” that is allocable to the percentage of our stock held in record name by disqualified organizations (generally tax-exempt entities that are exempt from the tax on unrelated business taxable income, such as state pension plans and charitable remainder trusts).

If we were to realize excess inclusion income, recently issued guidance from the IRS indicates that the excess inclusion income would be allocated among our stockholders in proportion to our dividends paid. Excess inclusion income cannot be offset by losses of our stockholders. If the stockholder is a tax-exempt entity and not a disqualified organization, then this income would be fully taxable as unrelated business taxable income under Section 512 of the Code. If the stockholder is a foreign person, it would be subject to U.S. federal income tax withholding on this income without reduction or exemption pursuant to any otherwise applicable income tax treaty.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains various “forward-looking statements.” Forward-looking statements relate to such things as expectations, beliefs, projections, future plans and strategies, anticipated events or trends, growth prospects, financial performance and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believes,” “could,” “estimates,” “expects,” “intend,” “may,” “plan,” “projects,” “seeks,” “should,” “will” or “would,” or the negative of these words and phrases or similar words or phrases.

All forward-looking statements may be impacted by a number of risks and uncertainties. The forward-looking statements in this prospectus are based on our beliefs, assumptions and expectations of our future performance at the time made, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us or in our control. If a change occurs or our beliefs, assumptions or expectations were misguided, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our securities, along with the following factors that could cause actual results to vary materially from our forward-looking statements:

•

the factors referenced in this prospectus, including those set forth under the sections captioned “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business;”

•	our and our manager’s lack of operating history and our manager’s lack of experience operating a REIT or managing a public company;

•	our use of and dependence on leverage, including through the repurchase agreement market;

•	the impact of Fannie Mae and Freddie Mac being placed into conservatorship by FHFA and related events, including the lack of certainty as to the future roles and structures of these entities;

•	changes in and our perception of changes in our industry;

•

changes in regional housing markets, job turnover, consumer debt levels, residential equity valuations, yield curve shape and direction, interest rate volatility, foreclosure rates, U.S. Federal Reserve target rates, inflationary pressures and recession indicators;

•	increases or decreases in prepayment rates on the mortgage loans underlying our RMBS;

•	defaults on our investments;

•	changes in the market value of our assets, including the impact on collateral calls by lenders;

•	risks associated with our planned hedging activities;

•	availability of suitable investment opportunities;

•	availability of financing and the terms of such financings, including our ability to use our assets as collateral;

•	the level of equity that may be required to support our borrowings;

•	the degree and nature of our competition;

•	further deterioration in the credit markets;

•	impact of a recession, inflation and stagflation on the value of our assets and our ability to finance our investment portfolio on a leveraged basis;

•	availability of a qualified manager and necessary support services;

•	our ability to qualify and maintain our qualification as a REIT for federal income tax purposes and limitations imposed on our business by our status as a REIT;

•	our ability to maintain our exclusion from regulation as an investment company under the Investment Company Act;

•	the effect of the warrants on our capital structure and on the market value of our securities;

•	changes in GAAP;

•	changes in applicable laws and regulations affecting originators of the mortgage loans underlying our RMBS and the guarantors of our RMBS;

•	changes in applicable laws and regulations affecting our business generally;

•	other risks associated with investing in mortgage-backed assets, including changes in business conditions and the general economy; and

•	general volatility of the capital markets and the lack of a public market for our securities.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. When considering forward-looking statements, you should keep in mind the risks and other cautionary statements set forth in this prospectus. You should not place undue reliance on forward-looking statements, which reflect our management’s views as of the date of this prospectus. The risks noted throughout this prospectus could cause our actual results to differ significantly from those contained in any forward-looking statements. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this prospectus to reflect new information, future events or otherwise, except as required under the U.S. federal securities laws.

USE OF PROCEEDS

Based on the initial public offering price of $15.00 per unit, we estimate that the net proceeds we will receive from the sale of 10,000,000 units in this offering (including 200,000 units that we assume will be sold to employees of our manager, business associates and related persons at the initial public offering price without payment by us of any underwriting discounts or commissions) will be approximately $137.8 million (or approximately $158.8 million if the underwriters fully exercise their over-allotment option) after deducting the initial underwriting discounts and commissions payable at closing and the deferred underwriting discounts and commissions payable by us as described below, of approximately $10.3 million (or approximately $11.9 million if the underwriters fully exercise their over-allotment option), and estimated organization and offering expenses of approximately $1.9 million payable by us.

The underwriters will be entitled to receive a discount of $0.60 per unit from us at closing for the units sold in this offering. In addition, the underwriters will forego the receipt of payment of $0.45 per unit, subject to the following. We will agree to pay the $0.45 per unit to the underwriters on a single occasion if during any full consecutive four calendar quarter period during the 24 full calendar quarters after the consummation of this offering our Core Earnings (as described herein) for any such four-quarter period exceeds an 8% performance hurdle rate (as described herein). If this requirement is satisfied, the aggregate underwriting discount paid by us, based on $15.00 per unit, will be $1.05 per unit (or 7% of the public offering price). Core Earnings is a non-GAAP measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, depreciation and amortization, any unrealized gains, losses or other non-cash items recorded for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between our manager and our independent directors and after approval by a majority of our independent directors. The performance hurdle rate will be met if during any full consecutive four calendar quarter period during the 24 full calendar quarters after the consummation of this offering, our Core Earnings for any such four-quarter period exceeds the product of (x) the weighted average of (i) the issue price per unit of all public offerings of our units and (ii) the issue price per share of all public offerings of our common stock, multiplied by the weighted average number of shares of common stock outstanding (including any shares of common stock underlying restricted stock units, any restricted shares of common stock and any other shares of common stock underlying awards granted under our equity incentive plans) in such four calendar quarter period and (y) 8%.

We expect to use the net proceeds of this offering to acquire Agency securities, including Agency securities backed by ARMs, hybrid ARMs and FRMs, CMOs and Agency debentures. We expect to invest the proceeds of the offering over time and our investment decisions will be based on market conditions and other factors that our manager deems relevant at the time of investment. Currently, we expect to invest the proceeds of this offering in a targeted mix of Agency securities, approximately 20% to 80% of which are backed by hybrid ARMs (comprised of approximately 10% to 50% in three-year hybrid ARMs, 25% to 60% in five-year hybrid ARMs, 10% to 30% in seven-year hybrid ARMs and 10% to 30% in ten-year hybrid ARMs), up to 30% of which are backed by ARMs, up to 80% of which are backed by FRMs, up to 20% of which are CMOs and up to 10% of which are Agency debentures. We expect then to borrow against the Agency securities through repurchase agreements and use the proceeds of the borrowings to acquire additional Agency securities in accordance with the same targeted allocation. We reserve the right to change our targeted allocation at any time and from time to time, depending on prevailing market conditions, including, among others, the pricing and supply of Agency securities, the performance of our portfolio and the availability and terms of financing. We will use the remaining portion (if any) of the net proceeds of this offering for general corporate purposes.

Pending these uses, we intend to invest the net proceeds in short-term, interest-bearing investments, including money market accounts, that are consistent with our intention to qualify as a REIT. These investments may include, for example, government securities other than Agency securities, certificates of deposit and interest-bearing bank deposits. We expect such temporary investments to provide a lower net return than we expect to achieve from our targeted investments.

Although we do not intend to use any of the net proceeds from this offering to fund distributions to our stockholders, to the extent we use these net proceeds to fund distributions, these payments may be treated as a return of capital to our stockholders.

DISTRIBUTION POLICY

We intend to elect and qualify to be treated as a REIT for federal income tax purposes commencing with our taxable year ending December 31, 2010. Federal income tax law requires that a REIT distribute annually at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain.

To satisfy the requirement to qualify as a REIT and generally not be subject to federal income and excise tax, we generally intend to make regular quarterly distributions of all or substantially all of our taxable net income to stockholders out of assets legally available therefor. Any distributions we make will be at the discretion of our board of directors and will depend upon our earnings and financial condition, maintenance of our qualification as a REIT, restrictions on making distributions under Maryland law and such other factors as our board of directors deems relevant. We may not be able to generate sufficient net interest income to pay distributions to our stockholders and we may make taxable distributions of our stock or debt securities. In addition, our board of directors may change our distribution policy in the future. See “Risk Factors.”

We anticipate that our distributions generally will be taxable as ordinary income to our stockholders, although a portion of the distributions may be designated by us as qualified dividend income or capital gain or may constitute a return of capital. We will furnish annually to our stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital, qualified dividend income or capital gains.

Our cash available for distribution may be less than the amount required to meet the distribution requirements for REITs under the Code, and we may be required to borrow money or sell assets to pay dividends in order to satisfy the REIT distribution requirements of the Code. We may satisfy the 90% distribution requirement with taxable distributions of our stock or debt securities. However, we currently intend to meet the distribution requirements for REITs under the Code through cash distributions.

We may issue preferred stock. While we have no present intention to issue any preferred stock, if we do, the distribution preference on the preferred stock could limit our ability to make distributions to the holders of our common stock.

CAPITALIZATION

The following table sets forth:

•	our actual capitalization as of December 31, 2009; and

•

our capitalization as of December 31, 2009, as adjusted to give effect to the sale of 10,000,000 units in this offering (which includes 10,000,000 shares of common stock) at an offering price of $15.00 per unit, net of the initial underwriting discounts and commissions and the additional deferred underwriting discounts and commissions and estimated organizational and offering expenses payable by us.

You should read this table together with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements and related notes appearing elsewhere in this prospectus.

	As of December 31, 2009
	Actual	As Adjusted(1)
Long-Term Debt:(2)	$—	$—

Stockholders’ Equity:
Preferred Stock, $0.01 par value per share, no shares authorized, no shares issued and outstanding, actual; 100,000,000 shares authorized, no shares issued and outstanding, as adjusted	—	—
Common Stock, $0.01 par value per share, 10,000 shares authorized, 10,000 shares issued and outstanding, actual; 500,000,000 shares authorized, 10,016,000 shares issued and outstanding, as adjusted(3)	100	100,160
Additional Paid-In Capital	—	137,745,000	(4)

Total Stockholders’ Equity	$100	$137,845,160

(1)	Assumes 10,000,000 units will be sold in this offering at an initial offering price of $15.00 per unit for net proceeds of approximately $137.8 million after deducting the underwriters’ commission and estimated organization and offering expenses of approximately $12.2 million. Assumes payment of the initial underwriting discount and the additional deferred underwriting discount. The additional deferred underwriting discount will only be paid by us if we meet the performance hurdle described in “Use of Proceeds.”

(2)	We intend to borrow against our Agency securities using repurchase agreements with generally less than one-year maturity. See “Business—Our Strategies and Processes—Financing Strategy.”

(3)	Includes 10,000 shares issued in connection with our incorporation and initial capitalization and 6,000 shares of restricted stock to be granted under our 2008 equity incentive plan upon the closing of this offering. Does not include shares issuable upon exercise of up to 10,000,000 warrants included as part of the units issued in this offering or an additional 533,000 shares of our common stock reserved for issuance under our 2008 equity incentive plan.

(4)	Assumes the sale to employees of our manager, business associates and related persons of 200,000 units at the offering price without payment of underwriting discounts and commissions.

DILUTION

If you purchase units in this offering, your interest will be diluted to the extent of the difference between the public offering price per share for our common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus, and our net tangible book value per share after the offering. Our net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities and divided by the total number of shares of common stock outstanding. Our pro forma net tangible book value per share is determined by subtracting our total liabilities from our total anticipated tangible assets and dividing the remainder by the number of shares of common stock that will be outstanding after the offering. The dilution calculation set forth below does not reflect any dilution associated with the sale and exercise of warrants.

Dilution in net tangible book value per share represents the difference between the public offering per share and the pro forma net tangible book value per share of our common stock as adjusted for (i) the 10,000,000 shares of common stock included in the units that are being sold by us in this offering at an assumed initial public offering price of $15.00 per share, assuming no value is attributed to the warrants included in the units that are being sold in this offering, and our receipt of the net proceeds of that sale after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and (ii) 6,000 shares of restricted stock to be granted under our 2008 equity incentive plan upon the closing of this offering.

Based on the foregoing, our pro forma, as adjusted net tangible book value as of December 31, 2009 would be approximately $137.8 million, or approximately $13.76 per share of common stock. This amount represents an immediate increase in net tangible book value of approximately $13.75 per share to our stockholders as of December 31, 2009, and an immediate dilution in net tangible book value of approximately $1.24 per share of common stock to purchasers of units in this offering. The following table illustrates this dilution to purchasers of units in this offering:

Public offering price per share of common stock(1)		$15.00
Net tangible book value per share as of December 31, 2009 before giving effect to this offering(2)	$0.01
Increase in net tangible book value per share to existing stockholders attributable to this offering(3)	$13.75

Pro forma, as adjusted net tangible book value per share on December 31, 2009 after giving effect to this offering(3)		$13.76

Dilution in pro forma net tangible book value per share to new investors(3)		$1.24	(4)

(1)	Before deducting the underwriting discounts and commissions and estimated organizational and offering expenses. We will not pay underwriting discounts and commission on the units purchased in this offering, if any, by employees of our manager, business associates and related persons.

(2)	10,000 shares of our common stock were purchased at par in connection with our incorporation and initial capitalization.

(3)	Assumes payment of the initial underwriting discounts and commissions and the additional deferred underwriting discounts and commissions. The additional deferred underwriting discounts and commissions will only be paid by us if we meet the performance hurdle described in “Use of Proceeds.”

(4)	Assumes that the underwriters do not exercise their over-allotment option and employees of our manager, business associates and related persons purchase 200,000 units. If the underwriters fully exercise their over-allotment option, dilution per share to new investors would be approximately $1.21, based on the assumptions set forth above.

The following table summarizes, as of December 31, 2009, on the pro forma basis, as adjusted, described above, the differences between existing stockholders and the new investors with respect to the number of shares of our common stock purchased from us, the total consideration paid and the average price per share paid before deducting the underwriting discounts and commissions and the estimated offering expenses payable by us.

	Shares Purchased		Total Consideration			Average Price Per Share
	Number	Percentage	Amount		Percentage
Existing stockholders(1)	16,000	0.2%	$100		0.0%	$0.01
New investors in this offering	10,000,000	99.8	150,000,000	(2)	100.0	$15.00

Total	10,016,000	100.0%	$150,000,100		100.0%

(1)	Includes 6,000 shares of restricted stock which will be granted by us pursuant to our 2008 equity incentive plan upon completion of the offering to our independent directors and will vest in equal annual installments over a three-year period following completion of this offering.

(2)	Assumes no value is attributed to the warrants included in the units we are offering pursuant to this prospectus.

SELECTED FINANCIAL INFORMATION

The following table presents selected financial information as of December 31, 2009 and December 31, 2008. We have no operating history and no investment portfolio.

The following selected financial information is only a summary and is qualified by reference to and should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited balance sheets as of December 31, 2009 and December 31, 2008 and the related notes thereto included elsewhere in this prospectus.

	As of December 31, 2009	As of December 31, 2008
Assets:

Cash and cash equivalents	$100	$100
Deferred offering costs	1,169,046	$774,826

Total Assets	1,169,146	$774,926

Liabilities and Stockholders’ Equity:
Accrued expenses and other liabilities	1,169,046	$774,826
Stockholders’ Equity	100	$100

Total Liabilities and Stockholders’ Equity	1,169,146	$774,926

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

You should read the following discussion in conjunction with the sections of this prospectus entitled “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “Business” and our balance sheet as of December 31, 2009 and as of December 31, 2008 and the related notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this prospectus.

Overview

We are a Maryland corporation formed to invest exclusively in Agency securities. Our principal source of revenue will be interest earned on our investments. Our principal expenses will be the payment of interest on the indebtedness we incur to finance our assets and our hedging and administrative expenses. We intend to qualify as a REIT for federal income tax purposes and will elect to be taxed as a REIT under the Code commencing with our taxable year ending December 31, 2010. We generally will not be subject to federal taxes on our income to the extent that we annually distribute our taxable income to our stockholders and satisfy the requirements for qualification as a REIT. We have no operating history or investment portfolio and will commence operations upon the closing of this offering.

Outlook

Our business outlook will be affected by, among other things, general U.S. residential real estate fundamentals, the overall U.S. economic environment, the structure and cost of financial leverage available in the capital markets, the price volatility that the Agency securities market may experience and the supply of and demand for Agency securities. Our operating results will depend on, among other things, the level of our net interest income and the market value of our investment portfolio. Our net interest income, which includes the amortization of purchase premiums and accretion of discounts, will vary primarily as a result of changes in interest rates, borrowing costs, and prepayment speeds, which is a measurement of how quickly borrowers pay down the unpaid principal balance on their mortgage loans.

Current Market Conditions

In recent years, the residential housing and mortgage markets in the United States have experienced a variety of difficulties and changed economic conditions, including declining home values, heightened residential mortgage defaults, credit losses and liquidity concerns. Liquidating sales by several large institutions have increased the volatility of many financial assets, including Agency securities and other high-quality RMBS assets, which has resulted in illiquid markets for certain assets. As a result, values for RMBS, including some Agency securities and other AAA-rated RMBS, were negatively impacted. We believe that the recent, large Agency RMBS purchases by the U.S. Federal Reserve have contributed to the stabilization of the Agency RMBS market and created conditions that have caused price increases in many of these securities. We believe greater stability increases market liquidity, which we expect will allow us to manage our operations more flexibly than would otherwise be the case.

Further changes in volatility and deterioration in the broader residential mortgage and RMBS markets may adversely affect the performance and market value of the Agency securities in which we intend to invest. In addition, we intend to rely on the availability of financing to acquire Agency securities on a leveraged basis. There has also been a significant disruption in financing of RMBS, which was heightened by the significant disruption in the credit markets during the second half of 2008. Institutions from which we will seek to obtain financing may have owned or financed RMBS that have declined in value and caused them to suffer losses as a result of the downturn in the residential mortgage market. Credit remained tight during 2009. If these conditions continue to persist, these institutions may be forced to exit the repurchase market, become insolvent or further tighten lending standards or increase the amount of equity capital or lending margin required to obtain financing. Such developments could make it more difficult for us to obtain financing on favorable terms or at all.

U.S. Government’s Assistance to Mortgage Markets

Payments on the Agency securities in which we intend to invest are guaranteed by Fannie Mae, Freddie Mac and Ginnie Mae. Because of the guarantee and the underwriting standards associated with mortgages underlying Agency securities, Agency securities historically have had high stability in value and been considered to present lower credit risk than other RMBS. The recent turmoil in the residential mortgage sector and housing markets, however, and concerns over the financial condition of Fannie Mae and Freddie Mac increased credit spreads and decreased price stability of Agency securities. Freddie Mac and Fannie Mae have reported substantial losses and a need for substantial amounts of additional capital.

In response to the credit market disruption and the deteriorating financial conditions of Freddie Mac and Fannie Mae, Congress and the U.S. Treasury undertook a series of actions. On July 30, 2008, the Housing and Economic Recovery Act of 2008 established a new regulator for Fannie Mae and Freddie Mac, namely FHFA. On September 6, 2008, FHFA, citing concerns about the continuing ability of Fannie Mae and Freddie Mac to operate safely and soundly, placed Fannie Mae and Freddie Mac into conservatorship, which is a statutory process pursuant to which FHFA will operate Fannie Mae and Freddie Mac as conservator, in an effort to stabilize the entities. At that time, Fannie Mae and Freddie Mac had approximately $5.4 trillion of debt and mortgage-backed securities. In connection with the conservatorship, FHFA announced that, after consultation with the U.S. Federal Reserve and the Secretary of the U.S. Treasury, among other things (i) the boards of directors of Fannie Mae and Freddie Mac had consented to the conservatorship and FHFA had assumed the power of the board of directors and management of Fannie Mae and Freddie Mac, (ii) the chief executive officers of Fannie Mae and Freddie Mac were being replaced, (iii) Fannie Mae and Freddie Mac would be permitted to continue to guarantee Agency securities, (iv) the U.S. Treasury would establish a financing and investment relationship with Fannie Mae and Freddie Mac, and (v) all political activities of Fannie Mae and Freddie Mac would cease. FHFA also noted that during the conservatorship period, FHFA would work to enact new regulations that would apply to Fannie Mae and Freddie Mac in an effort to implement the actions described above, including those relating to minimum capital standards, prudent safety and soundness standards and portfolio limits of Fannie Mae and Freddie Mac.

As announced by the U.S. Treasury on September 7, 2008, and as modified in 2009, the financing and investing relationship between the U.S. Treasury and Fannie Mae and Freddie Mac includes: (i) a program through which the U.S. Treasury purchased Fannie Mae-guaranteed and Freddie Mac-guaranteed Agency securities in the open market, including newly-issued Agency securities, totaling approximately $220 billion, from September 2008 through December 2009, (ii) access to a secured credit facility to be provided by the U.S. Treasury directly to Fannie Mae and Freddie Mac in exchange for eligible collateral from Fannie Mae and Freddie Mac, which was terminated on December 31, 2009, (iii) preferred stock purchase agreements, which were designed to allow Fannie Mae and Freddie Mac to maintain a positive net worth and avoid mandatory triggering of receivership, pursuant to which the U.S. Treasury can invest in each of Fannie Mae and Freddie Mac in the form of senior preferred stock with a liquidation preference, (iv) an upfront $1 billion issuance of senior preferred stock to the U.S. Treasury by each of Fannie Mae and Freddie Mac in exchange for entering into the agreements, (v) issuance to the U.S. Treasury of warrants to purchase common stock representing 79.9% of the common stock of each of Fannie Mae and Freddie Mac on a fully-diluted basis at a nominal price and (vi) payment by Fannie Mae and Freddie Mac to the U.S. Treasury on a quarterly basis of a periodic commitment fee for the explicit support provided by the agreement in an amount to be determined by the Secretary of the U.S. Treasury, the conservator and the chairman of the U.S. Federal Reserve. Freddie Mac has received capital injections by the U.S. Treasury of $60 billion pursuant to its preferred stock purchase agreement, and Fannie Mae has received capital injections by the U.S. Treasury of $75.2 billion under its preferred stock purchase program, which was subject to a cap of $200 billion for each agency. On December 24, 2009, the U.S. Treasury announced that it was removing the $200 billion cap on investments in Fannie Mae and Freddie Mac, permitting unlimited investments through December 31, 2012. The U.S. Treasury’s program to support the mortgage market by purchasing Agency MBS ended on December 31, 2009, after the U.S. Treasury purchased approximately $220 billion of RMBS.

The agreement with the U.S. Treasury also imposes covenants on each of Fannie Mae and Freddie Mac that provide, among other things, that (i) each of Fannie Mae’s and Freddie Mac’s portfolios will not exceed $810 billion as of December 31, 2010 and must decline by 10% per year from the prior year’s maximum until they reach $250 billion, and (ii) without the prior consent of the U.S. Treasury, neither Fannie Mae nor Freddie Mac may (a) purchase or redeem its capital stock or pay any dividends (other than dividends on the senior preferred stock issued to the U.S. Treasury), (b) issue any capital stock, (c) terminate the conservatorship, (d) sell or transfer its assets outside the ordinary course of business, other than in connection with the reduction of assets as described in clause (i) above, (e) increase its debt to more than 120% of the mortgage assets they are permitted to own (measured for any day through December 30, 2010, based upon the assets permitted as of December 31, 2009, and for any day from December 31, 2010 through December 30, 2011, and each year thereafter, based upon 120% of the amount of mortgage assets they are permitted to own as of December 31 of the immediately preceding calendar year), or (f) acquire or consolidate with, or merge into, another entity.

Although the U.S. government has committed significant resources to Fannie Mae and Freddie Mac, RMBS guaranteed by Fannie Mae and Freddie Mac are not backed by the full faith and credit of the United States. Moreover, in June 2009, as part of the Obama administration’s far-reaching financial industry recovery proposal, the U.S. Treasury announced that it and the Department of Housing and Urban Development, in consultation with other government agencies, plan to engage in a wide-ranging initiative to develop recommendations on the future of Fannie Mae and Freddie Mac, and the Federal Home Loan Bank system. The U.S. Treasury noted that there are a number of options for the reform of Fannie Mae and Freddie Mac, including: (i) returning them to their previous status as government-sponsored enterprises with the paired interests of maximizing returns for private shareholders and pursuing public policy home ownership goals; (ii) gradual wind-down of their operations and liquidation of their assets; (iii) incorporating Fannie Mae’s and Freddie Mac’s function into a federal agency; (iv) a public utility model where the government regulates Fannie Mae’s and Freddie Mac’s profit margin, sets guarantee fees, and provides explicit backing for guarantee commitments; (v) a conversion to providing insurance for covered bonds; (vi) and the dissolution of Fannie Mae and Freddie Mac into many smaller companies. Although the U.S. Treasury was expected to provide a preliminary report of its recommendations to the Congress and the American public at the time of the President’s 2011 Budget release at the end of February 2010, U.S. Treasury Secretary Geithner, appearing before the House Budget Committee, indicated that the Obama administration’s plans for the future of Fannie Mae and Freddie Mac will not be revealed until later. The U.S. Treasury plans to introduce a series of “principles and broad objectives” regarding Fannie Mae and Freddie Mac sometime in 2010, which will be open for public comment. The U.S. Treasury intends to consider comments received from the public in response to the principles and broad objectives when it prepares the legislative proposals about Fannie Mae and Freddie Mac, which the Treasury now plans to provide to Congress in 2011. The scope and nature of the actions that the U.S. Treasury, FHFA or Congress will ultimately undertake are unknown and will continue to evolve. New and recently enacted laws, regulations and programs related to Fannie Mae and Freddie Mac may adversely affect the pricing, supply, liquidity and value of our target assets and otherwise materially harm our business and operations. See “Risk Factors—Risks Related to Our Company and Business—U.S. Government’s Assistance to Mortgage Markets and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae and Freddie Mac and the federal government, may adversely affect our business.”

In response to the financial issues affecting the banking system and financial markets and going concern threats to investment banks and other financial institutions in 2008, U.S. and foreign governments, central banks and other governmental and regulatory bodies have taken or are considering taking other actions to address the financial crisis, including direct investment in debt and equity securities of financial institutions and other companies. For example, the Emergency Economic Stabilization Act of 2008, or EESA, was enacted. EESA provides the Secretary of the U.S. Treasury with the authority to establish a Troubled Asset Relief Program, or TARP, to purchase from financial institutions up to $700 billion of (1) residential or commercial mortgages and any securities, obligations, or other instruments that are based on or related to such mortgages, that in each case was originated or issued on or before March 14, 2008, as well as (2) any other financial instrument that the Secretary of the U.S. Treasury, after consultation with the Chairman of the Board of Governors of the U.S. Federal Reserve, determines the purchase of which is necessary to promote financial market stability, upon transmittal of such determination, in writing, to the appropriate committees of the U.S. Congress. EESA also provides for a program that would allow companies to insure their troubled assets.

TARP has not been used to purchase MBS. In November 2008, Secretary Paulson announced that following enactment of EESA, the U.S. Treasury had continued to examine the relative benefits of purchasing illiquid mortgage-related assets and had determined that its assessment at that time was that such purchases are not the most effective way to use TARP funds. In December 2008, the U.S. Treasury reported that the program permitting companies to insure their assets would not be made “widely available.” Since then, TARP funds have been used primarily to infuse capital into financial institutions and automobile manufacturers in exchange for preferred stock.

On November 25, 2008, the U.S. Federal Reserve announced that it was initiating a program to purchase $100.0 billion in direct obligations of Fannie Mae, Freddie Mac and the Federal Home Loan Banks and $500.0 billion in mortgage-backed securities backed by Fannie Mae, Freddie Mac and Ginnie Mae. These limits were later increased to $200 billion in direct obligations and $1.25 trillion in mortgage-backed securities. The U.S. Federal Reserve stated that its actions were intended to reduce the cost and increase the availability of credit for the purchase of houses, which in turn should support mortgage and housing markets and foster improved conditions in financial markets more generally. The purchases of direct obligations began during the first week of December 2008 and the purchases of mortgage-backed securities began on January 5, 2009. These purchases ceased in March 2010. The U.S. Federal Reserve’s program to purchase mortgage-backed securities has increased the price of Agency securities, which has reduced the net interest margin with respect to Agency securities we expect to purchase. The end of this program may cause interest rates on mortgage loans to increase. Because of this risk, the U.S. Federal Reserve may enter the market for purchasing Agency RMBS in the future. Moreover, as discussed above, the Obama administration may propose additional changes to the current financial and regulatory landscape.

The outcome of these events remain highly uncertain and we cannot predict whether or when such actions may occur or what impact, if any, such actions could have on our business, results of operations and financial condition.

Market Opportunity

We believe that the current market disruptions in the U.S. housing industry, residential mortgage sector and overall credit markets have created an exceptional opportunity for us to implement our business plan as a new company based, in part, upon the following factors:

•

Attractive Credit Profile. Although we can provide no assurance, we believe that the FHFA and U.S. Treasury actions relating to Fannie Mae and Freddie Mac, including placing these entities into conservatorship and purchasing Fannie Mae and Freddie Mac Agency securities, will support near term balance sheet growth and capital ratios, provide greater credit stability and therefore increase liquidity to the secondary mortgage-backed securities market and lower systemic risk to the overall U.S. financial markets. We believe that these actions may lead to decreased credit risk relating to our target assets.

•

Favorable Yield Curve and Spread Environment. Given the recent weakness in the U.S. economic environment, the difference between the yields on Agency RMBS and rates on market financing has increased as the U.S. Federal Reserve has lowered the target for the Federal Funds Rate ten times since September 2007 to a targeted range of 0% to 0.25%. These reductions have significantly increased the spread between the yield earned on the type of Agency securities that we intend to purchase and market financing costs. In addition, we believe that lower market prices and the resulting higher yields that are currently available for Agency securities create an opportunity to realize improved net interest income as compared to the opportunities available in recent years.

•

Attractive Supply of Target Assets. We believe that the supply of Agency RMBS is more attractive now than in the recent past because of the decline in securitizations of non-Agency RMBS. Further, we believe that ongoing constraints in non-Agency mortgage lending will sustain a ready supply of Agency RMBS into the near future.

•

Ample Liquidity for Financing Targeted Assets. Despite the contractions in market liquidity, we believe that we will be able to obtain financing for Agency securities due to the high credit quality of our targeted assets and our many industry contacts in spite of the fact that the credit markets have tightened significantly for many other asset classes.

•

Current Market Trends. Macro housing trends in today’s market including, among other factors, declining home prices and tightening lending standards, are inhibiting borrowers’ ability to refinance their mortgage loans. We believe that declining home prices and tightening lending standards reduce the volatility of prepayment risk and will allow us to hedge our interest rate exposure more effectively.

Our manager will regularly monitor domestic and international economic data and market conditions that can impact our investment, financing and hedging activities, and our assets and liabilities, such as regional housing market conditions, job turnover, consumer debt levels, residential equity valuations, yield curve shape and direction, interest rate volatility, foreclosure rates, U.S. Federal Reserve target rates, inflationary pressures, recession indicators and other factors as we seek to take advantage of market opportunities.

We believe that our strategy of investing in Agency securities, maintaining prudent leverage and using hedging instruments to mitigate the impact of changes in interest rates will provide our investors with attractive risk-adjusted returns in a variety of economic environments. Additionally, we believe that the current credit market dislocation and Federal Funds Rate provide an attractive opportunity to deploy the proceeds of this offering and our borrowings using our investment strategy.

Factors Impacting the Performance of Our Investment Portfolio

Prepayment Speeds. Prepayment speeds are often described in terms of a Constant Prepayment Rate, or CPR. CPR is the annualized monthly amount that a mortgage-backed security amortizes due to voluntary early repayment of principal by the mortgagor or borrower. CPR is expressed as a percentage of the outstanding principal balance of a mortgage security. CPR will vary according to current mortgage rates, current and forward yield curve shapes, interest rate volatility, collateral type, loan amount, borrower pay rate reset index and frequency, geographic location, loan age, foreclosure rates, loan originator, servicer, prepayment history, borrower credit profile and current and original loan-to-value ratio. Even though many of these loan level characteristics can be known or inferred, the actual impact of these attributes on CPR can vary, sometimes considerably. In general, when interest rates rise, it is relatively less attractive for borrowers to refinance their mortgage loans, and as a result, prepayment speeds tend to decrease. Conversely, when interest rates fall, prepayment speeds tend to increase as borrowers have historically been able to refinance into a lower cost mortgage. When housing price appreciation is positive, prepayment rates may increase and when housing prices depreciate in value, prepayment rates may decline relative to what would otherwise be the case at any level of prevailing mortgage rates. For RMBS purchased at a premium, as prepayment speeds increase, the amount of income we will earn on these investments will be less than expected because the purchase premium we will pay for the securities will amortize faster than expected. Conversely, decreases in prepayment speeds result in income greater than expected and can extend the period over which we amortize the purchase premium. For RMBS purchased at a discount, as prepayment speeds increase, the amount of income we will earn will be greater than expected because of the acceleration of the accretion of the discount into interest income. Conversely, decreases in prepayment speeds result in income being less than expected and can extend the period over which we accrete the purchase discount into interest income. We expect that the Agency securities that we intend to purchase will tend to be priced at a moderate premium to par.

Interest Rate Environment. As indicated above, as interest rates rise, prepayment speeds generally decrease, which will increase our interest income all other things being the same. Rising interest rates, however, increase our financing costs which may result in a net negative impact on our net interest income. We may also seek to enter into hedging arrangements in an effort to lessen the impact of interest rate changes on our current investment portfolio. In addition, as we acquire Agency securities, there could be a timing mismatch between the interest rate reset dates on our investment portfolio and the financing costs of these investments in which case interest rate increases would likely result in decreases in our net investment income. Hybrid ARMs are mortgage loans that have interest rates that are fixed for an initial period (typically three, five, seven or ten years) and thereafter reset at regular intervals subject to interest rate caps. Our manager will seek to manage our assets and liabilities in such a way as to lower the risk of earnings volatility in both rising and falling rate environments.

Rising interest rates generally reduce the demand for consumer credit, including mortgage loans, due to the higher cost of borrowing. A reduction in the volume of mortgage loans originated may affect the volume of Agency securities, which could affect our ability to acquire Agency securities that satisfy our investment objectives. Rising interest rates may also cause Agency securities that were issued prior to an interest rate increase to provide yields that exceed prevailing market interest rates.

The overall credit market deterioration since 2007 has also affected prevailing interest rates. For example, interest rates have been unusually volatile since the third quarter of 2007. Since September 2007, the U.S. Federal Reserve has lowered the target for the Federal Funds Rate ten times from 5.25% to a targeted range of 0% to 0.25%. The interest rate we will pay on our financings will often be based, directly or indirectly, on the one-month LIBOR rate. The Federal Funds Rate has historically tracked one-month LIBOR, although to a lesser extent more recently. On April 19, 2010, the one-month LIBOR rate was 0.26%, as compared to 4.57% on January 2, 2008. Because of continued uncertainty in the credit markets and U.S. economic conditions, we expect that interest rates are likely to experience continued volatility, which will likely affect our financial results.

Agency Securities Spreads. Since the credit market disruptions beginning in the summer of 2007, yields on both U.S. Treasury securities and Agency securities have declined, although yields on Agency securities have declined to a lesser degree. This has resulted in historically wide differences, or spreads, between the two yields. If fixed income market concerns continue to grow and Agency security spreads increase further, the value of Agency securities may decline. Moreover, because of the credit market disruptions, many counterparties from whom we may obtain repurchase agreement financing in the future have increased their lending margins for Agency securities relative to prior periods to approximately 5.0% on average.

Size of Investment Portfolio. The size of our investment portfolio, as measured by the aggregate unpaid principal balance of our investment portfolio, will also be a key driver of our gross interest income. Generally, we expect that as the size of our investment portfolio grows, the amount of interest income that we receive will increase. The larger investment portfolio, however, will drive increased expenses as we will incur additional interest expense to finance the larger investment portfolio. We believe that as our investment portfolio grows, the ratio of total expenses to assets and equity will decline.

Quantitative and Qualitative Disclosures About Market Risk

Market Risk

Market risk is the exposure to loss resulting from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. The primary market risks that we will be exposed to are interest rate risk, market value risk and prepayment risk. The value of the Agency securities in which we will invest, and which will serve as collateral for our financing, can decline rapidly for several reasons, including, for example, rising delinquencies and defaults, variations in prepayments, increases in interest rates, falling home prices and credit uncertainty with respect to Fannie Mae or Freddie Mac. As further described below under the heading “Liquidity Risk,” a decline in the value of our Agency securities can subject us to significant liquidity risks.

Interest Rate Risk

Interest rate risk is highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control.

Changes in the general level of interest rates can affect our net interest income, which is the difference between the interest we earn on our investment portfolio, and our borrowing and financing costs, by affecting the spread between our interest-earning assets and interest-bearing liabilities. Changes in the level of interest rates also can affect the value of the Agency securities that will constitute our investment portfolio and our ability to realize gains from the sale of such Agency securities.

We may utilize a variety of financial instruments, including interest rate caps, collars, floors, forward contracts, future or swap agreements, in order to limit the effects of interest rate changes on our operations. When we use these types of derivatives to hedge the risk of interest-bearing liabilities, we may be subject to certain risks, including the risk that losses on a hedge position will reduce the funds available for payments to holders of our common stock and that the losses may exceed the amount we invested in the instruments.

Our profitability and the value of our investment portfolio (including derivatives used for hedging purposes) may be adversely affected during any period as a result of changing interest rates.

Market Value Risk

Our available-for-sale securities will be reflected at their estimated fair value with unrealized gains and losses excluded from earnings and reported in other comprehensive income pursuant to Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, or SFAS 115. The estimated fair value of these securities fluctuates primarily due to changes in interest rates and other factors. Generally, in a rising interest rate environment, the estimated fair value of these securities would be expected to decline; conversely, in a declining interest rate environment, the estimated fair value of these securities would be expected to increase. SFAS 115 has been incorporated into ASC 320 Investments—Debt and Equity Securities.

Prepayment Risk

As we receive repayments of principal on our investment portfolio, premiums paid on our investment securities will be amortized against interest income using the effective yield method through the expected maturity dates of the investments. In general, an increase in prepayment rates will accelerate the amortization of purchase premiums, thereby reducing the interest income earned on the investments. Conversely discounts received on such investments are accreted into interest income using the effective yield method through the expected maturity dates of the investments. In general, a decrease in prepayment rates, known as extension risk, will slow the accretion of purchase discounts, thereby reducing the interest income earned on the investments. Prepayments can have the effect of paying off high interest earning assets during low interest periods. Conversely, slower then expected prepayments can have the effect of having us hold lower earning assets for a longer period of time than we expected during high interest environments. In either case, our earnings could be adversely affected as a result of this prepayment risk.

Inflation

Virtually all of our assets and liabilities will be interest rate sensitive in nature. As a result, interest rates and other factors influence our performance more so than does inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. Further, our financial statements are prepared in accordance with GAAP and our distributions are determined by our board of directors based primarily on our net income as calculated for tax purposes. In each case, our activities and balance sheet are measured with reference to historical cost and/or fair market value without considering inflation.

Liquidity Risk

Since 2007, a number of leveraged holders of Agency securities publicly disclosed that they had been the subject of margin calls by their lenders. These holders of Agency securities also disclosed that in many cases they did not have sufficient liquidity to satisfy the margin calls and were forced to sell their Agency securities at a loss in order to meet margin calls or, in some cases, were unable to meet these margin calls and the lenders seized the Agency securities that served as collateral for the loans. We intend to maintain a portfolio of Agency securities on a leveraged basis. Leverage has the potential of increasing our returns during favorable economic periods but also has the potential of decreasing our returns and generating significant losses during unfavorable economic periods. In order to support our leverage, financial institutions may require us to maintain a certain amount of cash that is not invested or to set aside non-levered assets sufficient to maintain a specified liquidity position. In accordance with the terms of the repurchase agreements we expect to enter into, we may be required to pledge additional assets in the event the estimated fair value of our pledged collateral declines below our stated requirements (a margin call). If we cannot post the additional collateral, we may have to rapidly liquidate assets at a time when we might not otherwise choose to do so, and we may still be unable to post the required collateral. Our inability to post adequate collateral during periods when the value of our Agency securities is in decline could subject us to liability to our lenders, reduce our earnings, harm our liquidity and restrict cash available for dividends.

Repurchase lenders have recently been requiring higher levels of collateral to support loans collateralized by Agency securities than they have in the past, making borrowings more difficult and expensive. At the same time, market uncertainty about residential mortgage loans in general could continue to depress the market for Agency securities, which means that it may be more difficult for us to sell Agency securities on favorable terms or at all. The likelihood that we will be subject to margin calls because of a decline in the value of our Agency securities increases during volatile periods when there may be rapid fluctuations in valuation. As noted above, the current volatility in the market has subjected many leveraged holders of Agency securities to margin calls and liquidity problems that we may also face. Consequently, we may be unable to finance a leveraged portfolio on an effective basis. We currently have no contractual rights to obtain any financing through repurchase agreements or otherwise.

Results of Operations

As of the date of this prospectus, we have not commenced operations and hold only nominal cash assets. We will not begin to acquire an investment portfolio until we have completed this offering.

Liquidity and Capital Resources

Liquidity is a measurement of our ability to meet potential cash requirements, including ongoing commitments to repay borrowings, pay operating expenses, dividends, fund investments and other general business needs. Our primary sources of funds for liquidity will consist of the net proceeds from this offering, net cash provided by operating activities, borrowings pursuant to the several repurchase agreements we expect to establish concurrently with or shortly after completion of this offering and other financing arrangements and future proceeds from issuances of common stock, preferred stock, convertible securities, trust preferred and/or debt securities.

We intend to finance our Agency securities through the use of repurchase agreements. We expect that our borrowings generally will have maturities that range from one month to one year. While we currently intend that our borrowings generally will be between approximately 5 to 12 times our stockholders’ equity (with an initial target range of approximately 7 to 8 times) after the net proceeds of this offering are fully invested, the ratio may vary from time to time depending on market conditions and other factors. Our leverage policy includes maintaining excess cash over the lending margins required by lenders under our borrowing arrangements to guard against fluctuations in the market prices of our investment portfolio. Our primary investment priority with respect to our leverage policy is to protect our book value and we will seek to employ leverage in such a way as to maintain the stability of our book value.

Under repurchase agreements, we may be required to pledge additional assets to the repurchase agreement counterparties (i.e., our lenders) in the event the estimated fair value of the existing pledged collateral under such agreements declines and such lenders demand additional collateral (a margin call), which may take the form of additional securities or cash. Similarly, if the estimated fair value of investment securities increases due to changes in market interest rates or market factors, lenders may release collateral back to us. Specifically, margin calls would likely result from a decline in the value of the Agency securities securing our repurchase agreements (for these purposes our lenders will likely have discretion in determining the value of Agency securities securing our borrowings), prepayments on the mortgage loans underlying such Agency securities, changes in the estimated fair value of such Agency securities generally due to principal reduction of such Agency securities resulting from scheduled amortization and changes in market interest rates and other market factors. Shortly before or concurrently with the completion of this offering, we intend to enter into repurchase agreements with staggered terms with several counterparties.

We have signed master repurchase agreements with eleven financial institutions. Lender commitments under repurchase agreements are subject to a number of conditions and there can be no assurance that these lenders will enter into financing arrangements with us. However, we believe these anticipated borrowing arrangements will be adequate for purposes of meeting our short-term (within one year) liquidity and long-term liquidity needs. Our short-term and long-term liquidity needs include funding future investments, operating costs and distributions to our stockholders. Our ability to meet our long-term liquidity and capital resource requirements may require us to obtain additional financing. If we are unable to obtain on favorable terms or renew our sources of financing, it may have an adverse effect on our business and results of operations.

To qualify as a REIT, we must distribute annually at least 90% of our taxable income. This distribution requirement limits our ability to retain earnings and thereby replenish or increase capital for operations.

Contractual Obligations

As of December 31, 2009, we had no contractual obligations. Effective upon the closing of this offering, we will enter into a management agreement with our manager. Our manager will be entitled to receive a management fee paid monthly in arrears and will also be reimbursed for its expenses incurred on our behalf, and, in certain circumstances, receive a termination fee equal to three times the average annual management fee earned by the manager during the 24-month period immediately preceding termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. See “Our Manager and the Management Agreement.” Such fees and expenses do not have fixed and determinable payments.

The management fee is calculated by reference to our equity at the end of each applicable month during the term of our management agreement. We define equity for purposes of the management fee as our stockholders equity determined in accordance with GAAP, adjusted to exclude the effects of unrealized gains or losses, one-time events pursuant to changes in GAAP, and certain non-cash items after discussions between our manager and our independent directors and approved by a majority of our independent directors. The monthly management fee is equal to 1/12th of 1.25% (per annum) of equity.

In addition, we intend to enter into certain contracts that will contain a variety of indemnification obligations, principally with our executive officers and directors, brokers and counterparties to repurchase agreements. The maximum potential future payment amount we could be required to pay under these indemnification obligations may be unlimited. We may incur costs to defend lawsuits or settle claims related to these indemnification obligations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Dividends

To qualify as a REIT, we must pay annual dividends to our stockholders of at least 90% of our taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We intend to pay regular quarterly dividends to our stockholders. Before we pay any dividend, which would only be paid out of available cash, we must first meet both our operating requirements and scheduled debt service on our repurchase agreements or other debt payable. We may satisfy the 90% distribution requirement with taxable distributions of our stock or debt securities. However, we currently intend to meet the distribution requirements for REITs under the Code through cash distributions.

Critical Accounting Policies

Our critical accounting policies relate to investment accounting, revenue recognition, securities valuation, derivative accounting and income taxes. Each of these items involves estimates that will require our management to make judgments that are subjective in nature. We will rely on our management’s experience and analysis of historical and current market data in order to arrive at what we believe to be reasonable estimates. Under different conditions, we could report materially different amounts using these critical accounting policies.

Use of Estimates

Our management will make a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare financial statements in conformity with GAAP. Actual results could differ from those estimates.

Risks and Uncertainties

In the normal course of business, we will encounter primarily two significant types of economic risk: credit risk and market risk. Credit risk is the risk of default on our securities and derivative instruments that results from a borrower’s or derivative counterparty’s inability or unwillingness to make contractually required payments. Market risk reflects changes in the value of investments in securities or derivative instruments due to changes in interest rates or other market factors, including the value of the collateral underlying loans and securities held by our company.

Cash and Cash Equivalents

We define cash equivalents as highly liquid investments purchased with maturities of three months or less at date of purchase. From time to time, our account balance held at financial institutions may exceed FDIC insurance coverage and, as a result, there is a concentration of credit risk related to the balance on deposit in excess of FDIC insurance coverage. We believe that the risk of loss is not significant.

Investments

Our management will determine the appropriate classification of securities at the date individual securities are acquired, and the appropriateness of such classification will be reassessed at each balance sheet date. SFAS 115 requires that at the time of purchase, we designate a security as either held-to-maturity, available-for-sale, or trading depending on our ability and intent to hold such security to maturity. Trading securities, if any, will be carried at fair value, with unrealized gains and losses recognized in earnings. Securities available-for-sale will be reported at fair value, while securities held-to-maturity will be reported at amortized cost. Although we generally intend to hold most of our Agency securities until maturity, we may, from time to time, sell any of our Agency securities as part of our overall management of our investment portfolio. Accordingly, we will initially classify all of our securities as available-for-sale. All assets classified as available-for-sale will be reported at fair value with unrealized gains and losses reported as a component of accumulated other comprehensive income (loss) in stockholders’ equity. We do not have an investment portfolio at this time. SFAS 115 has been incorporated into ASC 320 Investments—Debt and Equity Securities.

We will evaluate securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market conditions warrant such evaluation. The determination of whether a security is other-than-temporarily impaired will involve judgments and assumptions based on subjective and objective factors. Consideration will be given to (i) the length of time and the extent to which the fair value has been less than cost, (ii) the financial condition and near-term prospects of recovery in fair value of the Agency security, and (iii) our intent and ability to retain our investment in the Agency security for a period of time sufficient to allow for any anticipated recovery in fair value. Investments with unrealized losses will not be considered other- than-temporarily impaired if we have the ability and intent to hold the investments for a period of time, to maturity if necessary, sufficient for a forecasted market price recovery up to or beyond the cost of the investments. Unrealized losses on securities that are considered other-than-temporary, as measured by the amount of the difference between the security’s cost basis and its fair value, will be recognized in earnings as an unrealized loss and the cost basis of the securities will be adjusted.

Interest Income

Interest income will be accrued based on the outstanding principal amount of the securities we hold and their contractual terms. Premiums and discounts associated with the purchase of the securities will be amortized or accreted into interest income over the projected lives of the securities using the interest method. Our policy for estimating prepayment speeds in calculating effective yields will be to evaluate published prepayment data for similar securities, market consensus and current market conditions. If the actual prepayment data ultimately differs from our estimate of prepayments, we will be required to make an adjustment to the amortization or accretion of premiums and discounts that would have an impact on future income.

Repurchase Agreements

We intend to finance the acquisition of Agency securities for our investment portfolio through repurchase transactions under master repurchase agreements. To date, we have signed master repurchase agreements with eleven financial institutions. While lender commitments under repurchase agreements are subject to a number of conditions and there can be no assurance that these lenders will enter into financing arrangements with us, we believe these anticipated borrowing arrangements will be adequate for purposes of meeting our short-term (within one year) and long-term liquidity needs. Repurchase transactions will be treated as collateralized financing transactions and will be carried at their contractual amounts, including accrued interest, as specified in the respective transactions.

Derivatives and Hedging Activities

We will account for derivative financial instruments in accordance with SFAS 133, which requires an entity to recognize all derivatives at fair value and record them as either assets or liabilities on the balance sheets, depending on the entity’s rights or obligations under the applicable derivative contract. These derivative instruments, to the extent we have designated them and they qualify as part of a hedging relationship, will be treated as cash flow hedges in accordance with SFAS 133. For derivatives designated as cash flow hedges, the effective portions of the derivative will be reported in other comprehensive income, or OCI, and subsequently reclassified into earnings when the hedged item affects earnings. Ineffective portions of hedges will be recognized in earnings in the affected period. Derivatives will be used for hedging purposes rather than speculation. We will use quotations from a third party to determine their fair values.

In the normal course of business, we may use a variety of derivative financial instruments to manage, or hedge, interest rate risk on our borrowings. These derivative financial instruments must be effective in reducing our interest rate risk exposure in order to qualify for hedge accounting. When the terms of an underlying transaction are modified, or when the underlying hedged item ceases to exist, all changes in the fair value of the instrument are marked-to-market with changes in value included in net income for each period until the derivative instrument matures or is settled. Any derivative instrument used for risk management that does not meet the effective hedge criteria is marked-to-market with the changes in value included in net income. SFAS 133 has been incorporated into ASC 815 Derivatives and Hedging.

Income Taxes

We will operate in a manner that we believe will allow us to qualify to be taxed as a REIT under the Code and, as a result, we do not expect to pay substantial corporate-level income taxes. Many of the requirements for REIT qualification, however, are highly technical and complex. If we fail to meet these requirements and do not qualify for certain statutory relief provisions, we would be subject to federal income tax, which could have a material adverse impact on our results of operations and amounts available for distributions to our stockholders. If we use a TRS, the income generated by that subsidiary will be subject to federal, state and, if applicable, local income tax.

Other Comprehensive Income (Loss)

In accordance with SFAS No. 130, Reporting Comprehensive Income, we will recognize the change in fair value of our securities available for sale as a component of “Other Comprehensive Income (Loss)” on our balance sheet. In accordance with SFAS 133, we will recognize the change in fair value, and realized gains and losses from the effective portion of our cash flow hedges as a component of “Other Comprehensive Income (Loss)” on our balance sheet. Realized gains and losses from the effective portion of the cash flow hedges will then be amortized as a component of interest expense on our income statement over the term of the related financing, using the constant interest method. SFAS 130 has been incorporated into ASC 220 Comprehensive Income and SFAS 133 has been incorporated into ASC 815 Derivatives and Hedging.

Disclosures about Derivative Instruments and Hedging Activities

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB No. 133, or SFAS 161. SFAS 161 is intended to enhance the current disclosure framework in SFAS 133. SFAS 161 requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. This disclosure better conveys the purpose of derivative use in terms of the risks that the entity is intending to manage. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format should provide a more complete picture of the location in an entity’s financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Disclosing information about credit-risk-related contingent features should provide information on the potential effect on an entity’s liquidity from using derivatives. Finally, SFAS 161 requires cross-referencing within the footnotes, which should help users of financial statements locate important information about derivative instruments. This statement became effective in fiscal years beginning after November 15, 2008. Our adoption of this standard did not have a material effect on our financial statements. SFAS 161 and SFAS 133 have been incorporated into ASC 815 Derivatives and Hedging.

Recent Accounting Pronouncements

Fair Value Measurement and Impairment of Securities

In January 2009, the FASB issued FASB Staff Position No. EITF 99-20-1, Amendments to the Impairment Guidance of EITF Issue No. 99-20, or FSP EITF 99-20-1, which is now encompassed in ASC 325,

“Investments—Other,” revises the impairment guidance provided by FSP EITF 99-20 for beneficial interests to make it consistent with the requirements of FASB Statement No. 115 (now encompassed in ASC 320, “Investments—Debt and Equity Securities”) for determining whether an impairment of other debt and equity securities is other-than-temporary. FSP EITF 99-20-1 revises the impairment guidance provided by EITF 99-20 for beneficial interests to make it consistent with the requirements of FASB Statement No. 115 for determining whether an impairment of other debt and equity securities is other-than-temporary. FSP EITF 99-20-1 eliminates the requirement that a holder’s best estimate of cash flows be based upon those that a market participant would use. Instead, FSP 99-20-1 requires that an other-than-temporary impairment be recognized when it is probable that there has been an adverse change in the holder’s estimated cash flows. FSP EITF 99-20-1 did not have a material impact on our financial statements.

On April 9, 2009, the FASB issued three FSPs intended to provide additional application guidance and enhance disclosures regarding fair value measurements and impairments of securities. FSP FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions that Are Not Orderly” or, FSP 157-4, provides guidelines for making fair value measurements more consistent with the principles presented in FASB Statement No. 157. FSP FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments” or FSP 107-1, enhances consistency in financial reporting by increasing the frequency of fair value disclosures. FSP FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments”, or FSP 115-2, provides additional guidance designed to create greater clarity and consistency in accounting for and presenting impairment losses on securities. FSP 157-4, FSP 107-1 and FSP 115-2 are effective for interim and annual periods ending after June 15, 2009, and provide for early adoption for the interim and annual periods ending after March 15, 2009. All three FSPs must be adopted in conjunction with each other.

FSP 157-4 addresses the measurement of fair value of financial assets when there is no active market or where the price inputs being used could be indicative of distressed sales. FSP 157-4 reaffirms the definition of fair value already reflected in FASB Statement No. 157, which is the price that would be paid to sell an asset in an orderly transaction (as opposed to a distressed or forced transaction) at the measurement date under current market conditions. FSP 157-4 also reaffirms the need to use judgment to ascertain if a formerly active market has become inactive and in determining fair values when markets have become inactive. FSP 157-4 has been incorporated into ASC 820 Fair Value Measurements and Disclosures.

FSP 107-1 was issued to improve the fair value disclosures for any financial instruments that are not currently reflected on the balance sheet of companies at fair value. Prior to issuing FSP 107-1, fair values of these assets and liabilities were only disclosed once a year. FSP 107-1 now requires these disclosures on a quarterly basis, providing qualitative and quantitative information about fair value estimates for all those financial instruments not measured on the balance sheet at fair value. FSP 107-1 has been incorporated into ASC 825 Financial Instruments.

FSP 115-2, which relates to other-than-temporary impairments, is intended to improve the consistency in the timing of impairment recognition, and provide greater clarity to investors about the credit and noncredit components of impaired debt securities that are not expected to be sold. FSP 115-2 requires increased and more timely disclosures sought by investors regarding expected cash flows, credit losses, and an aging of securities with unrealized losses. FSP 115-2 has been incorporated into ASC 320 Accounting for Debt Securities After an Other-than-temporary Impairment.

We adopted all three FSPs for the interim period ended June 30, 2009.

Accounting for Acquisitions of Mortgage Securities with Seller Financed Repurchase Agreements

On February 20, 2008, the FASB issued final Staff Position No. FAS 140-3, Accounting for Transfers of Financial Assets and Repurchase Financing Transactions, or FSP FAS 140-3, which is now encompassed in

ASC 860. FSP FAS 140-3 provides guidance on whether a transfer of a financial asset and a repurchase financing entered into with the same counterparty should be accounted for as separate transactions. FSP FAS 140-3 requires that such transactions be considered part of the same arrangement, i.e. “linked transaction” under SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities - A Replacement of FASB Statement 125, unless certain criteria are met. FSP FAS 140-3 is effective for financial statements issued for fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The adoption of FSP FAS 140-3 did not have a material effect on our consolidated financial statements.

Subsequent Events

In May 2009, the FASB issued SFAS 165, Subsequent Events, or SFAS 165, which is now encompassed in ASC 855 Subsequent Events. SFAS 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. Specifically, SFAS 165 provides clarity around the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and the disclosure that an entity should make about events or transactions that occurred after the balance sheet date. SFAS 165 is effective for interim and annual financial reporting periods ending after June 15, 2009 and shall be applied prospectively. We adopted SFAS 165 and have made the required disclosures in “Subsequent Events.”

Qualifying Special Purpose Entity

In June 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets, an amendment to SFAS No. 140, or SFAS 166, which is now encompassed in ASC 860, Transfers and Servicing. SFAS 166 eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures in order to enhance information reported to users of financial statements by providing greater transparency about transfers of financial assets, including securitization transactions, and an entity’s continuing involvement in and exposure to the risks related to transferred financial assets. SFAS 166 is effective for fiscal years beginning after November 15, 2009. We will adopt SFAS 166 in fiscal 2010 and are evaluating the impact it will have on our results of operations and financial position.

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R), or SFAS 167, which is now encompassed in ASC 810, Consolidation. The amendments include: (1) the elimination of the exemption for qualifying special purpose entities; (2) a new approach for determining who should consolidate a variable-interest entity; and (3) changes to when it is necessary to reassess who should consolidate a variable-interest entity. SFAS 167 is effective for the first annual reporting period beginning after November 15, 2009 and for interim periods within that first annual reporting period. We have adopted SFAS 167 and are evaluating the impact it will have on our results of operations and financial position.

Hierarchy of Generally Accepted Accounting Principles

In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, or SFAS 168, which is now encompassed in ASC 105 Generally Accepted Accounting Principles. SFAS 168 replaces FASB Statement No. 162, “The Hierarchy of Generally Accepted Accounting Principles,” and establishes the FASB Accounting Standards Codification™, or the Codification, as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. SFAS 168 is effective for interim and annual periods ending after September 15, 2009. We began to use the Codification when referring to GAAP in our financial statements as of and for the year ended December 31, 2009. The adoption of these provisions did not have a material effect on our financial statements.

BUSINESS

Overview

We are an externally-managed Maryland corporation organized to qualify and to be taxed as a REIT for federal income tax purposes. We intend to invest, on a leveraged basis, in adjustable-rate, hybrid adjustable-rate and fixed-rate single-family residential mortgage pass-through securities guaranteed by a U.S. government agency such as Ginnie Mae or issued by a U.S. government-sponsored enterprise such as Fannie Mae or Freddie Mac, and CMOs issued or guaranteed by a U.S. government agency or U.S. government-sponsored enterprise. We refer to these securities collectively as Agency RMBS. We may also invest in debentures issued directly by Fannie Mae or Freddie Mac as well as U.S. Treasury debt and other debt instruments that are guaranteed by the U.S. government or entities sponsored by the U.S. government, such as the Federal Home Loan Banks. We refer to these securities as Agency debentures and together with Agency RMBS, as Agency securities. Under our current investment guidelines, we intend that our entire investment portfolio, on a leveraged basis, will consist of Agency securities. We believe that Agency securities are attractive investments due to their: (i) relative credit quality; (ii) attractive yields; (iii) liquidity; and (iv) low volatility relative to non-Agency securities. We have no operating history and will commence operations following completion of this offering.

Our objective is to generate attractive risk-adjusted returns and make regular cash distributions to our stockholders from the net cash flows from our investments while preserving our capital base. Our net cash flows will be derived primarily from the difference between (i) the interest income we earn on our investment portfolio and (ii) our borrowing and hedging costs. We refer to this difference as our net interest income. Consistent with satisfying the requirements for qualification as a REIT, we plan to seek to actively and cost-effectively manage our assets and liabilities by, among other activities, hedging our liabilities against interest rate movements using a variety of techniques.

We will be externally managed by MDQ Advisors, LLC, our manager, which is a recently-formed company that will commence operations upon completion of this offering. The management team of our manager has extensive experience analyzing, investing in, hedging, and financing the acquisition of, Agency securities. Effective upon the closing of this offering, we will enter into a management agreement with our manager and our manager will enter into a services agreement with HFH. HFH was an alternative asset management firm that specialized in mortgage and asset-backed securities from its founding in 1998 until 2009. Paul A. Ullman, our chairman of the board, chief executive officer and chief investment officer, as well as part of the management team of our manager, co-founded HFH in 1998. HFH ceased investment operations in 2009, other than to effect the orderly return of capital to its investors. The services agreement will provide our manager with immediate and, we believe, cost effective access to proprietary securities and portfolio analytics systems and software, as well as services based on proprietary and third party-licensed trading and liability management tools, that we believe would otherwise take years to replicate, at significant expense.

Our Targeted Investments

Agency RMBS consist of single-family residential mortgage pass-through certificates and CMOs for which the principal and interest payments are guaranteed by a U.S. government agency or U.S. government-sponsored enterprise. Agency RMBS principally consist of whole-pool pass-through certificates and CMOs that are backed by (i) FRMs (generally with 15, 30 and 40 year maturities), (ii) ARMs, which have interest rates that reset monthly, quarterly or annually, based on the 12-month moving average of the one-year constant maturity U.S. Treasury rate or LIBOR, and (iii) hybrid ARMs, which have interest rates that are fixed for a longer initial period (typically three, five, seven or ten years) and thereafter generally adjust annually to an increment over a pre-determined interest rate index. We intend initially to invest primarily in RMBS backed by ARMs, hybrid ARMs and FRMs. We may also invest in Agency debentures, which include bonds issued directly by a U.S. government-sponsored enterprise. Agency securities issued or guaranteed by Ginnie Mae are backed by the full faith and credit of the United States, while those issued or guaranteed by Fannie Mae or Freddie Mac are not backed by the full faith and credit of the United States.

•

Single-Family Residential Pass-Through Certificates. Single-family residential mortgage pass-through certificates are securities representing interests in “pools” of mortgage loans secured by residential real property where payments of both interest and principal, including pre-paid principal, on the securities are made monthly to holders of the securities, in effect “passing through” monthly payments made by the individual borrowers on the mortgage loans that underlie the securities, net of fees paid to the issuer/guarantor of the securities and servicers of the mortgage loans. The mortgage loans comprising these pools are often made by savings and loan institutions, mortgage banks, commercial banks and other mortgage lenders, and the pools are assembled, or pooled, for sale to investors such as us. Secondary market acceptance of these pooled mortgage securities is greatly increased as a result of the associated credit guarantees by various government, government-related or private organizations.

•

CMOs. We intend to invest in CMOs which are debt instruments issued by a trust composed of mortgage loans or Agency RMBS and guaranteed by a U.S. government agency or U.S. government-sponsored enterprise. If a CMO is composed of Agency (Fannie Mae or Freddie Mac) RMBS, then that CMO is typically guaranteed by the same agency. Agency CMOs are composed of either Fannie Mae RMBS or Freddie Mac RMBS, but not both. Payments of principal, including pre-paid principal, and interest on the underlying mortgage loans provide the funds to pay interest and principal on the CMO, which generally are paid on a monthly basis. CMOs consist of multiple classes of securities, with each class, or tranche, bearing a specific coupon and stated maturity date. Principal and interest payments on the underlying mortgage loans may be allocated among the several classes of a series of a CMO in a variety of ways. In a common structure, payments of principal, including any principal prepayments on the underlying mortgage loans, are applied to the classes of a series of a CMO in a specified order, so that no payment of principal will be made on certain classes until certain other senior classes have been paid in full. CMOs can either be fixed or floating rate and are composed of either FRMs or ARMs; however, FRM backed CMOs are far more common. If a CMO backed by FRMs is structured as a floating rate security, then the coupon rate on the CMO will be capped at the coupon of the underlying FRM.

•

Agency Debentures. We may invest in debentures issued directly by Fannie Mae, Freddie Mac or the U.S. Treasury and other debt instruments that are guaranteed by the U.S. government or entities sponsored by the U.S. government such as the Federal Home Loan Banks, which we refer to collectively as Agency debentures. Income on Agency debentures is generally exempt from state and local taxes, but not federal income tax. Income from Agency debentures is not qualifying income for purposes of the 75% gross income test applicable to REITs, but is qualifying income for purposes of the 95% gross income test applicable to REITs. Agency debentures are qualifying assets for purposes of the 75% asset test applicable to REITs. See “Federal Income Tax Consequences of Our Status as a REIT.”

•

Stripped Securities. Stripped securities are RMBS structured with two or more classes that receive different distributions of principal or interest on a pool of Ginnie Mae, Fannie Mae or Freddie Mac certificates, whole loans or private pass-through RMBS, or asset-backed securities, or ABS. A common type of stripped security will receive only interest (the interest-only or IO Strip class) while other classes of stripped securities will receive only principal (the principal-only or PO Strip class). The yield to maturity on an IO Strip class is extremely sensitive to the rate of principal payments (including prepayments) on the related underlying assets. The yield to maturity on the PO Strip class may be extremely sensitive to the rate of principal payments, including prepayments, on the related underlying assets. We intend to invest in IO Strip classes but not PO Strip classes, if we decide to invest in stripped securities at all. If we decide to invest in stripped securities, we anticipate doing so primarily for hedging purposes, or to take advantage of particularly attractive prepayment-related or structural opportunities in the Agency securities markets.

•

TBA Contracts. We may utilize “to be announced” forward contracts, or TBAs, to invest in Agency RMBS. Pursuant to these TBAs, we would agree to purchase, for future delivery, Agency RMBS with certain principal and interest terms and certain types of underlying collateral, but the particular Agency RMBS to be delivered would not be identified until shortly before the TBA settlement date.

Nature of the Guaranty Supporting Agency Securities

As noted above, payments of principal and interest on Agency securities, although not their market value, are guaranteed by (i) the full faith and credit of the United States, in the case of Agency securities issued by Ginnie Mae, or (ii) by a U.S. government-sponsored enterprise, in the case of Agency securities issued or guaranteed by Fannie Mae or Freddie Mac.

Freddie Mac Certificates

Freddie Mac is a privately-owned, U.S. government-sponsored enterprise created pursuant to an act of U.S. Congress on July 24, 1970. The principal activity of Freddie Mac currently consists of the purchase of mortgage loans or participation interests in mortgage loans and the resale of the loans and participations in the form of Freddie Mac certificates, which are RMBS guaranteed by Freddie Mac. Freddie Mac guarantees to each holder of Freddie Mac certificates the timely payment of interest at the applicable pass-through rate and the ultimate collection of all principal on the holder’s pro rata share of the unpaid principal balance of the underlying mortgage loans but does not guarantee the timely payment of scheduled principal of the underlying mortgage loans. The obligations of Freddie Mac under its guarantees are solely those of Freddie Mac and are not backed by the full faith and credit of the United States. If Freddie Mac were unable to satisfy these obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, defaults and delinquencies on the underlying mortgage loans would adversely affect distributions to holders of Freddie Mac certificates. On September 6, 2008, Freddie Mac’s regulator placed Freddie Mac into conservatorship. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—U.S. Government’s Assistance to Mortgage Markets.”

Freddie Mac certificates are RMBS backed by pools of single-family or multi-family mortgage loans. The underlying mortgage loans may have original terms to maturity of up to 40 years. Freddie Mac certificates may be issued under cash programs (comprised of mortgage loans purchased from a number of sellers) or guarantor programs (comprised of mortgage loans acquired from one seller in exchange for certificates representing interests in the mortgage loans purchased).

Freddie Mac certificates may pay interest at a fixed rate or an adjustable rate. The interest rate paid on Freddie Mac ARM certificates adjusts periodically within 60 days prior to the month in which the interest rates on the underlying mortgage loans adjust. The interest rates paid on certificates issued under Freddie Mac’s standard ARM programs adjust in relation to the Treasury index. Other specified indices used in Freddie Mac’s ARM programs include the 11th District Cost of Funds Index published by the Federal Home Loan Bank of San Francisco, or FHLB of San Francisco, LIBOR and other indices. Interest rates paid on fully-indexed Freddie Mac ARM certificates equal the applicable index rate plus a specified number of basis points. The majority of series of Freddie Mac ARM certificates issued to date have evidenced pools of mortgage loans with monthly, semi-annual or annual interest adjustments. Adjustments in the interest rates paid are generally limited to an annual increase or decrease of either 1.0% or 2.0% and to a lifetime cap of 5.0% or 6.0% over the initial interest rate.

Fannie Mae Certificates

Fannie Mae is a privately-owned, federally-chartered corporation organized and existing under the Federal National Mortgage Association Charter Act, created in 1938 and rechartered in 1968 by the U.S. Congress as a shareholder-owned company. Fannie Mae provides funds to the mortgage market primarily by purchasing residential mortgage loans from lenders, thereby replenishing the lenders’ funds for additional lending. Fannie Mae guarantees to the registered holder of a Fannie Mae certificate that it will distribute to such holder amounts representing scheduled principal and interest payments on the mortgage loans in the pool underlying such Fannie Mae certificate, whether or not received, and the full principal amount of any such mortgage loan foreclosed or otherwise finally liquidated, whether or not the principal amount is actually received. The obligations of Fannie Mae under its guarantees are solely those of Fannie Mae and are not backed by the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, defaults and delinquencies on the underlying mortgage loans would adversely affect monthly distributions to holders of Fannie Mae certificates. On September 6, 2008, Fannie Mae’s regulator placed Fannie Mae into conservatorship. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—U.S. Government’s Assistance to Mortgage Markets.”

Fannie Mae certificates are RMBS that may be backed by pools of single-family or multi-family mortgage loans. The original term to maturity of any such mortgage loan generally does not exceed 40 years. Fannie Mae certificates may pay interest at a fixed rate or an adjustable rate. Each series of Fannie Mae ARM certificates bears an initial interest rate and margin tied to an index based on all loans in the related pool, less a fixed percentage representing servicing compensation and Fannie Mae’s guarantee fee. The specified index used in different series has included the U.S. Treasury index, the 11th District Cost of Funds Index published by the FHLB of San Francisco, LIBOR and other indices. Interest rates paid on fully-indexed Fannie Mae ARM certificates equal the applicable index rate plus a specified number of percentage points. The majority of series of Fannie Mae ARM certificates issued to date have evidenced pools of mortgage loans with monthly, semi-annual or annual interest rate adjustments. Adjustments in the interest rates paid are generally limited to an annual increase or decrease of either 1.0% or 2.0% and to a lifetime cap of 5.0% or 6.0% over the initial interest rate.

Ginnie Mae Certificates

Ginnie Mae is a wholly-owned corporate instrumentality of the United States within the United States Department of Housing and Urban Development, or HUD. The National Housing Act of 1934, or the Housing Act, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates issued by it, which represent an interest in a pool of mortgage loans insured by the Federal Housing Administration, or partially guaranteed by the Department of Veterans Affairs and other loans eligible for inclusion in mortgage loan pools underlying Ginnie Mae certificates. Section 306(g) of the Housing Act provides that the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty by Ginnie Mae.

At present, most Ginnie Mae certificates are backed by single-family mortgage loans. The interest rate paid on Ginnie Mae certificates may be a fixed rate or an adjustable rate. The interest rate on Ginnie Mae certificates issued under Ginnie Mae’s standard ARM program adjusts annually in relation to the U.S. Treasury index. Adjustments in the interest rate are generally limited to an annual increase or decrease of 1.0% and to a lifetime cap of 5.0% over the initial coupon rate.

Our Competitive Strengths

New Portfolio in Agency Securities with an Attractive Credit Profile

Our investment strategy is designed to optimize our risk-adjusted returns. Because we intend to invest exclusively in Agency securities, we believe that our investment portfolio will have limited credit risk due to the guarantee of principal and interest payments by a U.S. government agency or U.S. government-sponsored enterprise. As a recently-organized company with no historical investments, we will build an initial portfolio consisting of currently-priced assets and therefore will have no negative performance impact or adverse credit exposure resulting from previously-purchased assets. We believe this strategy, and our commitment to capital preservation, will provide us with a competitive advantage when operating in a variety of market conditions.

Experienced Management with Extensive Industry Contacts

Mr. Ullman, our chairman of the board, chief executive officer and chief investment officer, has extensive experience analyzing, investing in, financing the acquisition of, and hedging a leveraged portfolio of Agency securities and fixed income and specialty finance investments. Mr. Ullman has pursued a highly analytical approach to security selection, hedging and duration alignment, credit and prepayment risk management and cost-effective utilization of leverage for over ten years at HFH.

The senior financial and operational management team of our manager led by Mr. Rodman, our executive vice president, chief financial officer and treasurer, and Mr. Saverin, our president, chief operating officer, general counsel and secretary upon the closing of this offering, has extensive experience in managing the financial, operational and business affairs of a specialty finance business. Mr. Rodman was the co-head of Morgan Stanley and Company’s Prime and Alt-A mortgage business with senior responsibility for loan production and servicing, due diligence, technology, credit, regulatory and process risk. Mr. Saverin is currently the president of a private equity and financial services firm and has significant capital markets experience.

The senior management team of our manager has extensive contacts in the Agency securities market, which we believe will assist us in sourcing, financing and hedging our portfolio. In particular, we expect to benefit from these contacts at a substantial number of financial institutions which had financed HFH’s RMBS. In addition, we believe our manager’s contacts with numerous investment grade hedge counterparties will assist us in implementing our own financing and hedging strategies.

Access to Established Support

We believe that our external management structure combined with the support of HFH’s intellectual property resources will allow us to cost-effectively grow our operations. We will combine this external management structure with the benefits of our manager’s services agreement with HFH, which we believe will provide us with cost-effective access to well developed resources, infrastructure and intellectual capital.

Effective upon the closing of this offering, our manager will enter into a services agreement with HFH which will provide our manager with immediate and, we believe, cost effective access to established proprietary securities and portfolio analytics systems and software, as well as services based on proprietary and third party-licensed trading and liability management tools, that we believe would otherwise take years to replicate, at significant expense. In response to difficult market conditions, poor non-Agency credit fund performance and the fulfillment of one large fund’s strategic objectives, during 2009 HFH ceased its investment operations, other than as necessary to wind down several funds and return capital to its investors in an orderly fashion. HFH currently has two employees, including Mr. Ullman.

Sophisticated Analytical Tools

Our manager will utilize sophisticated proprietary mortgage security analytical tools, including tools that have been developed by HFH during the past decade of trading and investing, to seek to generate an attractive net interest margin from our investments. Our manager intends to focus on in-depth analysis of the numerous factors that influence our target asset classes including: (i) fundamental market and sector review; (ii) rigorous cash flow analysis; (iii) disciplined security selection; (iv) controlled risk exposure; and (v) prudent balance sheet management. In addition, our manager will utilize these tools to guide its hedging strategies to the extent consistent with satisfying the requirements for our qualification as a REIT.

In providing its services to us, our manager will use a commercially-available prepayment model that HFH has spent many years adapting for its own purposes, which includes a complete set of sector-specific prepayment models as well as historical performance analysis tools for customized applications. For example, because principal generally may be prepaid at any time in Agency RMBS, these securities often exhibit significantly greater yield volatility as compared to traditional fixed-income securities. We believe that our manager will be able to benefit from prepayment models, yield curve analytics, repo tracking and operations management and accounting systems developed by HFH. Through the use of the tools described above, our manager is able to analyze factors that affect the rate at which mortgage prepayments occur, including changes in the level of interest rates, directional trends in housing prices, general economic conditions, the locations of the properties securing the mortgage loans and other social and demographic conditions in order to identify Agency securities that may be undervalued because of mispricing of prepayment behavior.

We believe that sophisticated analysis of both macro and micro economic factors will enable our manager to manage cash flow and distributions while preserving capital. Mr. Ullman, who is part of our manager’s management team has managed an investment portfolio of Agency RMBS using the systems described above for over ten years.

Our Strategies and Processes

Capital Allocation and Portfolio Management

We intend that our investment portfolio will consist of Agency securities consisting principally of whole-pool pass-through certificates. We will pursue a goal of generating attractive risk-adjusted returns so as to permit stable distributions to our stockholders while preserving capital. We believe that a principal focus on Agency securities with moderate effective durations will help us manage our liabilities in relation to the interest rate risks of our investments, which we believe is the best approach to generating attractive net interest income while seeking to preserve capital.

An important part of our business strategy is to seek to earn returns on our equity capital such that the equity markets value our stock at an attractive multiple of book value. Such valuations will enable us to issue additional equity in our company in a manner that is accretive to our book value per share over time. In the current environment, volatility is high and, consequently, interest spreads on Agency securities are attractive relative to historical interest rate spreads.

We intend to allocate our capital carefully in this environment, relying on our manager’s management team’s many years of experience in analyzing, purchasing and financing Agency RMBS. We will also be cautious in our use of leverage. There is no model that we know of that is so predictive that it can be relied upon exclusively. Rather, in addition to our manager’s analytical research, our manager intends to be in regular contact with lenders to discuss appropriate levels of leverage and with industry participants as our manager seeks to identify securities that will meet our objectives for coupon, coupon stability and moderate interest rate exposure.

Our guiding principle in portfolio construction is to seek to create a stable portfolio of assets and corresponding liabilities with attractive risk and return characteristics given the assumptions and constraints that we will adhere to with respect to valuation, diversification and risk control. Through active portfolio management our manager will regularly review our portfolio and seek opportunities to enhance returns, including the use of the financing and hedging strategies described in this prospectus. We intend for our manager to diversify our portfolio by varying the prepayment characteristics, price (premiums and discounts), geographic location and rate reset dates of the securities in our portfolio. We expect to use the net proceeds of this offering to acquire Agency securities.

We generally expect to acquire assets of moderate duration to reduce interest rate sensitivity. Option adjusted duration, or OAD, also known as effective duration, measures the price sensitivity of RMBS to a change in interest rates. Effective durations for mortgage pass-through securities are calculated assuming that the cash flows from a security change when interest rates change. Securities with higher effective durations have greater price sensitivity to an interest rate change than securities with lower effective durations.

Financing Strategy

We intend to use borrowings to finance our assets in an effort to increase returns. While we do not have any restrictions on the minimum or maximum amount of leverage we may employ, our manager will actively manage our portfolio and intends to target a range of debt-to-equity ratio between approximately 5:1 and 12:1, with an initial target range of approximately 7:1 to 8:1. We will adjust our leverage from time to time based upon market conditions and other factors that our manager deems relevant.

We expect that our principal borrowings will be structured as “repurchase agreements” with our lenders, principally member banks of the U.S. Federal Reserve System or “primary dealers” (as designated by the Federal Reserve Bank of New York) in U.S. government securities. Pursuant to the repurchase agreements, we will sell Agency securities to a lender and agree to repurchase the securities at an agreed future date (generally 30 days to one year) at a higher price. The difference between the sale price and the repurchase price establishes our financing cost of the transaction. The agreed-upon interest rate, which is effective for the period of time the lender holds the securities, is generally based on current market rates, such as LIBOR, rather than the coupon rates on the Agency securities.

We expect that our repurchase agreements will have staggered terms and will be with multiple counterparties that have investment grade credit ratings. Despite current credit market disruptions, we believe that financing for Agency securities will continue to be available on market terms. To date, we have signed master repurchase agreements with eleven financial institutions. While lender commitments under repurchase agreements are subject to a number of conditions and there can be no assurance that these lenders will enter into financing arrangements with us, we expect that these repurchase facilities will provide us with sufficient financing to support our leverage targets. The interest expense on our repurchase borrowings and other financings, together with our hedging costs, will constitute the most significant portion of our operating expenses and therefore our ability to generate net interest income will depend in large part on our ability to manage our financing costs.

We will attempt generally to structure our borrowings to have interest rate reset dates or maturities that, on an aggregate basis, correspond generally to the interest rate adjustments and maturity of the ARMs and hybrid ARMs underlying the Agency securities in which we invest. We expect borrowings under our financing agreements to generally have interest rates that are based on prevailing short-term market rates.

In the current market environment, we generally expect lenders to require that we invest approximately 5% of the value of our financed securities in the form of equity, in the form of additional pledged securities, at the outset of each financing. The amount of equity we initially will be required to invest, which is sometimes referred to as the lending margin, can vary based on particular lenders, collateral type and market conditions. Because repurchase agreements essentially constitute secured loans, in addition to the lending margin, we will be required to continually maintain collateral in an amount equal to, or in excess of, the repurchase price. This collateral requirement subjects us to the risks that the market value of the investments we finance through repurchase agreements may decline below the amount of our repurchase obligation and equity requirements, or unscheduled principal payments on the mortgage loans underlying our Agency securities could increase at a higher than anticipated rate, either of which could subject us to a “margin call” and require us to post additional collateral.

We intend to seek to manage our borrowings by maintaining substantial excess liquidity to help protect us from further market disruptions. For example, if we utilize a 7:1 debt to equity ratio, assuming a 5% initial lending margin, we will have approximately 35% of our initial equity capital invested in the form of margin using our Agency RMBS. Thus, 65% of our initial capital would be available to meet future margin requirements. Over time, we intend to invest the remainder of our initial equity capital in Agency RMBS as well. We believe this approach will help protect us from the adverse effects of asset or liability price changes that may affect our lenders’ margin requirements while also affording us the opportunity to realize attractive risk-adjusted returns for our stockholders.

Risk Management Strategies

Hedging

We will enter into derivative financial instruments to manage risks, as described below, and not for speculative reasons. The goal of our hedging activities is to cost-effectively manage systemic risk such as interest rate risk, volatility risk and the risk of adverse changes to the shape of the yield curve through a program of liability hedging. Our manager will address certain risks relating to particular risk return relationships in the securities we purchase or sell though rigorous analysis of the Agency RMBS market by sector and through rigorous analysis of individual securities. Our hedging strategies will be implemented to reduce the adverse impact on our stockholders’ equity from changes in market interest rates permitting us to earn attractive risk-adjusted net interest income and satisfying the requirements for qualification as a REIT. Because our investments will vary with respect to coupon rate, prepayment speed, reset date and average life, the terms and characteristics of our borrowings will also vary. However, even after we implement our hedging strategy, there will be a mismatch between the interest rate sensitivity of our assets and that of our hedged liabilities. At times, some of this mismatch may be intentional if we feel that it is beneficial. At other times, we may not be able to, nor even attempt to, fully hedge our exposures. For example, interest paid on ARMs generally is subject to lifetime and periodic interest rate caps but our exposure to the borrowings used to finance these securities is not subject to equivalent caps. We may at times, therefore, need to hedge the lifetime caps with the purchase of cap agreements, and it may not be practical or cost effective to fully hedge the inherent mismatch.

We will attempt to mitigate the interest rate risks inherent in our leveraged Agency securities portfolio in general by seeking to acquire and own Agency securities with moderate effective durations. In addition we will seek to limit the leverage in our balance sheet to that which is sufficient to meet our net interest income targets. Our hedging techniques will primarily consist of entering into interest rate swap agreements and may also include entering into interest rate cap or floor agreements, purchasing or selling futures contracts, purchasing put and call options on securities or securities underlying futures contracts, or entering into forward rate agreements.

Our derivative financial instruments will be designed principally to limit declines in our net interest income during periods of rising interest rates. No hedging strategy can completely insulate us from risk, and certain federal income tax requirements that we must satisfy to qualify as a REIT may limit our ability to hedge. Our manager will carefully monitor our hedging strategy in an effort to ensure that we do not realize excessive hedging income, or hold hedges having a notional principal balance in excess of the principal amount of our borrowings, which could result in our failure to qualify as a REIT. Additionally, hedging strategies may have significant transaction costs, which may reduce the overall return on our investments. We intend to limit our use of hedging instruments to those techniques described above and to only enter into hedging transactions with counterparties that have investment grade credit ratings, but this may not protect us from losses. Our manager’s management team has extensive experience hedging Agency RMBS in highly variable and volatile interest rate, yield curve shape and prepayment rate environments.

Prepayment Analysis

Because the mortgage loans underlying Agency RMBS typically can be prepaid by the borrower at any time, Agency RMBS are subject to the risk that the underlying mortgage loans will be prepaid later or sooner than expected, which consequently may alter the overall return on the security. Prepayment expectations also affect the interest rate sensitivity or effective duration of Agency RMBS. As interest rates change, prepayment expectations often change prior to actual changes in prepayment rates. As part of our prepayment risk strategy, our manager will regularly monitor actual prepayment rates as well as the prepayment rate expectations for our Agency RMBS.

Prepayment expectations are determined, in part, by current mortgage rates, current and forward yield curve shapes, interest rate volatility, collateral type, loan amount, borrower pay rate reset index and frequency, geographic location, loan age, loan originator, servicer, prepayment history, borrower credit profile and current and original loan-to-value ratio. Generally, prepayments on Agency RMBS increase during periods of falling mortgage interest rates and decrease during periods of rising mortgage interest rates. Interest rates and prepayment rates are generally correlated although this may not always be the case. We believe that our manager’s management team’s extensive analytical experience and approach to security selection, including examining loan level and security level characteristics, will allow us to minimize our exposure to prepayment rate volatility. Mr. Ullman, who is part of our manager’s investment management team, has extensive experience in using HFH’s proprietary analytics in seeking to identify securities with low prepayment variability for any given coupon return.

We may reinvest principal repayments at a yield that is higher or lower than the yield on the repaid investment, thus affecting our net interest income by altering the average yield on our assets. When interest rates are declining, the value of Agency RMBS with prepayment options may not increase as much as other fixed income securities. The rate of prepayments on underlying mortgage loans will affect the price and volatility of Agency RMBS and may have the effect of shortening or extending the effective duration of the security beyond what was anticipated at the time of purchase. When interest rates rise, we may experience reduced returns on the Agency RMBS in our portfolio if the borrowers under the underlying mortgage loans pay off their loans more slowly than anticipated. This is generally referred to as extension risk.

In addition to seeking to acquire Agency RMBS that will exhibit low prepayment volatility with respect to changes in interest rates, we will seek to acquire Agency RMBS that are undervalued because of mispricing of prepayment behavior. Our manager intends to use intensive prepayment analysis to construct cash flow models based on current mortgage rates and a variety of assumed future mortgage rates. By discounting this series of cash flows at various discount rates, and comparing the resulting prices with the asset’s current price, our manager will seek to take advantage of superior return opportunities based upon prepayment behavior and relative risk.

Credit Analysis

To limit our exposure to credit risk, we intend to invest exclusively in Agency securities. As part of our investment process, our manager also intends to collect and evaluate information provided by the originators with respect to original borrower credit quality and collateral value. Our manager’s credit analysis may also focus on servicer effectiveness, borrower payment history, credit, leverage and employment status and collateral characteristics such as current loan-to-value, loan size, geographic location, collateral type and lien type. Our manager may also use credit analysis to determine the structural effects on a security from changing prepayment, delinquency and default rates and sensitivity tests to determine the effect of credit shocks due to various changes in general economic conditions. Ultimately, we believe that although not legally obligated to do so and although there is no guarantee that it will do so, the U.S. government would step into any potential insolvency of Freddie Mac or Fannie Mae to insure the timely payment of principal and interest on the Agency securities issued by Freddie Mac and Fannie Mae and avoid the extreme market disruptions that would likely occur in the event of any such insolvency. Notwithstanding this belief, we intend to carefully and actively manage our investment portfolio and related financings.

We will also face credit risk associated with our lenders and hedge counterparties. In the event that our lenders or hedge counterparties are unable to meet their financial obligations, we can be adversely affected. Consequently, our manager will perform periodic reviews of the financial condition and credit worthiness of our lenders and hedge counterparties to confirm their continued compliance with our internal investment grade policies.

Cost-Efficiency

We will seek to operate as cost-efficiently as possible. We will seek to leverage the scalable resources of our manager and HFH to improve our financial results by maintaining low operating costs for our capital base. We believe the management agreement and services agreement, described under “Our Manager and the Management Agreement” and “Certain Relationships and Related Party Transactions—Related Party Transactions—Services Agreement,” will give our company significant operating efficiencies.

Our Policies With Respect to Certain Other Activities

If our board of directors determines that additional funding is required and/or beneficial to our strategy, we may raise such funds through additional offerings of equity or debt securities or the retention of cash flow (subject to provisions in the Code concerning distribution requirements and the taxability of undistributed REIT taxable income), other funds from debt financing, including repurchase agreements or a combination of these methods. In the event that our board of directors decides to raise additional equity capital, it has the authority, without stockholder approval, to issue additional common stock or preferred stock in any manner and on such terms and for such consideration as it deems appropriate, at any time.

We may in the future offer equity or debt securities in exchange for property and to repurchase or otherwise reacquire our shares. In addition, we intend to finance the acquisition of investments with traditional forms of financing, such as repurchase agreements. We do not intend to invest in securities of other issuers for the purpose of exercising control over such entities, although we may do so if our board of directors considers such action to be in our best interests.

We intend to engage in the purchase and sale of investments. We do not intend to make loans to third parties and we do not plan to underwrite the securities of other issuers.

We intend to furnish our security holders with annual reports containing consolidated financial statements audited by our independent certified public accountants and file quarterly reports with the SEC containing unaudited consolidated financial statements for each of the first three quarters of each fiscal year.

See also “Management—Policies with Respect to Certain Transactions” and “Certain Relationships and Related Party Transactions—Related Party Transaction Policies” for a description of policies addressing conflicts of interest that we may face. Subject to compliance with applicable law, our board of directors may change any of these policies, as well as our investment and financing policy, without prior notice or a vote of our security holders.

Our Formation and Structure

We were incorporated in Maryland on March 13, 2008. We were taxed as a C corporation for our taxable years ended December 31, 2008 and December 31, 2009. We intend to elect to be taxed as a REIT for federal income tax purposes commencing with our taxable year ending December 31, 2010. Our qualification as a REIT will depend on our ability to meet, on a continuing basis, various complex requirements under the Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the concentration of ownership of our capital stock. We believe that we were organized in conformity with the requirements for qualification as a REIT under the Code, and that our intended manner of operation will enable us to meet the requirements for taxation as a REIT for federal income tax purposes commencing with our taxable year ending December 31, 2010.

As a REIT, we generally will not be subject to federal income tax on the REIT taxable income that we currently distribute to our stockholders. Under the Code, REITs are subject to numerous organizational and operational requirements, including the requirement that they distribute annually at least 90% of their REIT taxable income to their stockholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, our income will be subject to federal income tax at regular corporate rates, and we might be precluded from qualifying for treatment as a REIT until the fifth calendar year following the year in which we failed to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to some federal, state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Investment Company Act Exemption

We intend to operate our business so that we are not considered an “investment company” under the Investment Company Act. We will rely on the exclusion provided by Section 3(c)(5)(C) of the Investment Company Act. We will monitor our portfolio periodically and prior to each investment to confirm that we continue to qualify for the exclusion. To qualify for the exclusion, we must make investments so that at least 55% of the assets we own consist of qualifying mortgage loans and other liens on and interests in real estate, which are collectively referred to as “qualifying real estate assets,” and so that at least 80% of the assets we own consist of real estate-related assets (including our qualifying real estate assets). We will treat Agency whole pool certificates as qualifying real estate assets based on no-action letters issued by the SEC. On the other hand, our investments in Agency debentures will be considered neither qualifying real estate assets nor real estate-related assets under Section 3(c)(5)(C) of the Investment Company Act. Our need to maintain qualification for the Section 3(c)(5)(C) exemption may limit our ability to make certain investments.

Competition

Our success will depend, in large part, on our ability to acquire assets at favorable spreads over our borrowing costs and our ability to cost-effectively manage our portfolio risks. In acquiring Agency securities and establishing hedge positions, we will compete with other existing mortgage REITs (both internally and externally managed), government-sponsored enterprises, mortgage finance and specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, hedge funds, mutual funds, institutional investors, investment banking firms, governmental bodies and other companies with similar asset acquisition objectives, and others which may be organized in the future. Some of our competitors have greater financial resources and access to lower cost of capital than we have. Some of these competitors may not be subject to the same regulatory constraints (such as REIT compliance or maintaining an exemption under the Investment Company Act) as we are. The effect of the existence of additional REITs and other market participants may be to increase competition for the available supply of mortgage assets and derivatives suitable for purchase. This increased competition may make it more difficult for us to purchase or hedge our targeted asset class at attractive prices or at all.

Employees

We will have no employees compensated by us. We have agreed, however, to reimburse our manager for the cash compensation costs associated with Mr. Rodman. We expect Mr. Rodman to dedicate all of his business time to acting as our executive vice president, chief financial officer and treasurer. If Mr. Rodman does not dedicate all of his business time to acting as our executive vice president, chief financial officer and treasurer, we will only be responsible for our allocable share of his cash compensation based on the amount of time he works on our behalf. Our executive officers are not employees of our company but will become employees of our manager upon the closing of this offering.

Legal Proceedings

There are no material pending legal proceedings to which we are a party.

Our Offices

Our current mailing address is 331 West 57th Street, #363, New York, NY 10019. We are not currently leasing any space for operations but will do so upon completion of this offering. Our telephone number is (212) 400-9095.

MANAGEMENT

Our Directors and Executive Officers

Upon the closing of this offering, our board of directors will consist of five directors, each of whom has consented to serve as a director upon the closing of this offering. Of these five directors, we believe that three will be “independent” directors, with independence being determined in accordance with the listing standards established by the NYSE. We expect to hold our first annual meeting of stockholders in the second quarter of 2011. Upon the expiration of their terms at the annual meeting of our stockholders in the second quarter of 2011, directors will be elected to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

The following sets forth certain information as of April 19, 2010, with respect to our directors and executive officers and those persons who have agreed to become directors after completion of this offering:

Name	Age	Title
Paul A. Ullman*	52	Chairman, Chief Executive Officer and Chief Investment Officer
Kevin Rodman	51	Executive Vice President, Chief Financial Officer and Treasurer
Kenneth A. Saverin**	56	Director
Peter R. Burnim ***	63	Director Nominee
Carolyn Downey***	60	Director Nominee
Robert H. Hartheimer***	52	Director Nominee

*	Currently serves as a director.

**	This individual currently serves as a director and has agreed to serve as our president, chief operating officer, general counsel and secretary upon the closing of this offering.

***	This individual has agreed to become a director upon closing of the offering and is expected to be an independent director.

Biographical Information

Paul A. Ullman. Mr. Ullman is the chairman of our board of directors and our chief executive officer and chief investment officer and serves as the chief executive officer and chief investment officer of our manager. Mr. Ullman co-founded HFH in 1998 and has served as its President since that time. Upon the closing of this offering, Mr. Ullman will become an executive officer and employee of our manager. Prior to founding HFH, Mr. Ullman was co-founder and senior portfolio manager of the RMBS specialty investment management group at Alliance Capital Management, LP, or Alliance, where he was responsible for the management of an investment business that grew substantially in multiple on-shore and off-shore investment vehicles and separate accounts. His management responsibilities included day-to-day decision-making regarding sector and security selection, hedging and duration, credit and prepayment estimates used for the various mortgage assets in the portfolios, as well as the most cost-effective methodology to deploy leverage. Prior to Alliance, Mr. Ullman was a director and portfolio manager at Hyperion Capital Management, where he had substantially similar duties to those at Alliance. Mr. Ullman began his career at Salomon Brothers Inc., or Salomon, where he had sales and trading responsibilities in New York and London. Mr. Ullman established Salomon’s mortgage trading capacity in London in 1987 and was a member of the team that brought the first series of securities backed by Sterling mortgage loans to the marketplace. Mr. Ullman received a BS/BA from Washington University.

Kevin Rodman. Mr. Rodman is our executive vice president, chief financial officer and treasurer and serves in the same capacity for our manager. He is the founder and managing partner of Kevin Rodman Consulting, LLC, a financial services consulting firm focused on residential mortgage-related businesses, which he founded in January 2009. During the period from June 2008 to January 2009, Mr. Rodman pursued personal interests, including planning with respect to the formation of Kevin Rodman Consulting, LLC. Prior to that,

Mr. Rodman worked at Morgan Stanley and Company, or Morgan Stanley, from March 1984 to June 2008, and was named a Managing Director in 1995. He most recently served as Morgan Stanley’s Chief Operating Officer of the Global Private Wealth Division, with accountability for the division’s approximately $5 billion margin lending business, risk management, infrastructure, legal, regulatory and compliance matters. Mr. Rodman was co-head of Morgan Stanley’s Prime and Alt-A mortgage business from 2002 to 2007, with responsibility for loan production and servicing, due diligence, technology, credit, regulatory and process risk. During that time, he held the titles of President of Morgan Stanley Home Loans and CEO of Saxon Mortgage and managed a 2,300-person work force. Mr. Rodman was Head Trader and manager of Morgan Stanley’s Warehouse Lending Division from 1997 to 2002, during which time his group lent money to specialty finance companies. This group financed well over $100 billion of assets during Mr. Rodman’s tenure. He was the founder and manager of Morgan Stanley’s Global Loan Funding Desk, which built a global syndicate of over 50 lending institutions with over $125 billion of funding commitments. Mr. Rodman served as the Head Trader and manager of Morgan Stanley’s Repo Desk from 1994 to 1997, and was responsible for securities matched books and securities financing in excess of $100 billion. Mr. Rodman held a variety of trading roles at Morgan Stanley prior to this time. Mr. Rodman received an MS in Energy Management and Policy from the University of Pennsylvania and a BA in Government from Clark University.

Kenneth A. Saverin. Mr. Saverin is a member of our board of directors and has agreed to serve as our president, chief operating officer, general counsel and secretary upon the closing of this offering and will also serve in the same capacity for our manager upon closing of this offering. He is the president of Capital Solutions Group, LLC, a private equity and financial services firm headquartered in Connecticut, where he has served since March 2001. Prior to founding Capital Solutions Group, Mr. Saverin served as the president and chief executive officer of a financial services subsidiary of Koch Industries that was involved in the funding and securitization of mortgage loan products to small and mid-sized businesses on a nationwide scale. Prior to that, Mr. Saverin worked as an investment banker at Deutsche Bank Securities in its mortgage and asset securitization group. He also worked as an investment banker at Greenwich Capital Markets, where he was the head of the real estate sale/leaseback section of the banking group. Mr. Saverin began his career as an attorney with the New York law firm of Skadden, Arps, Slate, Meagher & Flom LLP, where he focused on corporate and securities law. He is a past recipient of Ernst & Young’s regional “Entrepreneur of the Year” award. Mr. Saverin received a BA from the Claremont McKenna College and a JD from Fordham University School of Law.

Peter R. Burnim. Mr. Burnim is a director nominee and has agreed to become a director upon closing of the offering. He is a managing director of iQ Venture Advisors, LLC, a boutique investment advisory group that raises capital for emerging companies and hedge funds, where he has served since June 2005. Prior to that, from June 2001 to July 2004, he was executive vice president of Northstar Companies, Inc., or Northstar, a privately-held wealth management firm, where he helped found and launch Northstar Reinsurance Ltd. in Bermuda. Prior to joining Northstar, Mr. Burnim was a managing director of Crown Capital Group, a private equity investment firm focused on long-term investment in middle market companies, where he formed Crown World Services, Ltd. with Bermuda Life Insurance Company Limited (part of the Argus Group), serving as its Chairman. Before that, Mr. Burnim worked at Citibank N.A./Citicorp for over 25 years and held senior management positions of increasing responsibility in the Corporate and Investment Banking business sectors in the U.S. and Europe, including head of U.S. Private Banking, European Corporate Finance, European Capital Markets and U.S. Corporate Banking (Middle Market). Mr. Burnim currently serves as a director of various Argus Group Holdings Insurance companies in Bermuda and of HFH’s various hedge funds and as a trustee of Allianz VIP Trust and Allianz VIP Fund of Fund Trust. He received a BA, with honors, from Harvard College and an MBA from Harvard Business School.

Carolyn Downey. Ms. Downey is a director nominee and has agreed to become a director upon closing of the offering. She most recently worked as a managing director in the Mortgage and Asset-backed Sales Group of RBS Greenwich Capital, or Greenwich Capital, an investment banking firm and subsidiary of Royal Bank of Scotland Group Plc. During her more than 18 years at Greenwich Capital, from August 1989 to November 2007, Ms. Downey acquired broad experience in sales of mortgage and asset-backed products, derivative contracts and hedging vehicles to institutional investors, including hedge funds, investment managers, insurance companies, commercial banks, REITs and other financial institutions. Since November 2007, Ms. Downey has pursued personal interests. From 1981 to 1989, Ms. Downey served as a vice president at Salomon Inc., where she was a mortgage product specialist and later a residual product specialist. Ms. Downey received a BA in Sociology from St. Mary’s College, a BS in Accounting from Boston University and an MBA from Stanford University.

Robert H. Hartheimer. Mr. Hartheimer is a director nominee and has agreed to become a director upon closing of this offering. He is founder and chief executive officer of Hartheimer LLC, a banking and regulatory consulting firm in Washington, D.C. Hartheimer LLC works with banks, investors, financial services companies and foreign governments and advises on a wide variety of regulatory, governance and banking matters, including enforcement actions, failed bank acquisitions and structures, board and management challenges, risk management, compliance and start-up banks. Prior to forming Hartheimer LLC in 2008, Mr. Hartheimer was a senior member of Promontory Financial Group, LLC, a bank regulatory consulting firm in Washington, D.C. He joined Promontory in 2002 shortly after its founding and from January 2004 through May 2008 served as a managing director and led over 50 engagements involving regulatory matters for banking clients of various types and sizes. Prior to joining Promontory, Mr. Hartheimer was an investment banking and financial services consultant based in the District of Columbia. Before that, he was a managing director at Friedman, Billings, Ramsey & Co., Inc. from 1996 to December 2000. Prior to that, in 1991, Mr. Hartheimer joined the Federal Deposit Insurance Corporation, or FDIC, where he and a small team created the 350-person Division of Resolutions to resolve failing banks. In 1994, he was named director of this division and during his time at FDIC he oversaw the sale of more than 200 banks with approximately $50 billion in assets. Prior to that, he was a vice president in corporate finance at both Smith Barney Harris Upham and Merrill Lynch Capital Markets. Mr. Hartheimer received a BA from Hamilton College and an MBA from the Wharton School of the University of Pennsylvania.

Board Consideration of Director Qualifications

In addition to independence matters, our board of directors considered the specific experience, qualifications, attributes and skills of the directors and director nominees named herein and concluded that, based on these factors, such individuals should serve as directors of our company upon the closing of this offering. Although each director and director nominee offers a multitude of unique and valuable skills and attributes, our board of directors identified the following specific experience, qualifications, attributes and skills that led our board to conclude that such persons should serve as directors.

Mr. Ullman has extensive knowledge of the environment in which we intend to operate and has valuable skills associated with trading, investing in, hedging and financing RMBS, due, in part, to his 25 years of experience relating to RMBS assets. Further, Mr. Ullman has gained significant business and leadership experience in the finance industry through his various senior level positions with HFH, Alliance Capital Management, LP and Hyperion Capital Management.

Mr. Saverin has extensive capital markets and business experience gained through his position as the founder and president of Capital Solutions Group, a private equity and financial services firm. He complements his capital markets and business experience with legal experience gained through his former position as an attorney at Skadden, Arps, Slate, Meagher & Flom LLP.

Mr. Burnim has notable business experience in the areas of banking and investment banking, due to his past senior management positions with Citibank N.A./Citicorp over the course of 25 years. Further, his current positions as managing director of iQ Venture Advisors, LLC, a boutique investment advisory group, and as a director of various hedge funds and insurance companies, provide him with a practical and informed perspective on matters relating to corporate governance and specialty finance.

During her more than 18 years at Greenwich Capital, Ms. Downey acquired broad experience in sales of mortgage and asset-backed products, derivative contracts and hedging vehicles to institutional investors, which provide her with valuable experience associated with MBS sales and trading.

Due to Mr. Hartheimer’s current and past positions, including senior-level positions at Promontory, Friedman, Billings, Ramsey & Co., Inc., the FDIC, Smith Barney Harris Upham and Merrill Lynch Capital Markets, he will serve as an important resource to our board of directors with regard to investment banking, regulatory, risk management and general corporate governance matters.

Board Committees

Upon or shortly following the completion of this offering, our board of directors will appoint an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees will be composed entirely of independent directors.

Audit Committee

The audit committee will be responsible for, among other matters, engaging independent public accountants, reviewing with the independent public accountants the plans and results of the audit engagement, approving professional services provided by the independent public accountants, reviewing the independence of the independent public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The audit committee will also have the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate. We expect that Mr. Hartheimer will chair our audit committee and serve as our audit committee financial expert as that term is defined by the SEC. We expect that Mr. Burnim and Ms. Downey will be appointed as members of the audit committee and meet the financial literacy requirements of the NYSE.

Compensation Committee

The compensation committee will, among other matters, review and approve the compensation and benefits of our directors and will also evaluate and make recommendations related to the compensation payable to our manager. The compensation committee will also administer and make recommendations to our board of directors regarding our compensation and stock incentive plans. We expect that Ms. Downey will be designated as chair, and Mr. Burnim and Mr. Hartheimer will be appointed as members of the compensation committee.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee will, among other matters, develop and recommend to our board of directors a set of corporate governance principles, adopt a code of business conduct and ethics, adopt policies with respect to conflicts of interest, monitor our compliance with corporate governance requirements of state and federal law and the rules and regulations of the NYSE, which will only become applicable to us upon our listing on the NYSE, establish investment criteria for prospective members of our board of directors, including stockholder nominees, conduct candidate searches and interviews, oversee and evaluate our board of directors and management, evaluate from time to time the appropriate size and composition of our board of directors and recommend, as appropriate, increases, decreases and changes in the composition of our board of directors and formally propose the slate of directors to be elected at each annual meeting of our stockholders. We expect that Mr. Burnim will be designated as chair, and Ms. Downey and Mr. Hartheimer will be appointed as members of the nominating and corporate governance committee.

Our board of directors may from time to time establish other committees to facilitate the management of our company.

Code of Business Conduct and Ethics

Our board of directors will establish a code of business conduct and ethics that will apply to our officers, directors and any employees. Among other matters, our code of business conduct and ethics will be designed to deter wrongdoing and to promote the following:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code of business conduct and ethics.

Any waiver of the code of business conduct and ethics for our executive officers, directors or any employees may be made only by our nominating and corporate governance committee, and will be promptly disclosed as required by law or stock exchange regulations.

Limitations on Liabilities and Indemnification of Directors and Officers

Our charter includes provisions permitted by Maryland law that limit or eliminate the personal liability of our directors to us and stockholders for money damages. Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Maryland law. In addition, we intend to enter into indemnification agreements with each of our current and future directors and executive officers that may be broader than the specific indemnification provisions in the MGCL. We will also maintain director and officer liability insurance under which our directors and officers will be insured, subject to the limits of the insurance policy, against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or officers. For more detail on these provisions, please see “Certain Provisions of Maryland Law and of Our Charter and Bylaws.”

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act of 1933, as amended, or the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Policies With Respect to Certain Transactions

We have not adopted a policy that expressly prohibits our directors, officers, stockholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party of have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. However, our code of business conduct and ethics will contain a conflicts of interest policy that prohibits our directors and officers from engaging in any transaction that involves an actual or apparent conflict of interest with us. Our executive officers generally may engage in other for-profit ventures and employment opportunities provided those activities do not materially adversely impair their ability to fulfill their duties to us.

Director Compensation

Each member of our board of directors who is not an officer of our company will be entitled to receive annual compensation for service as a director as described below.

•	Each non-officer director will be paid an annual fee of $60,000.

•

The chairman of our audit committee will be paid an additional annual fee of $15,000, the chairman of our compensation committee will be paid an additional annual fee of $10,000, and the chairman of the nominating and corporate governance committee will be paid an additional annual fee of $5,000. Board committee members will be paid a fee of $1,000 for each committee meeting attended in person and $500 for each committee meeting attended by telephone.

•

Each member of our board of directors will be reimbursed for reasonable out-of-pocket expenses associated with service on our behalf and with attendance at or participation in board meetings or committee meetings, including reasonable travel expenses.

Non-officer directors will also participate in our 2008 equity incentive plan. We intend to provide an initial grant of shares of restricted stock to each director who is a non-officer director as of the date of the completion of this offering or who later becomes a non-officer director. Each initial grant will be for a number of shares of restricted stock having a fair market value as near to $30,000 as of the date of the grant as possible without exceeding such value (or 2,000 shares in the case of each of our non-employee directors at completion of this offering). Each initial restricted stock grant will vest in equal installments over three years beginning on the first anniversary of the date of the grant, subject to a director’s continued service as a director. We will also provide for an annual grant of shares of restricted stock to each non-officer director following each annual meeting of our stockholders commencing with our first annual meeting in 2011. Each annual grant will be for a number of shares of restricted stock having a fair market value as near to $10,000 as possible without exceeding such value and will vest on the first annual meeting of the stockholders following the year of grant, subject to a director’s continued service through the day immediately preceding such meeting. Notwithstanding the foregoing, a non-officer director receiving an initial restricted stock grant on, or within 90 days prior to, the date of an annual meeting of stockholders will not receive an annual grant with respect to that annual stockholders’ meeting. In the event of a change in control of our company, all outstanding shares of restricted stock granted under the 2008 equity incentive plan to our non-officer directors will become fully vested.

Executive Compensation

We pay no direct salaries or bonuses to our executive officers, however, we will reimburse our manager for our allocable share of our chief financial officer’s cash compensation based on the percentage of his working time spent on our affairs as compared to his working time spent on other matters for our manager. We anticipate that our chief financial officer will dedicate his full time acting as our chief financial officer and, consequently if that is the case, we would reimburse our manager for our chief financial officer’s total cash compensation, subject to the limits described below. Mr. Rodman, our executive vice president, chief financial officer and treasurer, will receive an annual salary of $250,000, which may be increased but may not be decreased. Furthermore, we will reimburse our manager for any cash bonus payable to Mr. Rodman up to 100% of his annual salary. Any bonus that Mr. Rodman may receive from our manager in excess of 100% of his annual salary will not be reimbursable by us. Our executive officers are eligible to receive awards under our 2008 equity incentive plan.

2008 Equity Incentive Plan

Prior to the closing of this offering, we will adopt our amended and restated 2008 equity incentive plan to:

•	furnish incentives to individuals chosen to receive share-based awards because we consider them capable of improving our operations and increasing our profits;

•	encourage selected persons to accept or continue employment with, or provide services to, us; and

•	increase the interest of our independent directors in our welfare through their participation in the growth in the value of our shares of common stock.

Our 2008 equity incentive plan provides for the grant of awards to employees, officers and directors of, and other individuals or entities providing significant services to or for, us or our affiliates. Awards may consist of nonqualified stock options, incentive stock options, restricted and unrestricted shares of common stock, stock appreciation rights, performance share awards or other stock-based awards. Our board of directors can amend or terminate the 2008 equity incentive plan without stockholder approval unless stockholder approval is required by law or an exchange on which our stock may then be listed or if the amendment would materially increase the benefits accruing to plan participants, materially increase the aggregate number of shares of common stock that may be issued under the 2008 equity incentive plan or materially modify the requirements for eligibility to participate in the 2008 equity incentive plan. The 2008 equity incentive plan is administered by our compensation committee or by any other committee appointed by our board of directors, or, in the absence of such a committee, by the board of directors.

We have reserved 539,000 shares of our common stock for issuance under the 2008 equity incentive plan for awards. On January 1st of each fiscal year during the term of the 2008 equity incentive plan, the maximum aggregate number of shares of common stock that may be issued under the 2008 equity incentive plan for awards shall be increased by one-half of one percent (0.5%) of any additional shares of common stock issued by us, including shares of common stock issued upon the exercise of warrants to purchase shares of our common stock, in the preceding year (but subsequent to a date that is six months following completion of this offering) other than shares issued under the 2008 equity incentive plan; provided, however, that the maximum aggregate number of shares of common stock that may be issued under the 2008 equity incentive plan shall be 800,000 shares. Notwithstanding the foregoing, there shall not be a 0.5% adjustment described above on account of an increase in the number of outstanding shares of common stock (i) on account of the issuance of shares of common stock under the 2008 equity incentive plan, or (ii) arising as a result of stock splits, stock dividends and similar events.

We will grant 6,000 shares of restricted stock to our independent directors under the 2008 equity incentive plan upon the closing of this offering. These shares of restricted stock will vest in equal annual installments over a three-year period following the closing of this offering. After giving effect to the issuance of awards that we have allocated for issuance to employees of our manager and our executive officers and independent directors, subject to adjustment upon certain corporate transactions or events, the total number of shares of our common stock remaining available for awards under the 2008 equity incentive plan will be 533,000 shares of common stock. If any award or grant under the 2008 equity incentive plan expires, is forfeited or is terminated without having been exercised or paid (whether in cash or shares of common stock), then any shares of common stock covered by such lapsed, cancelled, expired or unexercised portion of such award or grant shall be available for the grant of other awards under the 2008 equity incentive plan.

In the event of a stock dividend of, or stock split or reverse stock split affecting our common stock, (i) the maximum number of shares as to which we may grant awards under the plan, and (ii) the terms of outstanding awards, will be adjusted to reflect such event. In the event of any transaction resulting in a “change in control” of the company (as defined in the plan), the committee may determine that outstanding awards will be assumed by the surviving company, will be cancelled in exchange for a payment (in cash, common stock or other securities) or will vest.

Options granted under the plan would entitle the holder to purchase shares of common stock for a specified exercise price during a specified period. Under the 2008 equity incentive plan, we may grant options that are intended to be incentive stock options within the meaning of Section 422 of the Code (“incentive stock options”) or options that are not incentive stock options (“nonqualified stock options”). Incentive stock options and nonqualified stock options will have an exercise price that is not less than 100% of the fair market value of the shares of common stock underlying the option on the date of grant and will have a maximum term of 10 years after such date.

Restricted stock awards would entitle the recipient to shares of common stock under terms that provide for vesting over a specified period of time. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with us. Restricted stock may not, in general, be sold or otherwise transferred until restrictions are removed and the stock has vested. Holders of restricted stock would be able to vote the shares of restricted stock and would receive cash dividends prior to the time that the restrictions on the restricted stock have lapsed. Any dividends payable in shares of common stock would be subject to the same restrictions as the underlying restricted stock.

Unrestricted shares of common stock would be free of any restrictions under the 2008 equity incentive plan. We may issue unrestricted shares of common stock in recognition of past services or in lieu of cash compensation.

Stock appreciation rights would entitle the recipient to receive from us at the time of exercise an amount in cash (or in some cases, shares of common stock or a combination of cash and shares) equal to the excess of the fair market value of the shares of common stock underlying the stock appreciation right on the date of exercise over the price specified at the time of grant, which could not be less than the fair market value of the shares of common stock on the grant date.

Performance share awards are contractual rights that are equivalent in value to, but not the actual shares of, our common stock. We may condition performance share awards on the achievement of performance goals and/or continued employment with us through a specified date. We will determine the time or times when the recipient would be paid the value of the performance share award, which payment may be in cash, shares of our common stock or a combination of both. Because performance share awards are not actual shares of our common stock, they do not have dividend or voting rights.

The committee may make the vesting of awards subject to performance goals established by the committee. For example, the grant of, or lapse of restrictions with respect to, such performance-based equity awards, could be based upon one or more performance measures and the achievement of objective performance targets relative to those performance measures, all as determined by the compensation committee. The 2008 equity incentive plan does not prescribe the performance measures or performance targets that may be established by the committee.

We may also grant other awards that are based on or related to shares of our common stock or other securities. These could include incentive awards with value and payment contingent upon the recipient’s performance, other rights convertible or exchangeable into shares and purchase rights for shares of common stock or other securities.

No award will be granted under the 2008 equity incentive plan after the 10th anniversary of the date of adoption by our board of directors.

Compensation Committee Interlocks and Insider Participation

Upon the closing of this offering and our formation transactions, we do not anticipate that any members of our compensation committee will serve as members of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our board of directors.

OUR MANAGER AND THE MANAGEMENT AGREEMENT

Our Manager

We will be externally managed by MDQ Advisors, LLC, a recently-formed company that is principally owned by Messrs. Ullman, Saverin and Rodman, who are our executive officers. Our manager’s current mailing address is 331 West 57th Street, #363, New York, New York 10019. Our manager does not currently lease any space for operations but will do so upon completion of this offering.

The Management Agreement

General

Upon the closing of this offering, we will enter into a management agreement with our manager. The management agreement requires our manager to manage our business affairs in conformity with policies and investment guidelines that are approved by our board of directors, including a majority of our independent directors, and monitored by our board of directors. Our manager is subject to the direction and oversight of our board of directors. Our manager is responsible for (i) the identification, selection, purchase and sale of our portfolio investments, (ii) our financing and risk management activities, and (iii) providing us with investment advisory services. In addition, our manager is responsible for our day-to-day operations and performs (or causes to be performed) such services and activities relating to our assets and operations as may be necessary or appropriate, including, without limitation, the following:

•

serving as our consultant with respect to the periodic review of the investment criteria for our investments and the preparation of our policies and investment guidelines, any modifications to which must be approved by our board of directors, including a majority of our independent directors;

•	investigating, analyzing and selecting possible investment opportunities;

•

representing us in connection with the purchase, sale and commitment to purchase or sell mortgage-related assets that meet in all material respects our investment criteria, and managing our portfolio of assets;

•	advising us and negotiating counterparty agreements, including with third-party lenders for our borrowing and hedging transactions;

•	making available to our board of directors price information, statistical and economic research, data and analysis regarding activities and the services performed for us by our manager;

•	investing or reinvesting any of our funds in accordance with our policies and procedures;

•	providing the executive and administrative personnel, office space and services required in rendering services to us in accordance with the terms of the management agreement;

•

administering our day-to-day operations and performing and supervising the performance of such other administrative functions necessary to our management as may be agreed upon by our manager and us, including the collection of our revenues and the payment of our debts and obligations from our accounts, and the maintenance of appropriate computer systems to perform such administrative functions;

•	advising us in connection with policy decisions to be made by our board of directors;

•	supervising our compliance with the REIT provisions of the Code and the maintenance of our status as a REIT;

•	qualifying and causing us to qualify to do business in all applicable jurisdictions and obtaining and maintaining all appropriate licenses;

•	assisting us to retain qualified accountants and tax experts to assist in developing and monitoring appropriate accounting procedures and testing systems;

•

assisting us in our compliance with all federal, state and local regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports, documents and filings, if any, required under the Exchange Act and other federal and state laws and regulations;

•

assisting us in our compliance with federal, state and local tax filings and reports, including (i) assembling, maintaining and providing to the firm designated by us to prepare tax returns on our behalf information and data required for the preparation of federal, state, local and foreign tax returns, any audits, examinations or administrative or legal proceedings related thereto or any contractual tax indemnity rights or obligations of our company and our subsidiaries and supervising the preparation and filing of such tax returns, the conduct of such audits, examinations or proceedings and the prosecution or defense of such rights, (ii) providing factual data reasonably requested by us or our tax preparer with respect to tax matters, (iii) assembling, recording, organizing and reporting to us data and information with respect to our investments relative to taxes, and (iv) supervising our tax preparer in connection with the preparation, filing or delivery to appropriate persons, of applicable tax information reporting forms with respect to investments and transactions involving real estate;

•

assisting us in the maintenance of an exemption from registration under the Investment Company Act and monitoring our compliance with the requirements for maintaining an exclusion from the definition of “investment company” under the Investment Company Act;

•	coordinating and managing the operations of any joint venture or co-investment interests held by us and conducting all matters with the joint venture or co-investment collaborators;

•	advising us as to our capital structure and capital raising activities;

•

evaluating and recommending to our board of directors hedging strategies and engaging in hedging activities on our behalf consistent with our status as a REIT and with the policies established by our board of directors;

•

monitoring the operating performance of our investments and providing periodic reports with respect thereto to our board of directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

•

handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day operations, subject to our approval;

•

engaging and supervising, on our behalf and at our expense, without limitation, independent contractors to provide investment banking services, leasing services, mortgage brokerage services, securities brokerage services, other financial services, and such other services as may be deemed by our manager or us to be necessary or advisable from time to time;

•

using commercially reasonable efforts to cause expenses incurred by or on our behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by our board of directors from time to time;

•

performing such other services as may be required from time to time for management of our business and other activities relating to our assets as we shall reasonably request or our manager shall deem appropriate under the particular circumstances consistent with the terms of the management agreement; and

•	using commercially reasonable efforts to cause us to comply with all applicable laws.

Pursuant to the management agreement, our manager does not assume any responsibility other than to render the services called for thereunder and is not responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our manager, its members, officers and employees are not liable to us, any seller of an investment we acquire, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders for acts or omissions made in connection with the management agreement, except by reason of acts or omissions constituting willful misconduct, gross negligence or fraud. We have agreed to indemnify our manager, its members, officers and employees with respect to all expenses, losses, damages, liabilities, demands, charges and claims (including attorneys’ fees) arising from acts or omissions, errors of judgment or mistakes of law of such indemnified party made in connection with the performance of duties under the management agreement or pursuant to any underwriting agreement or similar agreement to which our manager is a party in connection with any debt or equity sales of our securities and not constituting willful misconduct, gross negligence, or fraud. Our manager has agreed to indemnify us, our directors, our stockholders or any subsidiary’s stockholders with respect to all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys’ fees) arising from acts of our manager constituting willful misconduct, gross negligence or fraud. We have agreed to indemnify our manager as an agent to the maximum extent permissible under our charter and bylaws. Pursuant to the management agreement, our manager is required to obtain and maintain a fidelity bond to cover, among other things, losses to us resulting from dishonest or fraudulent acts of the manager’s employees. The management agreement also requires our manager to maintain reasonable and customary “errors and omissions” and other customary insurance coverage.

Pursuant to the terms of the management agreement, our manager is required to provide us with our management team, including a chief executive officer and chief financial officer, along with appropriate support personnel, and to provide the management services to be provided by our manager to us, the members of which team shall devote such portion of their time to the management of us as our board of directors reasonably deems necessary and appropriate, commensurate with our level of activity from time to time.

The initial term of the management agreement expires on the second anniversary of the date of the agreement and will be automatically renewed for a one-year term on such date and on each anniversary date thereafter unless terminated as described below. Our independent directors review our manager’s performance periodically and, following the initial term, the management agreement may be terminated upon the affirmative vote of at least two-thirds of our independent directors, based upon (i) unsatisfactory performance that is materially detrimental to us or (ii) a determination that the management fees payable to our manager are not fair, subject to our manager’s right to prevent such a termination pursuant to clause (ii) by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors and our manager. We must provide 180 days’ prior notice of any such termination and our manager will be paid a termination fee equal to three times the average annual management fee earned by the manager during the 24-month period immediately preceding termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination, or the termination fee. Following the initial term, we may also terminate the management agreement for any reason by providing our manager with 180 days’ written notice; provided, however, our manager will be paid the termination fee. We will not be required to pay the termination fee if we determine not to renew the management agreement at the end of the initial term.

We may also terminate the management agreement without payment of the termination fee with 30 days’ prior written notice to our manager for cause, which is defined as (i) our manager’s continued material breach of any provision of the management agreement following a period of 30 days after written notice thereof, (ii) our manager’s engagement in any act of fraud or embezzlement against us, (iii) our manager’s gross negligence or willful misconduct that is materially detrimental to us, (iv) the commencement of any proceeding relating to our manager’s bankruptcy or insolvency that is not withdrawn within 30 days or in certain other instances where our manager becomes insolvent, (v) the dissolution of our manager (unless the directors have approved a successor under the management agreement) or (vi) a change of control (as defined in the management agreement) of our manager without the consent of a majority of our independent directors. Cause does not include unsatisfactory performance, even if that performance is materially detrimental to our business. Our manager may terminate the management agreement, without payment of the termination fee, in the event we become regulated as an investment company under the Investment Company Act or if our manager declines to renew the management agreement for any reason by providing us with 180 days’ written notice. Our manager may also terminate the management agreement upon 60 days’ written notice if we default in the performance of any material term of the management agreement and the default continues for a period of 30 days after written notice to us, whereupon we would be required to pay our manager the termination fee.

Our manager shall not (i) consummate any transaction that would involve the acquisition by us of property in which our manager or any of its affiliates has an ownership interest or the sale by us of property to our manager or any of its affiliates, (ii) cause us to pay, or become liable to our manager for, any amounts not specifically provided for in our management agreement or (iii) under circumstances where our manager is subject to an actual or potential conflict of interest because it manages both us and another person (not an affiliate of us) with which we have a contractual relationship, take any action constituting the granting to such other person of a waiver, forbearance or other relief, or the enforcement against such other person of remedies, under or with respect to the applicable contract, unless such transaction or action, as the case may be and in each case, is approved by a majority of our independent directors.  See “Certain Relationships and Related Party Transactions—Related Party Transaction Policies.”

Management Fees

We rely on the resources of our manager to conduct our operations. Expense reimbursements to our manager are made on or before the twentieth day of each calendar month.

Pursuant to our management agreement, we will pay our manager a management fee monthly in arrears. The management fee will be calculated by reference to our equity at the end of each applicable month during the term of our management agreement. We define equity for purposes of the management fee as our stockholders equity determined in accordance with GAAP, adjusted to exclude the effects of unrealized gains or losses, one-time events pursuant to changes in GAAP, and certain non-cash items after discussions between our manager and our independent directors and approved by a majority of our independent directors. The monthly management fee is equal to 1/12th of 1.25% (per annum) of equity.

Our manager’s management fee will be calculated by our manager within 15 business days after the end of each month and such calculation will be promptly delivered to our board of directors for review. We are obligated to pay the management fee within five business days after receipt of the manager’s written statement setting forth the computation of the management fee. We will not pay our manager an incentive management fee.

Our manager will use the proceeds from its management fee in part to pay compensation to its officers and employees who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us.

Reimbursement of Expenses

Because our manager’s employees perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, our manager is paid or reimbursed for the documented cost of performing such tasks, subject to our manager’s obligation to use commercially reasonable efforts to cause such costs to be commercially reasonable or customary and within any budgeted parameters or expense guidelines set by our board of directors. The management agreement does not place a limit on the reimbursement of expenses to our manager other than the requirement that our manager use commercially reasonable efforts to cause such expenses to be commercially reasonable or customary. Our board of directors may set expense guidelines for our manager to follow.

We also pay all operating expenses, except those specifically required to be borne by our manager under the management agreement. The expenses required to be paid by us include, but are not limited to:

•	expenses in connection with the issuance and transaction costs incident to the acquisition, disposition and financing of our investments;

•

costs of legal, tax, accounting, consulting, auditing, administrative and other similar services rendered for us by providers retained by our manager or, if provided by our manager’s personnel, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis;

•	the compensation and expenses of our directors and the cost of liability insurance to indemnify our directors and officers;

•

costs associated with the establishment and maintenance of any of our credit or other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of our securities offerings;

•

expenses connected with communications to holders of our securities or of our subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the SEC, the costs payable by us to any transfer agent and registrar in connection with the listing and/or trading of our stock on any exchange, the fees payable by us to any such exchange in connection with its listing, costs of preparing, printing and mailing our annual report to our stockholders and proxy materials with respect to any meeting of our stockholders;

•	costs associated with any computer software or hardware, electronic equipment or purchased information or analytical technology services from third-party vendors to the extent used for us;

•

expenses incurred by managers, officers, personnel and agents of our manager for travel on our behalf and other out-of-pocket expenses incurred by managers, officers, personnel and agents of our manager in connection with the purchase, financing, refinancing, sale or other disposition of an investment or establishment and maintenance of any of our repurchase agreements or any of our securities offerings;

•

costs and expenses incurred with respect to market information systems and publications, research publications and materials, and settlement, clearing and custodial fees and expenses to the extent used for us;

•	compensation and expenses of our custodian and transfer agent, if any;

•	the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency;

•	all taxes and license fees;

•	all insurance costs incurred in connection with the operation of our business except for the costs attributable to the insurance that our manager elects to carry for itself and its personnel;

•	costs and expenses incurred in contracting with third parties, including affiliates of our manager;

•

all other costs and expenses relating to our business and investment operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of investments, including appraisal, reporting, audit and legal fees;

•

expenses relating to any office(s) or office facilities, including but not limited to disaster backup recovery sites and facilities, maintained for us or our investments separate from the office or offices of our manager;

•

expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the board of directors to or on account of holders of our securities or of our subsidiaries, including, without limitation, in connection with any dividend reinvestment plan;

•

any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against us or any subsidiary, or against any trustee, director, partner, member or officer of us or of any subsidiary in his capacity as such for which we or any subsidiary is required to indemnify such trustee, director, partner, member or officer by any court or governmental agency;

•	services being provided by HFH pursuant to the services agreement described elsewhere in this prospectus, or similar services; and

•

all other expenses actually incurred by our manager (except as described below) which are reasonably necessary for the performance by our manager of its duties and functions under the management agreement.

We will not reimburse our manager for the salaries and other compensation of its personnel, except that we will reimburse our manager for our allocable share of our chief financial officer’s cash compensation based on the percentage of his working time spent on our affairs as compared to his working time spent on other matters for our manager. We expect Mr. Rodman to dedicate all of his business time to acting as our executive vice president, chief financial officer and treasurer. We believe the compensation of our chief financial officer is competitive with other similarly situated public REITs. See “Management — Executive Compensation.” In addition, we will be required to pay our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our manager required for our operations. We are, and expect for the foreseeable future to be, our manager’s only client and, as a result, unless and until our manager has other clients, we will pay all of our manager’s overhead expenses.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

Indemnification Agreements

We intend to enter into indemnification agreements with each of our current and future directors and executive officers which will require us to indemnify such persons to the maximum extent permitted by the MGCL and to pay such persons’ expenses in defending any civil or criminal proceedings related to their service on our behalf. See “Management—Limitations on Liabilities and Indemnification of Directors and Officers.”

Management Agreement

We will enter into a management agreement with our manager pursuant to which our manager will provide the day-to-day management of our operations. The management agreement requires our manager to manage our business affairs in conformity with the policies and investment guidelines that are approved and monitored by our board of directors, including a majority of our independent directors. All of our executive officers will also serve as executive officers and employees of our manager. Furthermore, upon the closing of this offering, we anticipate that Messrs. Ullman, Saverin and Rodman collectively will own approximately 77% of our manager. As a result, our management agreement was not negotiated on an arms-length basis. Therefore, the terms of the management agreement, including the fees payable to our manager, expense reimbursement and indemnity obligations and termination fees, may not be as favorable to us as if they had been negotiated with an unaffiliated third party. See “Our Manager and the Management Agreement” for a description of the fees and expenses we will be required to pay to our manager pursuant to the terms of the management agreement.

Services Agreement

Our manager will enter into a services agreement with HFH pursuant to which HFH will provide our manager with access to proprietary securities and portfolio analytics systems and software, as well as other middle- and back-office proprietary systems and software. Pursuant to the services agreement, HFH will also provide our manager with services that are based, in part, upon HFH’s proprietary and third party-licenses trading and liability management tools. Specifically, during the term of the services agreement (and any renewal terms), HFH will provide our manager with the following support services: (i) analytics associated with trading, securities and portfolio management, asset acquisition, liability management and hedge management based, in part, upon market data access and associated tracking and data capture software; and (ii) general ledger and middle-office systems and software. Mr. Ullman is currently an officer of HFH and owns approximately 40% of HFH. As a result, the services agreement was not negotiated on an arm’s-length basis. The services agreement will have a one-year term and may be extended for an additional year at the option of our manager. Therefore, the terms of the services agreement, including the $150,000 annual fee payable to HFH by our manager that we will be required to reimburse pursuant to the terms of the management agreement, may not be as favorable to us as they would have been had they been negotiated with an unaffiliated third party.

Conflicts of Interest

We will depend on our manager’s and HFH’s resources and services in the conduct of our day-to-day operations. As noted above, upon the closing of this offering, we anticipate that Messrs. Ullman, Saverin and Rodman will be executive officers of our manager and collectively will own approximately 77% of our manager. Mr. Ullman also owns approximately 40% of HFH, and will continue to be an employee and executive officer of HFH following the closing of this offering. Consequently, the responsibilities that Messrs. Ullman, Saverin and Rodman owe to us, our manager and HFH may create conflicts of interest. In particular, these individuals may be presented with investment opportunities that may benefit us or our manager’s other clients if and when our manager takes on additional investment advisory roles.

Investments that may be suitable for us could be directed to other clients of our manager or other third parties. Since HFH has ceased its investment operations, we do not expect any material conflicts of interest with HFH as it may relate to investment opportunities. See “—Related Party Transaction Policies” below for a description of our allocation policies that are designed to address this conflict. Furthermore, these individuals may need to enforce terms of the management agreement or services agreement and could owe a duty to each party involved in the applicable transaction and thus face conflicts of interest in enforcing these agreements. For a description of the material risks that we face as a result of these conflicts of interest, see “Risk Factors—Risks Related to Our Relationship with Our Manager and HFH.”

Related Party Transaction Policies

Our manager does not currently have any clients other than us. Furthermore, HFH has ceased investment operations and we do not anticipate that it will compete with us for investment opportunities. We, our manager and HFH have, however, established an investment allocation policy as is set forth in the management agreement and services agreement, respectively, in an effort to provide fair treatment of us, our manager and HFH with respect to investment opportunities suitable to us, our manager, HFH or their affiliates or clients. Pursuant to this policy, these investments will be allocated between our company and any pools of capital managed by our manager or HFH taking into account the following factors:

•	the primary investment strategy and the stage of portfolio development of each entity;

•	the effect of the potential investment on the diversification of each entity’s portfolio by issuer, security type, coupon, purchase price, size, prepayment characteristics and leverage;

•	the anticipated cash flow and cash requirements of each entity’s portfolio; and

•	the amount of funds available to each entity and the length of time such funds have been available for investment.

We and our manager have also established an aggregation policy pursuant to which:

•	our manager may aggregate transactions by us and other clients of our manager or its affiliates in circumstances where our manager reasonably believes such aggregation would result in best execution;

•

no account will be favored over any other account and each account that participates in the aggregated orders will participate at the average price acquired for all transactions on a given business day;

•	each account’s books and records will separately reflect, where orders are aggregated, the securities held by and bought and sold for each account;

•

funds of participating accounts whose orders are aggregated will be deposited with one or more banks or broker/dealers, and any cash attributable to the accounts will not be held collectively for the respective owners any longer than is commercially necessary to settle the purchase or sale in question on a delivery versus payment basis; and

•	no party will receive additional compensation or remuneration of any kind as a result of the proposed aggregation procedure.

Mr. Ullman, who is part of our manager’s management team, has extensive experience managing potential conflicts of this type as a consequence of simultaneously managing over the last ten years, on behalf of HFH, various funds and separate accounts with similar investment goals. Further, on a quarterly basis, our independent directors will review with our manager and, if appropriate, HFH decisions, if any, made to allocate investment opportunities between us and other clients of our manager and HFH, and discuss with our manager the portfolio needs of each entity for the next quarter to determine prospectively whether any asset allocation conflict is likely to occur and the proposed resolution of any such conflict. Notwithstanding the foregoing, we expect our board of directors will adopt a policy that will require a majority of our independent directors to approve any acquisition from, or sale to, our manager, HFH or any of their affiliates.

We also expect that, upon the closing of this offering, our board of directors will adopt a written policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to our corporate secretary any related person transaction and all material facts about the transaction. Our corporate secretary would then assess and promptly communicate that information to the nominating and corporate governance committee of our board of directors. Based on its consideration of all of the relevant facts and circumstances, our nominating and corporate governance committee will decide whether or not to approve such transaction. If we were to become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction would be referred to this committee, which would evaluate all options available, including ratification, revision or termination of such transaction. Our policy will require any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

PRINCIPAL STOCKHOLDERS

Immediately prior to the completion of this offering, there will be 10,000 shares of our common stock outstanding and 11 stockholders of record. We issued the 10,000 shares of our common stock in connection with our formation in a private placement. Prior to completion of this offering, we will have no other securities outstanding. The following table sets forth information known to us about the beneficial ownership of our units and shares of our common stock immediately before and immediately after this offering:

•	each of our executive officers, directors and director nominees;

•	each person known to us to be the beneficial owner of more than 5% of any class of our voting securities; and

•	all of our executive officers, directors and director nominees as a group.

To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The number of securities shown represents the number of securities the person “beneficially owns,” as determined by the rules of the SEC. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement.

The percentages reflect beneficial ownership immediately after the completion of this offering as determined in accordance with Rule 13d-3 under the Exchange Act and are based on 10,000,000 units and 10,016,000 shares of our common stock outstanding as of the date immediately following the completion of this offering. The percentages assume no exercise by the underwriters of their over-allotment option. Except as otherwise indicated, the address of each security holder listed in the table below is 331 West 57th Street, # 363, New York, New York 10019.

	Percentage of Units Outstanding				Percentage of Common Stock Outstanding
	Immediately Prior to This Offering		Immediately After This Offering		Immediately Prior to This Offering		Immediately After This Offering
Name of Beneficial Owner	Number of Units Beneficially Owned	Percentage	Number of Units Beneficially Owned	Percentage	Number of Shares Beneficially Owned	Percentage	Number of Shares Beneficially Owned		Percentage
Paul A. Ullman	—	—	66,667	*	2,317	23.2%	135,651	(1)	1.4%
Daniel A. Leyden(3)	—	—	—	—	832	8.3	832		*
Kenneth A. Saverin	—	—	3,334	*	1,667	16.7	8,335	(1)	*
Kevin Rodman	—	—	33,334	*	—	—	66,668	(1)	*
Peter R. Burnim	—	—	—	*	—	—	2,000	(2)	*
Carolyn Downey	—	—	—	*	—	—	2,000	(2)	*
Robert H. Hartheimer	—	—	—	*	—	—	2,000	(2)	*
Elias Katz(4)	—	—	—	*	1,667	16.7	1,667		*
ACI Capital Highland Investors, LLC(5)	—	—	—	*	2,178	21.8	2,178		*

All directors, director nominees and executive officers as a group (six persons)	—	—	103,335	1.0%	3,984	39.8%	216,654	(1)	2.2%

*	Less than 1%.

(1)	Includes shares of common stock included as part of the units that members of our management team have expressed an interest in acquiring in this offering. Also includes the number of shares issuable upon exercise of the warrants issued as part of the units purchased by these individuals in the offering.

(2)	Represents shares of restricted stock that will be granted to each of our independent directors upon completion of the offering. Such restricted shares of common stock will vest equally over three years.

(3)	The address for Daniel A. Leyden is 30 Winchester Drive, Scotch Plains, New Jersey 07076.

(4)	The address for Eli Katz is c/o Premium Point Investments, LLC, 712 Fifth Avenue, 45th Floor, New York, New York 10019.

(5)	The address for ACI Capital Highland Investors, LLC is 12 East 49th Street, 27th Floor, New York, New York 10017 and it owns an equity interest in HFH.

DESCRIPTION OF SECURITIES

The following description is a summary of the rights and preferences of our securities and related provisions of our charter and bylaws, as they will be in effect upon the closing of this offering. Certain provisions of Maryland law and in our charter and bylaws may have the effect of delaying, deferring or preventing a takeover of our company (including transactions in which stockholders might otherwise receive a premium for their securities over the then-current prices). The summary is not complete. For more detailed information, please see the MGCL and our charter and bylaws.

General

Our amended and restated charter became effective on February 9, 2009. As amended and restated, our charter provides that we may issue 500,000,000 shares of common stock, $0.01 par value per share, and 100,000,000 shares of preferred stock, $0.01 par value per share. Upon the closing of this offering, we expect 10,016,000 shares of our common stock will be issued and outstanding (11,516,000 shares if the underwriters fully exercise their over-allotment option), which includes 6,000 shares of restricted stock granted under our 2008 equity incentive plan. No shares of our preferred stock will be outstanding upon the closing of this offering. Upon closing of this offering, 10,000,000 shares of our common stock will be reserved for issuance upon the exercise of warrants included in the units being offered in this prospectus and 533,000 shares of common stock will continue to be reserved for awards under our 2008 equity incentive plan.

Under Maryland law, our stockholders generally are not personally liable for our debts and obligations solely as a result of their status as stockholders.

Units

Each unit consists of one share of our common stock and one warrant. The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 35th day after the date of this prospectus unless Lazard Capital Markets and Stifel Nicolaus inform us of the underwriters’ decision that an earlier date is acceptable.

Following the date that the shares of our common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any security holder may elect to separate a unit and trade the shares of common stock or warrants separately or as a unit. Even if the component parts of the units are separated and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent security holder owning shares of our common stock and warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.

Voting Rights of Common Stock

Subject to the provisions of our charter restricting the transfer and ownership of shares of our stock and except as may otherwise be specified in the terms of any class or series of stock, each outstanding share of common stock will entitle the holder thereof to one vote. There will be no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock, voting as a single class, may elect all of the directors then standing for election.

In accordance with Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by the board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter, unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Other than certain amendments to our charter regarding removal of directors and indemnification and exculpation, which require the affirmative vote of two–thirds of all the votes entitled to be cast on the matter, our charter requires the affirmative vote of a majority (instead of two-thirds) of all votes entitled to be cast on the matter to effect the extraordinary actions listed in the first sentence of this paragraph.

Maryland law permits the merger of a 90% or more owned subsidiary with or into its parent without stockholder approval provided (i) the charter of the successor is not amended other than in certain minor respects and (ii) the contract rights of any stock of the successor issued in the merger in exchange for stock of the other corporation are identical to the contract rights of the stock for which it is exchanged. Also, because Maryland law may not require the stockholders of a parent corporation to approve a merger or sale of all or substantially all of the assets of a subsidiary entity, our subsidiaries, if any, may be able to merge or sell all or substantially all of their assets without a vote of our stockholders.

Dividends, Liquidation and Other Rights

All shares of common stock issued as a part of the units sold in the offering contemplated by this prospectus will be duly authorized, fully paid and nonassessable. Holders of our shares of common stock will be entitled to receive dividends or other distributions if and when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends or other distributions. They also will be entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights will be subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on transfer and ownership of our stock.

Holders of our shares of common stock generally have no appraisal, preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on transfer and ownership of capital stock contained in our charter, all shares of common stock will have equal dividend, liquidation and other rights.

Preferred Stock and Power to Reclassify Shares of Our Stock

Our charter authorizes our board of directors to reclassify any unissued shares of stock into any class or series of stock, including preferred stock, to classify any unissued shares of common stock or preferred stock or to reclassify any previously classified but unissued shares of any series of preferred stock previously authorized by our board of directors. Prior to issuance of shares of each class or series of preferred stock, our board of directors is required by Maryland law and our charter to fix, subject to our charter restrictions on transfer and ownership, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series of preferred stock. Thus, our board of directors could authorize the issuance of shares of common stock with terms and conditions, or preferred stock with priority over our existing common stock with respect to distributions and rights upon liquidation or with other terms and conditions, that could have the effect of delaying, deferring or preventing a transaction or a change in control of our company that might involve a premium price for you or otherwise be in your best interest. As of the completion of this offering, no shares of our preferred stock will be outstanding and we have no present plans to issue any preferred stock.

Power to Issue Additional Shares of Common Stock and Preferred Stock

We believe that the power of our board of directors to issue additional shares of common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to issue the classified or reclassified shares of stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as our common stock, are available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of the NYSE.

Warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $14.00 per share, subject to adjustment as discussed below.

The warrants will become exercisable on the date that the common stock and warrants comprising the units trade separately, which will be the 35th day after the date of this prospectus unless Lazard Capital Markets and Stifel Nicolaus inform us of the underwriters’ decision that the trading of such securities on an earlier date is acceptable; provided that we have an effective and current registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants. The warrants will expire at 5:00 p.m., New York Time, five years from the date of this prospectus or earlier upon redemption.

At any time while the warrants are exercisable and so long as an effective registration statement covering the shares of our common stock that are issuable upon exercise of the warrants is current and a prospectus relating to the shares is available throughout the redemption period, we may call the outstanding warrants for redemption:

•	in whole and not in part;

•	at a price of $.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “redemption period”) to each warrant holder; and

•

if, and only if, the reported last sale price of our common stock equals or exceeds 120% of the warrant exercise price for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for the holder’s warrant upon surrender of such warrant.

We will not redeem the warrants unless an effective registration statement covering the shares of our common stock that are issuable upon exercise of the warrants is effective and current and a prospectus relating to the shares is available throughout the redemption period.

If the foregoing conditions are satisfied and we issue notice of redemption of the warrants, each warrant holder shall be entitled to exercise his or her warrant prior to the scheduled redemption date. However, there can be no assurance that the price of our common stock will exceed the redemption trigger price or the warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption, we may, in our sole discretion, require all holders that wish to exercise warrants to do so for cash or on a “cashless basis.” In the event we require the holders that wish to exercise the warrants to do so on a “cashless basis”, each holder would pay the exercise price by surrendering the warrants for that number of shares of our common stock equal to the quotient obtained by dividing (x) the product of the number of shares of our common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. This would have the effect of reducing the number of shares of our common stock received by holders of the warrants.

The warrants will be issued in registered form under a warrant agreement between Registrar and Transfer Company, as warrant agent, and us. The warrant agreement will provide that the terms of the warrants may be amended without consent of any holder to cure any ambiguity or correct any defective provision or add or change any other provisions under the warrant agreement that we and the warrant agent deem necessary or desirable and that do not adversely affect the interest of the registered holders. The warrant agreement will, however, require the written consent of the holders of a majority of the then-outstanding warrants in order to make any change that adversely affects the interests of the registered holders. You should review a copy of the form of warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

Subject to certain exceptions, the exercise price and number of shares of our common stock that are issuable upon exercise of the warrants may be adjusted upon the occurrence of any of the following events: (i) a change in our common stock, including in the event of a stock dividend, stock split or stock reclassification; (ii) the distribution to all of our common stockholders of rights, options or warrants entitling such holders to purchase shares of our common stock at a price per share less than the closing price of our common stock on the business day immediately preceding the ex-dividend date for such distribution; (iii) the distribution to all of our common stockholders of our assets (including cash) or debt securities or rights, options or warrants to purchase debt securities, assets or other securities of our company (other than our common stock); (iv) the issuance of shares of our common stock (other than in a bona fide public offering for cash, in a bona fide private placement to non-affiliates, pursuant to a bona fide employee benefit plan or as set forth in clauses (ii) and (iii) above) for a consideration per share less than the closing price of our common stock on the pricing date for the offering of such shares of our common stock; (v) the issuance of any securities convertible into or exchangeable for our common stock (other than in a bona fide public offering for cash or a bona fide private placement to non-affiliates) for a consideration per share initially deliverable upon such conversion or exchange of less than the closing price of our common stock on the date of issuance of such securities; and (vi) the payment by us or any of our subsidiaries in respect of a tender offer or exchange offer for our common stock, if the cash and value of any other consideration included in the payment per share exceeds the closing price of our common stock on the trading day following the last date on which tenders or exchanges may be made pursuant to such offer.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price for the number of warrants being exercised and all applicable taxes due in connection with such exercise by certified or official bank check payable to us. In no event (whether in the case of a registration statement not being effective or otherwise) will we be required to net cash settle a warrant exercise, nor will a holder be permitted to satisfy the payment of the exercise price by tendering his or her shares of our common stock to us. Warrant holders will not have the rights or privileges of holders of our common stock, including voting rights, until they exercise their warrants and receive shares of our common stock. After the issuance of shares of our common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless a registration statement covering the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to such shares is available. In addition, we will not be obligated to issue shares of our common stock to settle the exercise of a warrant unless at the time a holder seeks to exercise such warrant, a registration statement covering the shares of common stock issuable upon exercise of the warrants is effective and a prospectus relating to such shares is current and available or, in the opinion of our counsel, is exempt from the registration requirements of the Securities Act and such securities are qualified for sale or exempt from qualification under the securities laws of the state (or other jurisdiction) of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to cause a registration statement to become effective prior to commencement of the exercise period and to maintain the effectiveness of the registration statement and a current prospectus relating to the shares of our common stock that are issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the shares of our common stock that are issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the shares of our common stock that are issuable upon the exercise of the warrants is not current or if our common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If a holder exercises warrants and would be entitled to receive a fractional interest of a share, we, upon exercise, will pay an amount in cash equal to the fair market value on the day immediately preceding the date the warrant is presented for exercise, multiplied by such fractional interest.

No warrant may be exercised if it would cause the holder to beneficially or constructively own more than 9.8% of the outstanding shares of any class or series of our stock.

Our charter and the warrant agreement contain certain ownership limits with respect to the shares of our common stock and our warrants. See “—Restrictions on Ownership and Transfer” below.

Restrictions on Ownership and Transfer

In order to qualify as a REIT under the Code for each taxable year beginning after December 31, 2010, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, for our taxable years beginning after December 31, 2010, no more than 50% of the value of our outstanding shares of stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the second half of any calendar year.

Our charter, subject to certain exceptions, contains restrictions on the number of shares of our stock that a person may own and may prohibit certain entities from owning our shares. Our charter provides that, subject to certain exceptions, no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our stock. For purposes of this calculation, warrants treated as held by a person will be deemed to have been exercised. However, unless our board of directors decides to apply a different interpretation of our charter, warrants held by other unrelated persons will not be deemed to have been exercised. As a result of this treatment, shares that could be received upon an exercise of a warrant held by an investor will be included in both the numerator and the denominator when calculating how many shares, and thus, how many units, an investor may own without violating the 9.8% ownership limit. However, shares that could be received by other investors upon exercise of their warrants will not be included in the denominator for purposes of this calculation. For example, assuming 11,500,000 units are issued pursuant to this offering, an investor holding 5.1% of the units, or 586,500 units, will be treated as directly owning 586,500 shares of our common stock and constructively owning 586,500 shares of our common stock that could be received upon the exercise of the warrants. For purposes of the ownership limit calculation, the investor will be treated as owning 1,173,000 shares of our common stock directly and constructively, and we will be treated as having 12,086,500 shares of our common stock outstanding (11,500,000 shares issued as part of the units and 586,500 shares of our common stock that could be received by the investor upon exercise of its warrants). As a result, an investor owning 5.1% of the units is treated as owning slightly more than 9.7% (1,173,000/12,086,500) of the shares that are treated as outstanding for purposes of the ownership limit. Because each share of our common stock has an equivalent value, including the shares that you would directly own and would constructively own for purposes of the ownership limit, shareholders that own no more than 5.1% of the units will not be treated for purposes of the ownership limit as owning more than 9.8% in number or value of the shares of our common stock. Accordingly, a person generally will not be able to acquire more than 5.1% of the units, directly or indirectly, unless our board of directors grants a waiver from this ownership limit. Our board of directors will consider requests for waivers from any persons that seek to own more than 5.1% of our units.

Our charter also prohibits any person from (i) beneficially or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and (ii) transferring shares of our stock if such transfer would result in our stock being beneficially owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transfer and ownership, or who is the intended transferee of shares of our stock which are transferred to the trust (as described below), will be required to give written notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transfer and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT, or that compliance with the restrictions on transfer and ownership is no longer required for us to qualify as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our board of directors such representations, covenants and undertakings as our board of directors may deem appropriate in order to conclude that granting the exemption will not cause us to lose our status as a REIT. Our board of directors may also require a ruling from the IRS or an opinion of counsel in order to determine or ensure our status as a REIT.

Any attempted transfer of our stock which, if effective, would result in a violation of the foregoing restrictions will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a charitable trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) prior to the date of the transfer. If, for any reason, the transfer to the trust would not be effective to prevent the violation of the foregoing restrictions, our charter provides that the purported transfer in violation of the restrictions will be void ab initio. Shares of our stock held in the trust will be deemed to be issued and outstanding. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust.

The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary.

However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee. If shares of our stock are certificated, all such certificates will bear a legend referring to the restrictions described above.

The warrant agreement will also contain restrictions on the number of our warrants that a person may own. The warrant agreement will provide that no person may beneficially or constructively own more than 9.8% of our warrants. Violations of this restriction are subject to provisions similar to those in our charter applicable to violations of our stock ownership limit as described above. For this purpose, a transfer of a warrant in violation of the foregoing restriction will be treated in the same manner as a transfer of shares in violation of our stock ownership limit. As a result, any purported prohibited transfer of warrants will result in the warrants being transferred to the charitable trust as described above and being disposed of at a price per warrant equal to the lesser of (i) the price per warrant in the transaction that resulted in the transfer to the trust (or in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price of the warrants.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of our stock, including shares of common stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock which the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request in order to determine the effect, if any, of the beneficial ownership on our status as a REIT and to ensure compliance with the ownership limitations. In addition, each owner of our stock shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance. These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our securities or might otherwise be in the best interests of our security holders.

Transfer Agent and Registrar

Registrar and Transfer Company will serve as transfer agent and registrar for our securities and warrant agent for our warrants.

CERTAIN PROVISIONS OF MARYLAND LAW

AND OF OUR CHARTER AND BYLAWS

The following description is a summary of certain material provisions of Maryland law and of our charter and bylaws, as they will be in effect upon the closing of this offering. Certain provisions of Maryland law and in our charter and bylaws may have the effect of delaying, deferring or preventing a takeover of our company (including transactions in which security holders might otherwise receive a premium for their securities over the then current prices). This summary is not complete and is qualified in its entirety by the specific language of our charter and bylaws, copies of which will be filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our Board of Directors

Our charter and bylaws provide that the number of directors constituting our full board of directors will be not less than the minimum number required by Maryland law, which is one, and our bylaws provide that the number of directors constituting our full board of directors will not exceed 15 and may only be increased or decreased by a vote of a majority of our directors. From the time we become subject to Subtitle 8 of Title 3 of the MGCL, any and all vacancies on our board of directors will be filled only by the affirmative vote of a majority of the remaining directors even if the remaining directors constitute less than a quorum. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies. Our charter provides that a director may be removed with or without cause but only upon the affirmative vote of two-thirds of the votes entitled to be cast in the election of directors. However, because of our board’s exclusive power to fill vacant directorships once we become subject to Subtitle 8 of Title 3 of the MGCL, stockholders will be precluded from filling the vacancies created by any removal with their own nominees. Pursuant to our charter, each member of our board of directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Holders of shares of our common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock will be able to elect all of our directors. Directors are elected by a plurality of the votes cast.

Amendment to Charter and Bylaws

Generally, our charter may be amended only if the amendment is declared advisable by our board of directors and approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter. Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and make new bylaws.

Dissolution

Our dissolution must be declared advisable by a majority of our board of directors and approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Business Combinations

Maryland law prohibits “business combinations” between us and an interested stockholder or an affiliate of an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or transfer of equity securities, liquidation plan or reclassification of equity securities. Maryland law defines an interested stockholder as:

•	any person or entity who beneficially owns 10% or more of the voting power of our stock; or

•

an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then-outstanding voting stock.

A person is not an interested stockholder if our board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

After the five-year prohibition, any business combination between us and an interested stockholder or an affiliate of an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of our then-outstanding shares of voting stock; and

•

two-thirds of the votes entitled to be cast by holders of our voting stock other than stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.

The statute permits various exemptions from its provisions, including business combinations that are approved or exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder.

Effective upon the closing of this offering, our board of directors will adopt a resolution opting out of the business combination provisions. This resolution, however, may be altered or repealed in whole or in part at any time and we may opt back into the business combination provisions of the MGCL. If this resolution is repealed, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights, except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are our employees are excluded from the shares entitled to vote on the matter. “Control shares” are voting shares of stock that, if aggregated with all other shares of stock currently owned by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the stockholders’ meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved by or exempted by our charter or bylaws.

Our bylaws contain a provision providing that our stock is not subject to the control share acquisition statute. As a result, any and all acquisitions by any person of our stock will not be affected by the control share acquisitions statute. Unless our bylaws are amended to modify or eliminate this provision, the control share acquisition statute will continue to have no effect on acquisitions of our stock.

Maryland Unsolicited Takeovers Act

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

In our charter, we have elected, at such time as we have a class of securities registered under the Exchange Act and have at least three independent directors, that vacancies on the board be filled only by the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8 of Title 3 of the MGCL, we already (i) require a two-thirds vote for the removal of any director from the board, (ii) vest in the board the exclusive power to fix the number of directorships and (iii) provide that, unless called by the chairman of our board of directors, our president, our chief executive officer or our board of directors, a special meeting of stockholders may only be called by our secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting.

Limitation of Liability and Indemnification

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Our charter contains such a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law. These limitations of liability do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies such as injunctive relief or rescission.

Our charter authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, member or manager and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The rights to indemnification and advancement of expenses provided by our charter and bylaws vest immediately upon election of a director or officer. Our charter and bylaws also permit our company to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We intend to enter into indemnification agreements with our directors and executive officers that obligate us to indemnify them to the maximum extent permitted by Maryland law.

The indemnification agreements will provide that if a director or executive officer is a party or is threatened to be made a party to or a witness in any proceeding by reason of such director’s or executive officer’s status as a director, executive officer or employee of our company, we must indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:

•	the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or executive officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal action or proceeding, the director or executive officer had reasonable cause to believe his or her conduct was unlawful.

The indemnification agreements will also provide that upon application of a director or executive officer of our company to a court of appropriate jurisdiction, the court may order indemnification of such director or executive officer if:

•

the court determines the director or executive officer is entitled to indemnification under the applicable section of the MGCL, in which case the director or executive officer shall be entitled to recover from us the expenses of securing such indemnification; or

•

the court determines that such director or executive officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or executive officer has met the standards of conduct set forth in the applicable section of the MGCL or has been adjudged liable for receipt of an improper benefit under the applicable section of the MGCL, in which case the court may order such indemnification as the court deems proper.

Notwithstanding, and without limiting, any other provisions of the indemnification agreements, if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of such director’s or executive officer’s status as a director, executive officer or employee of our company, and such director or executive officer is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, we must indemnify such director or executive officer for all expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with each successfully resolved claim, issue or matter, including any claim, issue or matter in such a proceeding that is terminated by dismissal, with or without prejudice.

In addition, the indemnification agreements will require us to advance reasonable expenses incurred by the indemnitee within 10 days of the receipt by us of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied by:

•	a written affirmation of the indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	an undertaking by or on behalf of the indemnitee to repay the amount if it is ultimately determined that the standard of conduct was not met.

The indemnification agreements will also provide for procedures for the determination of entitlement to indemnification, including requiring such determination be made by independent counsel after a change in control of us.

Insofar as the foregoing provisions permit indemnification of directors, executive officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called only by our board of directors, the chairman of our board of directors, our chief executive officer, our president or, in the case of a stockholder requested special meeting, by our secretary upon the written request of the holders of common stock entitled to cast not less than a majority of all votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only:

•	pursuant to our notice of the meeting;

•	by the board of directors; or

•	by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only:

•	pursuant to our notice of the meeting; and

•	by the board of directors; or

•

provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Generally, in accordance with our bylaws, a stockholder seeking to nominate a director or bring other business before our annual meeting of stockholders must deliver a notice to our secretary not later than 5:00 p.m., Eastern Time, on the 120th day, nor earlier than the 150th day, prior to the first anniversary of the date of the proxy statement for the prior year’s annual meeting of stockholders (for purposes of our 2011 annual meeting, notice by the stockholder to be timely must be delivered not earlier than the 150th day prior to the date of such annual meeting of stockholders and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the annual meeting of stockholders is first made by us). For a stockholder seeking to nominate a candidate for our board of directors, the notice must describe various matters regarding the nominee, including name, address, occupation and number of shares held, and other specified matters. For a stockholder seeking to propose other business, the notice must include a description of the proposed business, the reasons for the proposal and other specified matters. Stockholders seeking to nominate candidates for director or propose business at a meeting must comply with these advance notice requirements. Our bylaws further provide that stockholders seeking to include a proposal in a proxy statement prepared by our company must comply with Rule 14a-8 under the Exchange Act.

SECURITIES ELIGIBLE FOR FUTURE SALE

General

Prior to this offering, there has been no public market for our securities. We cannot predict the effect, if any, that sales of securities or the availability of securities for sale will have on the market price of our securities prevailing from time to time. Sales of substantial amounts of our securities in the public market, particularly our common stock, or the perception that such sales could occur, could adversely affect the prevailing market price of our securities.

We issued an aggregate of 10,000 shares of common stock to our management team and others in connection with our incorporation and initial capitalization. Upon the closing of this offering, assuming the underwriters do not exercise their over-allotment option, we will have 10,016,000 shares of common stock outstanding (including 6,000 shares of restricted common stock to be issued pursuant to our 2008 equity incentive plan).

The units sold in this offering and the related common stock and warrants that comprise such units will be freely tradable without restriction or further registration under the Securities Act unless the shares are acquired by any of our “affiliates,” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with our company. The 10,000 shares of our common stock representing shares issued in connection with our initial capitalization and not sold in this offering and all securities held by our affiliates, including our officers and directors, are restricted securities as that term is defined in Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if registered under the securities laws or if they qualify for an exemption from registration, such as Rule 144, as described below.

Rule 144

In general, under Rule 144, once we have been subject to the reporting requirements of the Exchange Act for at least 90 days, a person (or persons whose securities are aggregated) who is not an affiliate of ours, and who has not been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the restricted securities proposed to be sold for at least six months (including the holding period of any prior owner other than an affiliate) may sell his or her securities without registration and without complying with any of the requirements of and restrictions under Rule 144 (other than the requirement, applicable for an additional six-month period, with respect to the continued availability of current public information about us). In addition, a person (or persons whose securities are aggregated) who is not an affiliate of ours and has not been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the restricted securities proposed to be sold for at least one year (including the holding period of any prior owner other than an affiliate) may sell his or her securities without registration and without complying with any of the requirements and restrictions under Rule 144. Any sales by affiliates under Rule 144, even after the applicable holding period of six months, are subject to the requirements and limitations with respect to manner of sale, current public information, volume limitations and notice under Rule 144.

2008 Equity Incentive Plan

Prior to the closing of this offering, we adopted our amended and restated 2008 equity incentive plan. Initially, the 2008 equity incentive plan provides for the issuance of up to 539,000 shares of our common stock. Upon the closing of this offering, we expect to grant 6,000 shares of restricted stock to our independent directors. Thus, upon the closing of this offering, 533,000 shares of our common stock will remain available for future issuance under our 2008 equity incentive plan. The number of shares that are available for future issuance under our 2008 equity incentive plan is subject to adjustment upon our issuance of common stock in the future, including upon the exercise of warrants to purchase our common stock, and other events.

Lock-Up Periods

We, each of our and our manager’s directors and executive officers, certain of our existing stockholders, our manager, HFH and certain of their affiliates, employees and clients, and certain of our manager’s and HFH’s business associates and related persons, will agree that, for a period of 180 days after the closing of this offering, we and they will not, without the prior written consent of the representatives of the underwriters, issue, offer to sell, contract to sell, or otherwise dispose of, hedge, loan, pledge or grant any rights with respect to any units, warrants or shares of our common stock or any securities convertible into or exchangeable for our common stock, except for grants of stock-based awards that we may make pursuant to our incentive plan, or announce our intention to do any of the foregoing, subject to certain exceptions and extension in certain circumstances described in “Underwriting.” There are no present agreements between the representatives of the underwriters, on the one hand, and us or any other individual or entity that will be subject to such lock-up agreements, on the other hand, to release us or any of them from these lock-up agreements. However, we cannot predict the circumstances or timing under which the representatives of the underwriters may waive these restrictions.

FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT

This section summarizes the material federal income tax considerations that you, as a security holder, may consider relevant. Hunton & Williams LLP has acted as our counsel, has reviewed this summary, and is of the opinion that the discussion contained herein fairly summarizes the federal income tax consequences that are likely to be material to a holder of our securities. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular security holders in light of their personal investment or tax circumstances, or to certain types of security holders that are subject to special treatment under the federal income tax laws, such as:

•	insurance companies;

•	tax-exempt organizations (except to the extent discussed in “—Taxation of Tax-Exempt Stockholders” below);

•	financial institutions or broker-dealers;

•	non-U.S. individuals and foreign corporations (except to the extent discussed in “—Taxation of Non-U.S. Stockholders” below);

•	U.S. expatriates;

•	persons who mark-to-market our common stock;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies;

•	trusts and estates;

•	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons holding our common stock through a partnership or similar pass-through entity; and

•	persons holding a 10% or more (by vote or value) beneficial interest in our stock.

This summary assumes that security holders hold securities as capital assets for federal income tax purposes, which generally means property held for investment.

The statements in this section are based on the current federal income tax laws, are for general information purposes only and are not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

WE URGE YOU TO CONSULT YOUR OWN TAX ADVISER REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR SECURITIES AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISER REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company

We plan to elect to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ending on December 31, 2010, upon filing our federal income tax return for that year. Although we were formed in 2008, we had no operations during that year or during our 2009 taxable year. Accordingly, we will not elect to be taxed as a REIT until our 2010 taxable year. We believe that we were organized and have operated and will continue to operate in such a manner as to qualify for taxation as a REIT under the federal income tax laws, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In connection with this offering, Hunton & Williams LLP is rendering an opinion that, commencing with our taxable year ending on December 31, 2010, we will be organized in conformity with the requirements for qualification and taxation as a REIT under the federal income tax laws, and our current and proposed method of operations will enable us to satisfy the requirements for qualification and taxation as a REIT under the federal income tax laws. Investors should be aware that Hunton & Williams LLP’s opinion is based upon customary assumptions, will be conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, and is not binding upon the IRS or any court and speaks of the date issued. In addition, Hunton & Williams LLP’s opinion will be based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

As a REIT, we generally will not be subject to federal income tax on the REIT taxable income that we currently distribute to our stockholders, but if we form any TRSs, the taxable income generated by such TRSs will be subject to regular corporate income tax. Our stockholders will generally be taxed on dividends that they receive at ordinary income rates unless such dividends are designated by us as capital gain dividends, return of capital or qualified dividend income. This differs from non-REIT C corporations, which generally are subject to federal corporate income taxes but whose stockholders taxed at individual rates are generally taxed on qualified dividend income at a 15% rate through 2010, and whose corporate stockholders generally receive the benefits of a dividends received deduction that substantially reduces the effective rate that they pay on such dividends. In general, income earned by a REIT and distributed to its stockholders will be subject to less federal income taxation than if such income were earned by a non-REIT C corporation, subjected to corporate income tax, and then distributed and taxed to stockholders.

While we generally will not be subject to corporate income taxes on income that we distribute currently to stockholders, we will be subject to federal tax in the following circumstances:

•

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference that we do not distribute or allocate to stockholders.

•	We will pay income tax at the highest corporate rate on:

•	net income from the sale or other disposition of property acquired through foreclosure, or foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

•

We will pay a 100% tax on net income earned from prohibited transactions. Prohibited transactions are, in general, sales or other dispositions of property by a non-TRS entity, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “—Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

•	the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by

•	a fraction intended to reflect our profitability.

•

In the event of a failure of the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under “—Asset Tests”), as long as the failure was due to reasonable cause and not to willful neglect, we dispose of assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identified such failure and file with the IRS a schedule describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests.

•

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	If we fail to distribute during a calendar year at least the sum of:

•	85% of our REIT ordinary income for the year,

•	95% of our REIT capital gain net income for the year, and

•	any undistributed taxable income from prior periods,

we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions between us and a TRS that are not conducted on an arm’s-length basis.

•

Because we were a C corporation for our taxable years ended December 31, 2008 and December 31, 2009, we generally will be subject to a corporate-level tax on a taxable disposition of any appreciated asset we hold as of the effective date of our REIT election, which is expected to be January 1, 2010. Specifically, if we dispose of a built-in-gain asset in a taxable transaction prior to the tenth anniversary of the effective date of our REIT election, we would be subject to tax at the highest regular corporate rate (currently 35%) on the lesser of the gain recognized and the asset’s built-in-gain. Because we did not commence operations during 2008 or 2009, we do not believe that any such tax would be material.

•

If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•

the amount of gain that we would have recognized if we had sold the asset at the time we acquired it, assuming that the C corporation will not elect in lieu of this treatment to an immediate tax when the asset is acquired.

•

In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, domestic TRSs will be subject to federal, state and local corporate income tax on their taxable income.

•

Although we do not expect to own an equity interest in a taxable mortgage pool, the IRS has taken the position that if we were to own such an interest we would be subject to tax on a portion of any excess inclusion income equal to the percentage of our stock that is held in record name by disqualified organizations.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1.	It is managed by one or more trustees or directors.

2.	Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3.	It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

4.	It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

5.	It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

6.	It uses the calendar year as its taxable year.

7.	It meets certain other qualification tests, described below, regarding the nature of its income and assets.

8.	At least 100 persons are beneficial owners of its shares or ownership certificates.

9.	Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities, during the last half of any taxable year.

We must meet requirements 1 through 7 during our entire taxable year and must meet requirement 8 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 8 and 9 will apply to us beginning with our 2011 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 9, we will be deemed to have satisfied requirement 9 for that taxable year. For purposes of determining share ownership under requirement 9, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 9.

Our charter and the warrant agreement provide restrictions regarding the transfer and ownership of shares of our stock and our warrants. See “Description of Stock—Restrictions on Ownership and Transfer.” These restrictions are intended (among other things) to assist us in continuing to satisfy requirements 8 and 9 described above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements. If we fail to satisfy these share ownership requirements, our status as a REIT may terminate.

If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock, and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement 6 above, we will be treated as having met the requirement.

In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status and comply with the record-keeping requirements of the Code and regulations promulgated thereunder.

Qualified REIT Subsidiaries. A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit for all purposes of the Code, including the REIT qualification tests.

Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see “—Asset Tests”) will be based on our proportionate interest in the equity interests and certain debt securities issued by the partnership.

For all of the other asset and income tests, our proportionate share will be based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

Taxable REIT Subsidiaries. A REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the outstanding securities will automatically be treated as a TRS. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

Domestic TRSs are subject to federal income tax, and state and local income tax where applicable, on their taxable income. To the extent that a domestic TRS is required to pay taxes, it will have less cash available for distribution to us. If dividends are paid to us by our domestic TRSs, then the dividends we pay to our stockholders who are taxed at individual rates, up to the amount of dividends we receive from our domestic TRSs, will generally be eligible to be taxed at the reduced 15% rate applicable to qualified dividend income. See “—Taxation of Taxable U.S. Stockholders.”

The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We intend that all of our transactions with any TRS that we form will be conducted on an arm’s-length basis.

Taxable Mortgage Pools. An entity, or a portion of an entity, may be classified as a taxable mortgage pool under the Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

•	the entity has issued debt obligations that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under U.S. Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool.

If a REIT is a taxable mortgage pool, or if a REIT owns a qualified REIT subsidiary that is a taxable mortgage pool, then a portion of the REIT’s income will be treated as “excess inclusion income” and a portion of the dividends the REIT pays to its stockholders will be considered to be excess inclusion income. A stockholder’s share of excess inclusion income (a) would not be allowed to be offset by any losses otherwise available to the stockholder, (b) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (c) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. Recently issued IRS guidance indicates that a REIT’s excess inclusion income will be allocated among its stockholders in proportion to its dividends paid. However, the manner in which excess inclusion income would be allocated to dividends attributable to a tax year that are not paid until a subsequent tax year or to dividends attributable to a portion of a tax year when no excess inclusion income-generating assets were held or how such income is to be reported to stockholders is not clear under current law. Although the law is unclear, the IRS has taken the position in recently issued guidance that a REIT is taxable at the highest corporate tax rate on the portion of any excess inclusion income that it derives from an equity interest in a taxable mortgage pool equal to the percentage of its stock that is held in record name by “disqualified organizations” (generally tax-exempt entities that are exempt from the tax on unrelated business taxable income, such as state pension plans and charitable remainder trusts).

Although we will leverage our investments in Agency securities, we believe that our financing transactions will not cause us or any portion of our assets to be treated as a taxable mortgage pool, and we do not expect that any portion of our dividend distributions will be treated as excess inclusion income.

Gross Income Tests

We must satisfy two gross income tests annually to qualify as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgage loans on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by a mortgage on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•

income derived from a real estate mortgage investment conduit, or REMIC, in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

•

income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. In addition, income and gain from “hedging transactions,” as defined in “—Hedging Transactions,” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 95% gross income test and the 75% gross income test. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “—Foreign Currency Gain.” We will monitor the amount of our non-qualifying income and will seek to manage our investment portfolio to comply at all times with the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.

Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

•

an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.

We intend to invest exclusively in (i) Agency RMBS that are pass-through certificates or, to a lesser extent, CMOs and (ii) Agency debentures. We may, however, invest cash reserves in short-term, interest-bearing investments, including money market accounts. Other than income from derivative instruments, as described below, we expect that all of the income on our Agency RMBS will be qualifying income for purposes of the 95% gross income test. We expect that the Agency RMBS that are pass-through certificates will be treated as interests in grantor trusts and that Agency RMBS that are CMOs will be treated as interests in REMICs for federal income tax purposes. In the case of Agency RMBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. Although the IRS has ruled generally that the interest income from non-CMO Agency RMBS is qualifying income for purposes of the 75% gross income test, it is not clear how this guidance would apply to secondary market purchases of non-CMO Agency RMBS at a time when the loan-to-value ratio of one or more of the mortgage loans backing the Agency RMBS is greater than 100%. In the case of Agency RMBS treated as interests in REMICs, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% gross income test. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. Although the law is not clear, the IRS may take the position that this test is measured on a quarterly basis. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holders of the related REMIC securities. Our income from Agency debentures will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. We expect that a sufficient portion of income from our Agency securities will be qualifying income so that we will satisfy both the 95% and 75% gross income tests.

We may purchase Agency RMBS through TBAs. We do not intend to enter into dollar roll transactions in which we dispose of a TBA and simultaneously agree to purchase similar securities in the future at a predetermined price or other transactions with respect to TBAs that could produce gross income.

Fee Income. Fee income will be qualifying income for purposes of both the 75% and 95% gross income tests if it is received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees are not qualifying for purposes of either gross income test. We currently do not anticipate earning significant fee income.

Dividends. Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Rents from Real Property. We currently do not hold, and do not intend to acquire, any real property, but we may acquire real property or an interest therein in the future. To the extent that we acquire real property or an interest therein, rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

•

First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of receipts or sales.

•

Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.

•

Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

•

Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we may provide services directly to tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and non-customary services to tenants without tainting its rental income from the related properties.

Hedging Transactions. From time to time, we will enter into hedging transactions with respect to one or more of our liabilities. Income and gain from “hedging transactions” will be excluded from gross income for purposes of the 95% gross income test and the 75% gross income test. A “hedging transaction” includes any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets. A “hedging transaction” also includes any transaction entered into primarily to manage risk of currency fluctuations with respect to any item of income or gain that is qualifying income for purposes of the 75% or 95% gross income test (or any property which generates such income or gain). We will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. To the extent that we hedge for other purposes, or to the extent that a portion of our Agency securities is not secured by “real estate assets” (as described below under “—Asset Tests”) or in other situations, the income from those transactions will likely be treated as nonqualifying income for purposes of both gross income tests. We intend to use commercially reasonable efforts to structure any hedging transactions in a manner consistent with satisfying the requirements for qualification as a REIT. We may, however, find that in certain instances we must hedge risks incurred by us through transactions entered into by a TRS. Hedging our risk through a TRS would be inefficient on an after-tax basis because of the tax liability imposed on the TRS.

Foreign Currency Gain. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interests in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interests in real property. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Prohibited Transactions. A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Any such income will be excluded from the application of the 75% and 95% income tests. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. There can be no assurance, however, that the IRS will not successfully assert a contrary position, in which case we would be subject to the prohibited transaction tax on the gain from the sale of those assets.

Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income (including foreign currency gain) from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•

that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•

on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•

on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•

which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet such tests is due to reasonable cause and not due to willful neglect; and

•	following such failure for any taxable year, a schedule of the sources of our income is filed in accordance with regulations prescribed by the Secretary of Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “—Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgage loans secured by real property;

•	stock (or transferable certificates of beneficial interest) in other REITs;

•

investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term; and

•

regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under the federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the 5% asset test.

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities, or the 10% vote or value test.

Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.

For purposes of the 5% asset test, the 10% vote or value test and the 25% securities test, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans or mortgage-backed securities that constitute real estate assets, or equity interests in a partnership. For purposes of the 10% value test, the term “securities” does not include:

•

“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•

a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;

•	Any loan to an individual or an estate;

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant;

•	Any obligation to pay “rents from real property”;

•	Certain securities issued by governmental entities;

•	Any security issued by a REIT;

•

Any debt instrument of an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the debt and equity securities of the partnership; and

•

Any debt instrument of an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “—Gross Income Tests.”

We intend to invest exclusively in (i) Agency RMBS that are either pass-through certificates or, to a lesser extent, CMOs, and (ii) Agency debentures. We may, however, invest cash reserves in short-term, interest-bearing investments, including money market accounts. We expect that our Agency securities will be qualifying assets for purposes of the 75% asset test because they are real estate assets or government securities. With respect to Agency RMBS that are pass-through certificates, we expect that the Agency RMBS will be treated as interests in grantor trusts and that Agency RMBS that are CMOs will be treated as interests in REMICs for federal income tax purposes. In the case of Agency RMBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Such mortgage loans will generally qualify as real estate assets to the extent that they are secured by real property. Although the IRS has ruled generally that non-CMO Agency RMBS are real estate assets for purposes of the 75% asset test, it is not clear how this guidance would apply to secondary market purchases of non-CMO Agency RMBS at a time when the loan-to-value ratio of one or more of the mortgage loans backing the Agency RMBS is greater than 100%. In the case of Agency RMBS treated as interests in REMICs, such interests will generally qualify as real estate assets. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC interests will qualify as real estate assets. Although the law is not clear, the IRS may take the position that this test is measured on a quarterly basis. To the extent any Agency securities are not treated as real estate assets, we expect such Agency securities will be treated as government securities because they are issued or guaranteed as to principal or interest by the United States or by a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States.

We intend to enter into sale and repurchase agreements under which we would nominally sell certain of our Agency securities to a counterparty and simultaneously enter into an agreement to repurchase the sold assets in exchange for a purchase price that reflects a financing charge. Based on positions the IRS has taken in analogous situations, we believe that we would be treated for REIT asset and income test purposes as the owner of the Agency securities that are the subject of any such agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the Agency securities during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

We may purchase Agency RMBS through TBAs. The law is unclear with respect to the qualification of TBAs as real estate assets or government securities for purposes of the 75% asset test. We intend to limit our investment in TBAs and any nonqualifying assets to no more than 25% of our assets at the end of any calendar quarter. Accordingly, our ability to purchase Agency RMBS through TBAs could be limited.

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will have to value our investment in our assets to ensure compliance with the asset tests. Although we will seek to be prudent in making these estimates, there can be no assurances that the IRS might not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and, thus, would fail to qualify as a REIT. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•

the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

In the event that we violate the 5% asset test or the 10% vote or value test described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure. In the event of a failure of any of the asset tests (other than a de minimis failure described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure, (ii) file a schedule with the IRS describing the assets that caused such failure in accordance with regulations promulgated by the Secretary of Treasury and (iii) pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

We believe that the Agency securities that we will hold will satisfy the foregoing asset test requirements. However, we will not obtain independent appraisals to support our conclusions as to the value of our assets and securities, or the real estate collateral for the mortgage loans that support our Agency securities.

Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to the sum of:

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain, and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (a) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (b) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (a) are taxable to the stockholders in the year in which paid, and the distributions in clause (b) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain income for such year, and

•	any undistributed taxable income from prior periods, we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. See “—Taxation of Taxable U.S. Stockholders.” If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Possible examples of those timing differences include the following:

•	Because we may deduct capital losses only to the extent of our capital gains, we may have taxable income that exceeds our economic income.

•

We will recognize taxable income in advance of the related cash flow if any of our Agency securities are deemed to have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account losses until they are actually incurred.

•

If we acquire investments treated as debt instruments for an amount less than their principal amount, such investments will be treated as having “market discount” for federal income tax purposes. Under the federal income tax rules applicable to market discount, we may be required to recognize portions of accrued market discount as ordinary income upon the receipt of the proceeds of principal payments with respect to, or upon the disposition or retirement of, an investment that accrues market discount, unless we elect to include accrued market discount in income currently, which we do not currently intend to do. To the extent such an investment fully amortizes according to its terms, the recognition of market discount results in an acceleration of the recognition of taxable income to periods prior to the receipt of the related economic income. Further, to the extent that such an investment does not fully amortize according to its terms, we may never receive the economic income attributable to previously recognized market discount. In addition, we may be required to defer a portion of the interest deduction on debt incurred to acquire investments with market discount.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred stock.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

To qualify as a REIT, we may not have, at the end of any taxable year, any undistributed earnings and profits accumulated in any non-REIT taxable year. Our non-REIT earnings and profits include any earnings and profits we accumulated before the effective date of our REIT election, which is expected to be January 1, 2010. Because we did not commence operations during 2008 or 2009, we do not expect such earnings and profits to be material. We intend to distribute sufficient earnings and profits before December 31, 2010 to eliminate any non-REIT earnings and profits, which distributions will be in addition to distributions we will be required to make to satisfy the 90% distribution test (as discussed above) and avoid incurring tax on our undistributed income. We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. Pursuant to a recent revenue procedure issued by the IRS (Revenue Procedure 2010-12), or the Revenue Procedure, the IRS has indicated that it will treat distributions from certain publicly-traded REITs that are paid part in cash and part in stock as dividends that would satisfy the REIT’s annual distribution requirements and qualify for the dividends paid deduction for federal income tax purposes. In order to qualify for such treatment, the Revenue Procedure requires that at least 10% of the total distribution be payable in cash and that each stockholder have a right to elect to receive its entire distribution in cash. If too many stockholders elect to receive cash, each stockholder electing to receive cash must receive a proportionate share of the cash to be distributed (although no stockholder electing to receive cash may receive less than 10% of such stockholder’s distribution in cash). This Revenue Procedure applies to distributions declared on or before December 31, 2012 with respect to taxable years ending on or before December 31, 2011. If, in the future, we choose to pay dividends in our own stock, you may be required to pay tax in excess of the cash you receive.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as ordinary income. Subject to certain limitations of the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and stockholders taxed at individual rates may be eligible for the reduced federal income tax rate of 15% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Characterization of the Units

There is no authority addressing the federal income tax treatment of securities with terms substantially the same as the units, and, therefore, such treatment is not entirely clear. We intend to treat each unit for federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Pursuant to this treatment, each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective fair market values. In addition, pursuant to this treatment, a holder’s initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

Our view of the characterization of the units described above and a holder’s purchase price allocation are not, however, binding on the IRS or a court of law. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, we urge you to consult your tax advisors regarding the federal income tax consequences of an investment in a unit (including alternative characterizations of a unit). The following discussion is based on the assumption that the characterization of the units and the allocation described above are accepted for federal income tax purposes.

Taxation of Taxable U.S. Stockholders

The term U.S. stockholder means a holder of our common stock that, for U.S. federal income tax purposes, is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any of its States, or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your tax adviser regarding the consequences of the purchase, ownership and disposition of our common stock by the partnership.

As long as we qualify as a REIT, a taxable “U.S. stockholder” must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the 15% tax rate for “qualified dividend income.” The maximum tax rate for qualified dividend income received by non-corporate taxpayers is 15% through 2010. The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income, 35%. Qualified dividend income generally includes dividends paid to taxpayers taxed at individual rates by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our stockholders (see “—Taxation of Our Company” above), our dividends generally will not be eligible for the 15% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, the 15% tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from non-REIT corporations, such as a TRS, and (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend. In addition, for taxable years beginning after December 31, 2012, dividends paid to certain individuals, estates or trusts will be subject to a 3.8% Medicare tax. We may pay taxable dividends of our stock or debt securities. In the case of such a taxable distribution of our stock or debt securities, U.S. stockholders would be required to include the dividend as income and would be required to satisfy the liability associated with the dividend with cash from other sources, including sales of our stock or debt securities.

A U.S. stockholder generally will take into account distributions that we properly designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. stockholder has held our common stock. A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s common stock. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her stock as long-term capital gain, or short-term capital gain if the shares of stock have been held for one year or less, assuming the shares of stock are a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

We may recognize taxable income in excess of our economic income, known as phantom income, in the first years that we hold certain investments, and experience an offsetting excess of economic income over our taxable income in later years. As a result, stockholders at times may be required to pay federal income tax on distributions that economically represent a return of capital rather than a dividend. These distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for federal income tax purposes. Taking into account the time value of money, this acceleration of federal income tax liabilities may reduce a stockholder’s after-tax return on his or her investment to an amount less than the after-tax return on an investment with an identical before-tax rate of return that did not generate phantom income. For example, if an investor with a 30% tax rate purchases a taxable bond with an annual interest rate of 10% on its face value, the investor’s before-tax return on the investment would be 10% and the investor’s after-tax return would be 7%. However, if the same investor purchased our stock at a time when the before-tax rate of return was 10%, the investor’s after-tax rate of return on such stock might be somewhat less than 7% as a result of our phantom income. In general, as the ratio of our phantom income to our total income increases, the after-tax rate of return received by a taxable stockholder will decrease. We will consider the potential effects of phantom income on our taxable stockholders in managing our investments.

For taxable years beginning after December 31, 2012, a U.S. withholding tax at a 30% rate will be imposed on dividends in respect of our common stock received by U.S. stockholders who own their stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. We will not pay any additional amounts in respect to any amounts withheld.

Taxation of U.S. Stockholders on the Disposition of Common Stock

A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held our common stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis. A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of our common stock may be disallowed if the U.S. stockholder purchases other common stock within 30 days before or after the disposition.

For taxable years beginning after December 31, 2012, a U.S. withholding tax at a 30% rate will be imposed on proceeds of sale in respect of our common stock received by U.S. stockholders who own their stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. We will not pay any additional amounts in respect to any amounts withheld.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 35% (which rate will apply for the period from January 1, 2003 to December 31, 2010). The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 15% for sales and exchanges of assets held for more than one year occurring through December 31, 2010. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property. In addition, for taxable years beginning after December 31, 2012, capital gains recognized by our stockholders that are individuals, estates or trusts from the sale or other disposition of our securities may be subject to a 3.8% Medicare tax. With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our stockholders taxed at individual rates at a 15% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Backup Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the holder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or

W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. stockholder of common stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their own tax advisers regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance its acquisition of common stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•

we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•	either:

•	one pension trust owns more than 25% of the value of our stock; or

•	a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

The following discussion addresses the rules governing U.S. federal income taxation of the purchase, ownership and sale of our stock by non-U.S. stockholders. When we use the term “non-U.S. stockholder,” we mean stockholders who are not U.S. stockholders as described above in “—Taxation of Taxable U.S.

Stockholders,” or entities treated as partnerships for federal income tax purposes. The rules governing U.S. federal income taxation of non-U.S. stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their own tax advisers to determine the impact of federal, state, and local income tax laws on ownership of our common stock, including any reporting requirements.

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a United States real property interest, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed on distributions and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. stockholder. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us, or

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of the distribution will reduce the adjusted basis of that stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of our common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For taxable years beginning after December 31, 2012, a U.S. withholding tax at a 30% rate will be imposed on dividends and proceeds of sale in respect of our common stock received by certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

For any year in which we qualify as a REIT, a non-U.S. stockholder may incur tax on distributions that are attributable to gain from our sale or exchange of a “United States real property interest” under special provisions of the federal income tax laws known as “FIRPTA.” The term “United States real property interest” includes interests in real property and shares in corporations at least 50% of whose assets consists of interests in real property. The term “United States real property interest” does not include mortgage loans or RMBS, such as Agency RMBS. As a result, we do not anticipate that we will generate material amounts of gain that would be subject to FIRPTA. Under the FIRPTA rules, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of United States real property interests as if the gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also might be subject to the 30% branch profits tax on such a distribution.

We would be required to withhold 35% of any such distribution that we could designate as a capital gain dividend. A non-U.S. stockholder might receive a credit against its tax liability for the amount we withhold.

However, if our common stock is regularly traded on an established securities market in the United States, capital gain distributions on our common stock that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a United States real property interest, as long as the non-U.S. stockholder does not own more than 5% of our common stock during the one-year period preceding the date of the distribution. As a result, non-U.S. stockholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We anticipate that our common stock will be regularly traded on an established securities market in the United States immediately following this offering.

In the unlikely event that at least 50% of the assets we hold were determined to be United States real property interests, gains from the sale of our common stock by a non-U.S. stockholder could be subject to a FIRPTA tax. However, even if that event were to occur, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our common stock if we were a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. stockholders. We cannot assure you that this test will be met. If our common stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to our common stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells our common stock. Under that exception, the gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA if:

•	our common stock is treated as being regularly traded under applicable Treasury regulations on an established securities market, such as the NYSE; and

•	the non-U.S. stockholder owned, actually or constructively, 5% or less of our common stock at all times during a specified testing period.

As noted above, we anticipate that our common stock will be regularly traded on an established securities market immediately following this offering.

If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

•

the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or

•

the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains.

Taxation of Warrantholders

Exercise of Warrants. A warrantholder generally will not recognize taxable gain or loss upon the exercise of a warrant by paying the exercise price in cash. The warrantholder’s adjusted tax basis in the shares of our common stock received upon exercise will equal the sum of the warrantholder’s tax basis in the warrant immediately prior to exercise (generally the portion of the holder’s purchase price for a unit that is allocated to the warrant, as described above under “—Characterization of the Units”) plus the exercise price of the warrant.

The tax treatment of a warrantholder that elects to pay the exercise price by surrendering additional warrants for cancellation, or a “cashless exercise”, is uncertain. Such an exercise may, for example, be treated as a tax-deferred recapitalization, in which case a warrantholder’s tax basis in our common stock received would equal the tax basis in the surrendered warrants. It is also possible that a cashless exercise will be treated as a taxable exchange in which gain or loss should be recognized. Due to the absence of authority as to the federal income tax treatment of a warrantholder making a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences described above, or of other possible characterizations of a cashless exercise, would be adopted by the IRS or a court of law. Accordingly, warrantholders should consult their tax advisors as to the tax consequences of making a cashless exercise.

Sale or Exchange of Warrants. Upon the sale or exchange of a warrant, a warrantholder generally will recognize a taxable gain or loss equal to the difference between (i) the sum of the amount of cash and the fair market value of property received in the exchange therefor, and (ii) the warrantholder’s tax basis in the warrant, as described above. Capital gain or loss recognized by a warrantholder upon the sale or exchange of a warrant generally will be long-term capital gain or loss if the holding period with respect to the warrant is more than one year.

Lapse of Warrants. The lapse or expiration without exercising a warrant generally will result in a capital loss to the warrantholder equal to the warrantholder’s tax basis in the warrant. The deductibility of capital losses is subject to limitation. This capital loss will be a long-term capital loss if the holding period with respect to such warrant is more than one year.

Holding Period. The holding period for shares of our common stock will begin on the date following the date of exercise (or possibly the date of exercise) of the warrant for cash. As discussed above, the tax consequences of a warrantholder making a cashless exercise are uncertain. If such an exercise qualifies as a tax-deferred recapitalization, the holding period of such common stock should include the holding period of the surrendered warrants. If such an exercise is taxable, then the holding period for the shares of our common stock actually received upon the exercise of the warrants should begin on the date following the date of exercise (or possibly the date of exercise) of the warrant and should not include the period during which the warrants were held.

As discussed above, the tax consequences of a warrantholder making a cashless exercise are uncertain. If such an exercise qualifies as a tax-deferred recapitalization, the holding period of such common stock should include the holding period of the surrendered warrants. If such an exercise is taxable, then the holding period for the shares of our common stock actually received upon the exercise of the warrants should begin on the date following the date of exercise (or possibly the date of exercise) of the warrant and should not include the period during which the warrants were held.

Adjustments to the Warrants. Pursuant to the terms of the warrants, the exercise price is subject to adjustment from time to time upon the occurrence of specified events. These adjustments should not give rise to a deemed taxable exchange of the warrants to the extent such adjustments are pursuant to the original terms of the warrants. However, under certain circumstances, a change in the exercise price or any transaction having a similar effect may be treated as a taxable distribution with respect to any warrantholder whose proportionate interest in our earnings and profits is increased by such change or transaction (even though no cash is received). Conversely, the absence of an appropriate anti-dilution adjustment may result in a constructive distribution that could be taxable as a dividend to the holders of the shares of common stock.

Sunset of Reduced Tax Rate Provisions

Several of the tax considerations described herein are subject to a sunset provision. The sunset provisions generally provide that for taxable years beginning after December 31, 2010, certain provisions that are currently in the Code will revert back to a prior version of those provisions. These provisions include provisions related to the reduced maximum income tax rate for long-term capital gains of 15% (rather than 20%) for taxpayers taxed at individual rates, the application of the 15% tax rate to qualified dividend income, and certain other tax rate provisions described herein. The impact of this reversion is not discussed herein. Consequently, prospective security holders should consult their own tax advisers regarding the effect of sunset provisions on an investment in our securities.

State and Local Taxes

We or our security holders may be subject to taxation by various states and localities, including those in which we or a security holder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Security holders should consult their own tax advisers regarding the effect of state and local tax laws upon an investment in our securities.

UNDERWRITING

We intend to offer the units through the underwriters named below. Subject to the terms and conditions of the underwriting agreement among us and the underwriters, for whom Lazard Capital Markets and Stifel Nicolaus are acting as representatives, we have agreed to sell to the underwriters named below, and the underwriters severally have agreed to purchase from us the number of units listed opposite their names below.

Underwriter	Number of Units
Lazard Capital Markets LLC
Stifel, Nicolaus & Company, Incorporated
Macquarie Capital (USA) Inc.
Ladenburg Thalmann & Co. Inc.
Sterne, Agee & Leach, Inc.
Wunderlich Securities, Inc.

Total

Under the terms and conditions of the underwriting agreement, the underwriters are obligated to purchase all of the units offered by this prospectus, if any are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or, in certain cases, the underwriting agreement may be terminated.

The underwriters are offering the units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by their counsel, including, without limitation, the authorization and the validity of the units, warrants and shares, and to other conditions contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates, legal opinions and comfort letters. The underwriters reserve the right to withdraw, cancel or modify this offer and to reject orders in whole or in part.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

At our request, the underwriters have reserved approximately 2% of the units, or the reserved units, offered for sale in this offering by the underwriters, at the initial public offering price without payment of any underwriting discounts and commissions, for sale directly to employees of our manager, business associates and related persons pursuant to a directed unit program. Any purchases of the reserved units will reduce the number of units available to the general public. Any reserved units which are not purchased will be offered by the underwriters to the general public on the same basis as the other units offered by this prospectus.

The underwriters have advised us that they propose initially to offer the units directly to the public at the public offering price set forth on the cover page of this prospectus and to selected securities dealers (that may include the underwriters) at that price less a concession not in excess of $             per unit. The underwriters may allow, and the selected dealers may reallow, a concession not in excess of $             per unit to certain other brokers and dealers. If all of the units are not sold at the public offering price, the underwriters may change this offering price and other selling terms. After the public offering, the offering price, concession, discount and other selling terms may from time to time be changed by the underwriters. We expect the units will be ready for delivery on or about                     , 2010.

We have granted the underwriters an option, exercisable for 30 days after the date of this prospectus, to purchase a total of up to 1,500,000 additional units at the public offering price less the underwriting discount solely to cover over-allotments, if any. To the extent the underwriters exercise this option in whole or in part, each underwriter will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional units approximately proportionate to that underwriter’s initial commitment amount reflected in the table above.

The underwriting discounts and commissions per unit are equal to the public offering price per unit less the amount paid by the underwriters to us per unit. The total underwriting discounts and commissions are 7% of the initial public offering price. We have agreed to pay the underwriters the following discounts and commissions, assuming either no exercise or full exercise by the underwriters of the underwriters’ overallotment option:

Total Fees
	Fee per Unit	Without Exercise of Overallotment Option	With Full Exercise of Overallotment Option
Discounts and commissions paid by us(1)	$	$	$

(1)	The underwriters will be entitled to receive a discount of $0.60 per unit from us at closing for the units sold in this offering. In addition, the underwriters will forego the receipt of payment of $0.45 per unit, subject to the following. We will agree to pay the $0.45 per unit to the underwriters on a single occasion if during any full consecutive four calendar quarter period during the 24 full calendar quarters after the consummation of this offering our Core Earnings (as described herein) for any such four-quarter period exceeds an 8% performance hurdle rate (as described herein). If this requirement is satisfied, the aggregate underwriting discount paid by us, based on $15.00 per unit, will be $1.05 per unit (or 7% of the public offering price). The following presents this information both assuming that the 8% performance hurdle rate is met and assuming that it is not met:

Performance Hurdle Rate Is Not Met	Per Unit
Public offering price	$15.00
Underwriting discount paid by us at closing (4%)	$0.60

Total underwriting discount paid by us if performance hurdle rate is not met (4%)	$0.60

Performance Hurdle Rate Is Met	Per Unit
Public offering price	$15.00
Underwriting discount paid by us at closing (4%)	$0.60
Underwriting discount paid by us to underwriters if performance hurdle rate is met (3%)	$0.45

Total underwriting discount paid by us if performance hurdle rate is met (7%)	$1.05

Core Earnings is a non-GAAP measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, depreciation and amortization, any unrealized gains, losses or other non-cash items recorded for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between our manager and our independent directors and after approval by a majority of our independent directors.

The performance hurdle rate will be met if during any full consecutive four calendar quarter period during the 24 full calendar quarters after the consummation of this offering, our Core Earnings for any such four-quarter period exceeds the product of (x) the weighted average of (i) the issue price per unit of all public offerings of our units and (ii) the issue price per share of all public offerings of our common stock, multiplied by the weighted average number of shares of common stock outstanding (including any shares of common stock underlying restricted stock units, any restricted shares of common stock and any other shares of common stock underlying awards granted under our equity incentive plans) in such full consecutive four calendar quarter period and (y) 8%. Using this performance hurdle rate as a trigger for the payment of the additional deferred underwriting discount ensures that the payment will only occur when and if we have reached a certain level of performance, instead of at the closing when we have not yet invested any of the proceeds raised in this offering. If the performance hurdle rate is not met, we will never pay to the underwriters the additional deferred 3% underwriting discount.

The total expenses of this offering, not including the underwriting discount and commissions, are estimated to be approximately $1.9 million and will be paid by us.

We have applied to list our common stock, units and warrants on the NYSE upon the closing of this offering under the symbols “MDQ”, “MDQ.U” and “MDQ.WS”, respectively. In connection with the application to list our securities on the NYSE, the underwriters have made undertakings to the NYSE that, upon completion of this offering: (i) the price per unit will be at least $4.00; (ii) they will have sold round lots of 100 units or more to at least 400 U.S. holders; (iii) there will be at least 1.1 million publicly-held units outstanding in the United States, with an aggregate market value of at least $40 million; and (iv) there will be stockholders’ equity of at least $60 million.

Prior to this offering, there has been no public market for our securities. The initial public offering price for the units has been determined by negotiations between the underwriters and us and this offering price of the units may not be indicative of the market price following this offering. The principal factors considered in determining the public offering price included:

•	the information set forth in this prospectus and otherwise available to the underwriters;

•	the history and the prospects for the industry in which we will compete;

•	the prospects for future earnings;

•	the present state of our development and estimates regarding our business potential and earnings prospects;

•	an assessment of our management;

•	the recent market prices of, and demand for, publicly-traded common stock of generally comparable companies; and

•	the general condition of the securities market at the time of this offering.

We cannot assure you, however, that the prices at which the units, common stock or warrants will sell in the public market after this offering will not be lower than the initial public offering price for the units or that an active trading market in our units, common stock or warrants will develop and continue after this offering.

In connection with this offering, the underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•	over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position;

•	stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum;

•	syndicate covering transactions involve purchases of the shares of common stock in the open market after the distribution has been completed in order to cover syndicate short positions; and

•

penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the shares of common stock originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

Stabilizing transactions, syndicate covering transactions and penalty bids may cause the market price of our securities to be higher than it would otherwise be in the absence of these transactions. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

Upon the closing of this offering, the underwriters may allocate units to accounts over which they exercise discretionary authority. The underwriters do not expect sales to accounts over which they exercise discretionary authority to exceed 5% of the total number of units offered by this prospectus.

We, each of our and our manager’s directors and executive officers, certain of our existing stockholders, our manager, HFH and certain of their affiliates, employees and clients, and certain of our manager’s and HFH’s business associates and related persons, will agree, subject to certain exceptions, not to sell or transfer any units, warrants or shares of common stock, or, in our case, announce our intention to do any of the foregoing, for 180 days after the closing of this offering without first obtaining the written consent of the representatives of the underwriters. Specifically, we and these other individuals and entities will agree not to directly or indirectly:

•

offer, pledge, sell or contract to sell any units, warrants or common stock (including any units, warrants or common stock owned or acquired later for which the power of disposition is acquired at such later time and all securities convertible into or exchangeable or exercisable for the common stock), or the Relevant Securities;

•	offer, pledge, sell or contract to sell any option or contract to purchase any Relevant Securities;

•	contract to purchase or purchase any option or contract to sell any Relevant Securities;

•	grant any option, right or warrant for the sale of any Relevant Securities;

•

lend or otherwise dispose of or transfer (or enter into any transaction or device designed to, or that could be expected to, result in the disposition by any person at any time in the future of) any Relevant Securities or securities convertible into or exercisable or exchangeable for Relevant Securities; or

•	enter into a swap or other agreement that transfers, in whole or in part (directly or indirectly), the economic consequences of ownership of any Relevant Securities,

whether any such swap or transaction is to be settled by delivery of Relevant Securities or other securities, in cash or otherwise.

The 180-day period described in the preceding paragraph will be automatically extended if: (i) during the last 17 days of the 180-day period (A) our company releases earnings results or (B) material news or a material event relating to our company occurs; or (ii) prior to the expiration of the 180-day period, our company announces that it will release earnings results during the 16-day period following the last day of the 180-day period, in either of which case the restriction described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable unless waived in writing by the Representatives.

This lock-up provision applies to units, warrants and common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to units, warrants and common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Notwithstanding the foregoing, we may issue shares of our common stock under, or upon the grant and exercise of options to purchase shares of our common stock under, our 2008 equity incentive plan during this 180-day period without the prior written consent of the representatives of the underwriters. In addition, notwithstanding the foregoing, the other individuals and entities that will be subject to such lock-up agreements may sell or transfer the Relevant Securities during this 180-day period, without the prior written consent of the representatives of the underwriters:

•	as a bona fide gift or gifts;

•	to any trust for the direct or indirect benefit of such party or his or her immediate family; or

•	by will or intestate succession.

However, it is a condition to any such transfer that (i) the transferee (or trustee, if applicable) execute a similar lock up agreement stating that such transferee (or trustee, if applicable) is receiving and holding Relevant Securities subject to the provisions of the agreement pursuant to which these persons agree not to sell or transfer the Relevant Securities for the remainder of the 180-day period described above and (ii) any such transfer will not involve a disposition of value. In the case of any such transfer, no filing by any party under the Securities Act or the Exchange Act is required in connection with such transfer (other than a filing on Form 5 made after the expiration of the lock-up period in connection with a donation or transfer, if applicable). For this purpose, “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin.

A prospectus in electronic format may be made available on the websites maintained by one or more of the representatives of the underwriters of this offering and may also be made available on websites maintained by other underwriters. The underwriters may agree to allocate a number of units to underwriters for sale to their online brokerage account holders. The lead managers will allocate Internet distributions to underwriters that may make Internet distributions on the same basis as other allocations.

Lazard Frères & Co. LLC will receive a fee from Lazard Capital Markets LLC in connection with this transaction pursuant to a business alliance agreement between their respective parent companies.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Hunton & Williams LLP and Venable LLP as Maryland counsel, and for the underwriters by Gibson, Dunn & Crutcher LLP. Hunton & Williams LLP provides legal services to certain of the underwriters and their affiliates from time to time. Hunton & Williams LLP and Gibson, Dunn & Crutcher LLP may rely on Venable LLP as to certain matters of Maryland law.

EXPERTS

The financial statements of Madison Square Capital, Inc. appearing in this prospectus and registration statement have been audited by McGladrey & Pullen, LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act with respect to the units to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the units to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of all or a portion of the registration statement may be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you on the SEC’s website at www.sec.gov.

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act, and will file periodic reports, proxy statements and will make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

INDEX TO THE FINANCIAL STATEMENTS OF MADISON SQUARE CAPITAL, INC.

Pages
Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets as of December 31, 2009 and December 31, 2008	F-3

Statements of Cash Flows for the year ended December 31, 2009, the period from March 13, 2008 (inception) to December 31, 2008, and the cumulative period from March 13, 2008 (inception) to December 31, 2009

F-4

Statements of Changes in Stockholders’ Equity for the year ended December 31, 2009, the period from March 13, 2008 (inception) to December 31, 2008, and the cumulative period from March 13, 2008 (inception) to December 31, 2009

F-5

Notes to Financial Statements	F-6 – F-11

All schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Madison Square Capital, Inc.

We have audited the accompanying balance sheets of Madison Square Capital, Inc. (a development stage company) as of December 31, 2009 and 2008, and the related statements of changes in stockholders’ equity and cash flows for the year ended December 31, 2009, the period from March 13, 2008 (inception) to December 31, 2008 and the cumulative period from March 13, 2008 (inception) to December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Madison Square Capital, Inc. as of December 31, 2009 and 2008, and its cash flows for the year ended December 31, 2009, the period from March 13, 2008 (inception) to December 31, 2008 and the cumulative period from March 13, 2008 (inception) to December 31, 2009, in conformity with U.S. generally accepted accounting principles.

/s/ McGladrey & Pullen, LLP

New York, NY

February 1, 2010

MADISON SQUARE CAPITAL, INC.

(A Development Stage Company)

BALANCE SHEETS

As of December 31, 2009 and December 31, 2008

	As of December 31, 2009	As of December 31, 2008
Assets
Cash	$100	$100
Deferred offering costs	1,169,046	774,826

Total assets	1,169,146	774,926

Liabilities
Accrued expenses and other liabilities	1,169,046	774,826

Total liabilities	1,169,046	774,826

Stockholders’ Equity
Common stock, par value $0.01, 10,000 shares authorized, issued and outstanding	100	100

Total Stockholders’ Equity	100	100

Total Liabilities and Stockholders’ Equity	$1,169,146	$774,926

The accompanying notes are an integral part of these financial statements.

MADISON SQUARE CAPITAL, INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

For the year ended December 31, 2009, the period from March 13, 2008 (inception) to December 31, 2008 and the cumulative period from March 13, 2008 (inception) to December 31, 2009

	Period January 1, 2009 to December 31, 2009	Period March 13, 2008 to December 31, 2009	Period March 13, 2008 to December 31, 2008
Cash provided by operating activity
Net income	$—	$—	$—
Adjustments to reconcile net income to net cash provided from operating activities
Change in deferred offering costs	(394,220)	(1,169,046)	(774,826)
Change in accrued expenses and other liabilities	394,220	1,169,046	774,826

Net cash provided by operating activities	—	—	—

Cash provided by financing activities
Capital contributions	—	100	100

Net cash provided by financing activities	—	100	100

Net change in cash and cash equivalents	—	100	100
Cash and cash equivalents
Beginning of period	100	—	—

End of period	$100	$100	$100

The accompanying notes are an integral part of these financial statements.

MADISON SQUARE CAPITAL, INC.

(A Development Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the year ended December 31, 2009, the period from March 13, 2008 (inception) to December 31, 2008 and the cumulative period from March 13, 2008 (inception) to December 31, 2009

	Period January 1, 2009 to December 31, 2009	Period March 13, 2008 (inception) to December 31, 2009	Period March 13, 2008 (inception) to December 31, 2008
From capital share transactions
Contributions	$—	$100	$100

Net increase in stockholders’ equity resulting from capital share transactions	—	100	100

Total increase in stockholders’ equity	—	100	100
Stockholders’ Equity
Beginning of period	100	—	—

End of period	$100	$100	$100

The accompanying notes are an integral part of these financial statements.

MADISON SQUARE CAPITAL, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

1. Organization and Business Description

Madison Square Capital, Inc., a development stage company (the “Company” or “we”), was organized as a C corporation for federal income tax purposes in Maryland on March 13, 2008. Under the Articles of Incorporation, as amended, the Company authorized and issued 10,000 shares of common stock, par value $0.01 per share. On April 1, 2008, the Company consummated its initial private offering and sold 10,000 shares of its common stock at $0.01 per share. Net proceeds from the initial private offering totaled $100.

The Company intends to conduct an offering of common stock, which is anticipated to be completed in the first quarter of 2010. Prior to the closing of this offering, the Company intends to amend and restate its charter to increase the number of shares of common stock authorized for issuance to accommodate this transaction. The net proceeds from the offering will be used to acquire adjustable-rate, hybrid adjustable-rate and fixed-rate single-family residential mortgage pass-through securities guaranteed by a U.S. government agency such as the Government National Mortgage Association (“Ginnie Mae”) or issued by a U.S. government-sponsored enterprise such as Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), and collateralized mortgage obligations (“CMOs”), guaranteed by a U.S. government agency or U.S. government-sponsored enterprise. We refer to these securities collectively as Agency RMBS. We may also invest in debentures issued directly by Fannie Mae, Freddie Mac or the U.S. Treasury and other debt instruments that are guaranteed by the U.S. government or entities sponsored by the U.S. government such as the Federal Home Loan Banks. We refer to these securities as Agency debentures and, together with Agency RMBS, as Agency securities. Under our current investment guidelines, we intend that our entire investment portfolio, on a leveraged basis, will consist of Agency securities. We believe that Agency securities are attractive investments due to their: (i) relative credit quality, (ii) attractive yields, (iii) liquidity and (iv) low volatility relative to non-Agency securities.

The Company will be subject to the risks involved with Agency securities as well as other high-quality residential mortgage-backed securities (“RMBS”). These include, among others, the risks normally associated with changes in prepayment rate, interest rates levels, general economic climate, health of the general credit and mortgage finance markets, creditworthiness of borrowers, and changes in tax laws, and the availability of financing. The Company intends to qualify as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, commencing with its taxable year ending December 31, 2010. In order to satisfy the requirements for qualification as a REIT, the Company plans to distribute at least 90% of its taxable income each year.

2. Significant Accounting Policies

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates. Significant estimates that may affect the accompanying financials may include the fair values of RMBS and the prepayment speeds used to calculate amortization and accretion of premiums and discounts on RMBS.

Cash and Cash Equivalents

We define cash equivalents as highly liquid investments purchased with maturities of three months or less at date of purchase. From time to time, our account balance held at financial institutions may exceed Federal Depository Insurance Corporation (“FDIC”), insurance coverage and, as a result, there is a concentration of

MADISON SQUARE CAPITAL, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

credit risk related to the balance on deposit in excess of FDIC insurance coverage. We believe that the risk of loss is not significant.

Interest Income

Interest income will be accrued based on the outstanding principal amount of the securities and their contractual terms. Premiums and discounts associated with the purchase of the securities will be amortized or accreted into interest income over the projected lives of the securities using the interest method.

Investments

Management determines the appropriate classification of securities at the date individual securities are acquired, and the appropriateness of such classification is reassessed at each balance sheet date. Accounting Standards Codification (“ASC”) Topic 320—Investments—Debt and Equity Securities requires that at the time of purchase, we designate a security as either held-to-maturity, available-for-sale, or trading depending on our ability and intent to hold such security to maturity. Trading securities, if any, are carried at fair value, with unrealized gains and losses recognized in earnings. Securities available-for-sale will be reported at fair value, while securities held-to-maturity will be reported at amortized cost. Although we generally intend to hold most of our Agency securities until maturity, we may, from time to time, sell any of our Agency securities as part of our overall management of our investment portfolio. Accordingly, we will initially classify all of our securities as available-for-sale. All assets classified as available-for-sale will be reported at fair value with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders’ equity. We do not have an investment portfolio at this time.

We will evaluate securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market conditions warrant such evaluation. The determination of whether a security is other-than-temporarily impaired will involve judgments and assumptions based on subjective and objective factors. Consideration will be given to (i) the length of time and the extent to which the fair value has been less than cost, (ii) the financial condition and near-term prospects of recovery in fair value of the Agency security, and (iii) our intent and ability to retain our investment in the Agency security for a period of time sufficient to allow for any anticipated recovery in fair value. Investments with unrealized losses will not be considered other-than-temporarily impaired if we have the ability and intent to hold the investments for a period of time, to maturity if necessary, sufficient for a forecasted market price recovery up to or beyond the cost of the investments. Unrealized losses on securities that are considered other-than-temporary, as measured by the amount of the difference between the securities’ cost basis and their fair value, will be recognized in earnings as an unrealized loss and the cost basis of the securities will be adjusted.

Repurchase Agreements

We intend to finance the acquisition of Agency securities for our investment portfolio through repurchase transactions under master repurchase agreements. To date, we have signed master repurchase agreements with eleven financial institutions. While lender commitments under repurchase agreements are subject to a number of conditions and there can be no assurance that these lenders will enter into financing arrangements with us, we believe these anticipated borrowing arrangements will be adequate for purposes of meeting our short-term (within one year) and long-term liquidity needs. Repurchase transactions will be treated as collateralized financing transactions and will be carried at their contractual amounts, including accrued interest, as specified in the respective transactions.

In instances where we acquire Agency securities through repurchase agreements with the same counterparty from whom the Agency securities were purchased, we will account for the purchase commitment and repurchase

MADISON SQUARE CAPITAL, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

agreement on a net basis and record a forward commitment to purchase Agency securities as a derivative instrument. Such forward commitments are recorded at fair value with subsequent changes in fair value recognized in income. Additionally, we will record the cash portion of our investment in Agency securities as a mortgage related receivable from the counterparty on our balance sheet.

Recent Accounting Pronouncements

In January 2009, the FASB issued FASB Staff Position No. EITF 99-20-1, “Amendments to the Impairment Guidance of EITF Issue No. 99-20” or FSP EITF 99-20-1, which is now encompassed in ASC 325, “Investments—Other” and revises the impairment guidance provided by FSP EITF 99-20 for beneficial interests to make it consistent with the requirements of FASB Statement No. 115 (now encompassed in ASC 320, “Investments—Debt and Equity Securities”) for determining whether an impairment of other debt and equity securities is other-than-temporary. FSP EITF 99-20-1 revises the impairment guidance provided by EITF 99-20 for beneficial interests to make it consistent with the requirements of FASB Statement No. 115 for determining whether an impairment of other debt and equity securities is other-than-temporary. FSP EITF 99-20-1 eliminates the requirement that a holder’s best estimate of cash flows be based upon those that a market participant would use. Instead, FSP 99-20-1 requires that an other-than-temporary impairment be recognized when it is probable that there has been an adverse change in the holder’s estimated cash flows. FSP EITF 99-20-1 did not have a material impact on our financial statements.

On April 9, 2009, the FASB issued three FSPs intended to provide additional application guidance and enhance disclosures regarding fair value measurements and impairments of securities. FSP FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions that Are Not Orderly” or, FSP 157-4, provides guidelines for making fair value measurements more consistent with the principles presented in FASB Statement No. 157. FSP FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments” or FSP 107-1, enhances consistency in financial reporting by increasing the frequency of fair value disclosures. FSP FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments”, or FSP 115-2, provides additional guidance designed to create greater clarity and consistency in accounting for and presenting impairment losses on securities. FSP 157-4, FSP 107-1 and FSP 115-2 are effective for interim and annual periods ending after June 15, 2009, and provide for early adoption for the interim and annual periods ending after March 15, 2009. All three FSPs must be adopted in conjunction with each other.

FSP 157-4 addresses the measurement of fair value of financial assets when there is no active market or where the price inputs being used could be indicative of distressed sales. FSP 157-4 reaffirms the definition of fair value already reflected in FASB Statement No. 157, which is the price that would be paid to sell an asset in an orderly transaction (as opposed to a distressed or forced transaction) at the measurement date under current market conditions. FSP 157-4 also reaffirms the need to use judgment to ascertain if a formerly active market has become inactive and in determining fair values when markets have become inactive. FSP 157-4 has been incorporated into ASC 820 Fair Value Measurements and Disclosures.

FSP 107-1 was issued to improve the fair value disclosures for any financial instruments that are not currently reflected on the balance sheet of companies at fair value. Prior to issuing FSP 107-1, fair values of these assets and liabilities were only disclosed once a year. FSP 107-1 now requires these disclosures on a quarterly basis, providing qualitative and quantitative information about fair value estimates for all those financial instruments not measured on the balance sheet at fair value. FSP 107-1 has been incorporated into ASC 825 Financial Instruments.

MADISON SQUARE CAPITAL, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

FSP 115-2, which relates to other-than-temporary impairments, is intended to improve the consistency in the timing of impairment recognition, and provide greater clarity to investors about the credit and noncredit components of impaired debt securities that are not expected to be sold. FSP 115-2 requires increased and more timely disclosures sought by investors regarding expected cash flows, credit losses, and an aging of securities with unrealized losses. FSP 115-2 has been incorporated into ASC 320 Accounting for Debt Securities After an Other-than-temporary Impairment.

The Company adopted all three FSPs for the interim period ended June 30, 2009.

On February 20, 2008, the FASB issued final Staff Position No. FAS 140-3, Accounting for Transfers of Financial Assets and Repurchase Financing Transactions, or FSP FAS 140-3, which is now encompassed in ASC 860. FSP FAS 140-3 provides guidance on whether a transfer of a financial asset and a repurchase financing entered into with the same counterparty should be accounted for as separate transactions. FSP FAS 140-3 requires that such transactions be considered part of the same arrangement, i.e. “linked transaction” under SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities—A Replacement of FASB Statement 125, unless certain criteria are met. FSP FAS 140-3 is effective for financial statements issued for fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The adoption of FSP FAS 140-3 did not have a material effect on our consolidated financial statements.

In May 2009, the FASB issued SFAS 165, “Subsequent Events” (“SFAS 165”), which is now encompassed in ASC 855 Subsequent Events. SFAS 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. Specifically, SFAS 165 provides clarity around the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and the disclosure that an entity should make about events or transactions that occurred after the balance sheet date. SFAS 165 is effective for interim and annual financial reporting periods ending after June 15, 2009 and shall be applied prospectively. We adopted SFAS 165 and have made the required disclosures in “Subsequent Events.”

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets, an amendment to SFAS No. 140” (“SFAS 166”), which is now encompassed in ASC 860, Transfers and Servicing. SFAS 166 eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures in order to enhance information reported to users of financial statements by providing greater transparency about transfers of financial assets, including securitization transactions, and an entity’s continuing involvement in and exposure to the risks related to transferred financial assets. SFAS 166 is effective for fiscal years beginning after November 15, 2009. We will adopt SFAS 166 in fiscal 2010 and are evaluating the impact it will have on our results of operations and financial position.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”), which is now encompassed in ASC 810, Consolidation . The amendments include: (1) the elimination of the exemption for qualifying special purpose entities; (2) a new approach for determining who should consolidate a variable-interest entity; and (3) changes to when it is necessary to reassess who should consolidate a variable-interest entity. SFAS 167 is effective for the first annual reporting period beginning after November 15, 2009 and for interim periods within that first annual reporting period. We will adopt SFAS 167 in fiscal 2010 and are evaluating the impact it will have on our results of operations and financial position.

MADISON SQUARE CAPITAL, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles” (“SFAS 168”), which is now encompassed in ASC 105 Generally Accepted Accounting Principles. SFAS 168 replaces FASB Statement No. 162, “The Hierarchy of Generally Accepted Accounting Principles,” and establishes the FASB Accounting Standards Codification™, or the Codification, as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. SFAS 168 is effective for interim and annual periods ending after September 15, 2009. The Company began to use the Codification when referring to GAAP in its financial statements as of and for the year ended December 31, 2009. The adoption of these provisions did not have a material effect on our financial statements.

Derivative Instruments

Derivative financial instruments will be accounted for in accordance with SFAS 133, which is now encompassed in ASC 815 Derivatives and Hedging. SFAS 133 requires an entity to recognize all derivatives as either assets or liabilities in the balance sheets and to measure those instruments at fair value. Additionally, the fair value adjustments will affect either other comprehensive income in stockholders’ equity until the hedged item is recognized in earnings or net income depending on whether the derivative instrument qualifies as a hedge for accounting purposes and, if so, the nature of the hedging activity. Derivatives are used for hedging purposes rather than speculation. We will use quotations from a third party to determine their fair values.

In the normal course of business, we may use a variety of derivative financial instruments to manage, or hedge, interest rate risk on our borrowings. These derivative financial instruments must be effective in reducing our interest rate risk exposure in order to qualify for hedge accounting. When the terms of an underlying transaction are modified, or when the underlying hedged item ceases to exist, all changes in the fair value of the instrument are marked-to-market with changes in value included in net income for each period until the derivative instrument matures or is settled. Any derivative instrument used for risk management that does not meet the effective hedge criteria is marked-to-market with the changes in value included in net income.

Disclosures about Derivative Instruments and Hedging Activities

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB No. 133, or SFAS 161, which is encompassed in ASC 815. SFAS 161 is intended to enhance the current disclosure framework in SFAS 133. SFAS 161 requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. This disclosure better conveys the purpose of derivative use in terms of the risks that the entity is intending to manage. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format should provide a more complete picture of the location in an entity’s financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Disclosing information about credit-risk-related contingent features should provide information on the potential effect on an entity’s liquidity from using derivatives. Finally, SFAS 161 requires cross referencing within the footnotes, which should help users of financial statements locate important information about derivative instruments. This statement became effective in fiscal years beginning after November 15, 2008. Our adoption of this standard did not have a material effect on our financial statements.

MADISON SQUARE CAPITAL, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

Other Comprehensive Income (Loss)

In accordance with ASC 220 Comprehensive Income, the Company will recognize the change in fair value of its securities available for sale as a component of “Other Comprehensive Income (Loss)” on the Company’s Balance Sheet. In accordance with ASC 220, the Company will recognize the change in fair value, and realized gains and losses from the effective portion of its cash flow hedges as a component of “Other Comprehensive Income (Loss)” on the Company’s Balance Sheet. Realized gains and losses from the effective portion of the cash flow hedges will then be amortized as a component of interest expense on the Company’s Income Statement over the term of the related financing, using the constant interest method.

Income Taxes

We were taxed as a C corporation for our taxable years ended December 31, 2009 and 2008. We will elect to be taxed as a REIT for federal income tax purposes commencing with our taxable year ending December 31, 2010 and, as a result, we do not expect to pay substantial corporate-level income taxes. Many of the requirements for REIT qualification, however, are highly technical and complex. If we fail to meet these requirements and do not qualify for certain statutory relief provisions, we would be subject to federal income tax, which could have a material adverse impact on our results of operations and amounts available for distributions to our stockholders. If we use a taxable REIT subsidiary (“TRS”), the income generated by the TRS will be subject to federal, state and, if applicable, local income tax.

Deferred Offering Costs

Deferred offering costs reflect legal and auditing fees of $1,169,046 for the period from March 13, 2008 (inception) to December 31, 2009 ($774,826 through December 31, 2008). The deferred offering costs will be treated as a reduction of additional paid-in capital if the initial public offering of the Company’s common stock is completed. In the event that the Company does not complete the initial public offering, Highland Financial Holdings Group, LLC, (“Highland”), an affiliate, will be responsible for the balance of these costs. Approximately $778,000 of these costs have been funded by Highland and accrued expenses and other liabilities include these amounts as due to Highland as of December 31, 2009 ($64,000 as of December 31, 2008).

Underwriting Commissions and Costs

Underwriters’ commissions and costs to be incurred in connection with the Company’s stock offerings will be reflected as a reduction of additional paid-in capital.

Subsequent Events

The Company has evaluated all subsequent events to reasonably ensure that these financial statements include appropriate disclosure of events both recognized in the financial statements as of December 31, 2009, and events which occurred subsequent to December 31, 2009 but were not recognized in the financial statements. There were no subsequent events which required recognition or disclosure, except as detailed below.

The Company has agreed to enter into an agreement for management services with MDQ Advisors, LLC, an affiliate, and is negotiating a definitive agreement for such services. MDQ Advisors, LLC will act as a management company and will be paid a pre-determined fee by the Company based on a percentage of equity of the Company.

10,000,000 Units

PROSPECTUS

LAZARD CAPITAL MARKETS

STIFEL NICOLAUS

MACQUARIE CAPITAL

LADENBURG THALMANN & CO. INC.

STERNE AGEE

WUNDERLICH SECURITIES

                    , 2010

Until                     , 2010 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses expected to be incurred in connection with the sale and distribution of the securities being registered, all of which are being borne by Madison Square Capital, Inc. (the “Registrant”).

Securities and Exchange Commission registration fee	$14,899
FINRA filing fee	38,500
NYSE listing fee	150,000
Printing and engraving fees	200,000
Legal fees and expenses	1,040,000
Accounting fees and expenses	175,000
Transfer Agent and Registrar fees	5,000
Miscellaneous	241,601

Total	$1,865,000

All expenses, except the Securities and Exchange Commission registration fee, the FINRA filing fee and the NYSE listing fee, are estimated and may vary significantly.

Item 32.	Sales to Special Parties.

See response to Item 33 below.

Item 33.	Recent Sales of Unregistered Securities.

On April 1, 2008, the Registrant sold 10,000 shares of its common stock in a private offering to “accredited investors” (as defined in Rule 501 under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D under the Securities Act. All of these shares were sold for a purchase price of $0.01 per share for gross proceeds of $100. The following table sets forth the name and number of shares purchased by each investor in the April 1, 2008 private offering.

Name	Number of Shares
Paul A. Ullman	2,317
ACI Capital Highland Investors, LLC	2,178
Elias Katz	1,667
Kenneth A. Saverin	1,667
Daniel A. Leyden	832
ACI/Highland, LLC	139
Susan Lynskey	300
Gary Mendelsohn	300
Dean Smith	300
Christian Jones	150
Tom McHugh	150

Item 34.	Indemnification of Directors and Officers.

Maryland General Corporation Law (“MGCL”) permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

The Registrant’s charter contains such a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law. These limitations of liability do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies such as injunctive relief or rescission.

The Registrant’s charter also authorizes the Registrant, to the maximum extent permitted by Maryland law, to obligate the Registrant to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

The Registrant’s bylaws obligate the Registrant, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of the Registrant and at the request of the Registrant, serves or has served another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, member or manager and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The rights to indemnification and advancement of expenses provided by the Registrant’s charter and bylaws vest immediately upon election of a director or officer. The Registrant’s charter and bylaws also permit the Registrant to indemnify and advance expenses to any individual who served a predecessor of the Registrant in any of the capacities described above and any employee or agent of our company or a predecessor of the Registrant.

Maryland law requires a corporation (unless its charter provides otherwise, which the Registrant’s charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or her on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

The Registrant, with approval by the Registrant’s Board of Directors, expects to obtain directors’ and officers’ liability insurance. The Registrant also intends to enter into indemnification agreements with its directors and executive officers that obligate it to indemnify them to the maximum extent permitted by Maryland law.

Pursuant to the underwriting agreement to be entered into in connection with this offering, a substantially final form of which will be filed as an exhibit to the Registration Statement, the underwriters will agree to indemnify the Registrant’s directors, officers and persons controlling the Registrant, within the meaning of the Securities Act against certain liabilities that might arise out of or are based upon certain information furnished to the Registrant by an such underwriter.

Item 35.	Treatment of Proceeds from Stock Being Registered.

None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36.	Financial Statements and Exhibits.

(a) Financial Statements. See page F-1 for an index of the financial statements included in the Registration Statement.

(b) Exhibits. The following is a list of exhibits filed as part of this Registration Statement:

Exhibit	Description of Document
1.1	Form of Underwriting Agreement among Madison Square Capital, Inc., Lazard Capital Markets LLC and Stifel, Nicolaus & Company, Incorporated.**

3.1	Form of Articles of Amendment and Restatement of Madison Square Capital, Inc.**

3.2	Amended and Restated Bylaws of Madison Square Capital, Inc.**

4.1	Specimen Certificate of Common Stock of Madison Square Capital, Inc.**

4.2	Specimen Certificate of Unit.**

4.3	Specimen Certificate of Warrant.**

5.1	Opinion of Venable LLP as to the legality of the securities being registered.*

5.2	Opinion of Hunton & Williams LLP as to the legality of the securities being registered.*

8.1	Opinion of Hunton & Williams LLP as to certain U.S. federal income tax matters.**

10.1	Form of Management Agreement by and between Madison Square Capital, Inc. and MDQ Advisors, LLC.**

10.2	Form of Amended and Restated 2008 Equity Incentive Plan.**

10.3	Form of Indemnification Agreement.**

10.4	Form of Restricted Stock Award Agreement for Non-Officer Directors.**

10.5	Form of Stock Option Agreement.**

10.6	Form of Warrant Agreement between Registrar and Transfer Company and Madison Square Capital, Inc.**

23.1	Consent of Hunton & Williams LLP (included in Exhibit 8.1).**

23.2	Consent of McGladrey & Pullen, LLP.*

23.3	Consent of Robert H. Hartheimer to be named as director nominee.**

23.4	Consent of Peter R. Burnim to be named as director nominee.**

23.5	Consent of Carolyn Downey to be named as director nominee.**

23.6	Consent of Venable LLP (included in Exhibit 5.1).*

23.7	Consent of Hunton & Williams LLP (included in Exhibit 5.2).*

24.1	Power of Attorney (included on signature page).**

*	Filed herewith.
**	Previously filed.

Item 37.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes to provide to the underwriters at the closing, as specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 12 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on May 4, 2010.

MADISON SQUARE CAPITAL, INC.

By:	/s/ PAUL A. ULLMAN
Name:	Paul A. Ullman
Title:	Chairman of the Board, Chief Executive Officer and Chief Investment Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 12 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

By:	/s/ PAUL A. ULLMAN	By:	/s/ KEVIN RODMAN
Name:	Paul A. Ullman	Name:	Kevin Rodman
Title:	Chief Executive Officer, Chief Investment Officer and Director (Principal Executive Officer)	Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Date:	May 4, 2010	Date:	May 4, 2010

By:	/s/ KENNETH A. SAVERIN
Name:	Kenneth A. Saverin
Title:	Director

Date:	May 4, 2010

EXHIBIT INDEX

Exhibit	Description of Document
1.1	Form of Underwriting Agreement among Madison Square Capital, Inc., Lazard Capital Markets LLC and Stifel, Nicolaus & Company, Incorporated.**

3.1	Form of Articles of Amendment and Restatement of Madison Square Capital, Inc.**

3.2	Amended and Restated Bylaws of Madison Square Capital, Inc.**

4.1	Specimen Certificate of Common Stock of Madison Square Capital, Inc.**

4.2	Specimen Certificate of Unit.**

4.3	Specimen Certificate of Warrant.**

5.1	Opinion of Venable LLP as to the legality of the securities being registered.*

5.2	Opinion of Hunton & Williams LLP as to the legality of the securities being registered.*

8.1	Opinion of Hunton & Williams LLP as to certain U.S. federal income tax matters.**

10.1	Form of Management Agreement by and between Madison Square Capital, Inc. and MDQ Advisors, LLC.**

10.2	Form of Amended and Restated 2008 Equity Incentive Plan.**

10.3	Form of Indemnification Agreement.**

10.4	Form of Restricted Stock Award Agreement for Non-Officer Directors.**

10.5	Form of Stock Option Agreement.**

10.6	Form of Warrant Agreement between Registrar and Transfer Company and Madison Square Capital, Inc.**

23.1	Consent of Hunton & Williams LLP (included in Exhibit 8.1).**

23.2	Consent of McGladrey & Pullen, LLP.*

23.3	Consent of Robert H. Hartheimer to be named as director nominee.**

23.4	Consent of Peter R. Burnim to be named as director nominee.**

23.5	Consent of Carolyn Downey to be named as director nominee.**

23.6	Consent of Venable LLP (included in Exhibit 5.1).*

23.7	Consent of Hunton & Williams LLP (included in Exhibit 5.2).*

24.1	Power of Attorney (included on signature page).**

*	Filed herewith.
**	Previously filed.